As filed with the Securities and Exchange Commission on October 30, 2009

Registration Statement No. 333-160823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BAYVIEW MORTGAGE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

4425 Ponce de Leon Blvd., 4th Floor

Coral Gables, FL 33146

(305) 854-8880

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Brian E. Bomstein, Esq.

General Counsel and Senior Vice President

Bayview Fund Management, LLC

4425 Ponce de Leon Blvd., 4th Floor

Coral Gables, FL 33146

(305) 854-8880

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Phillip J. Kardis, II, Esq. K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 (202) 778-9401	Gregg A. Noel, Esq. Jennifer A. Bensch, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☒	Accelerated filer ☐ Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 30, 2009

Bayview Mortgage Capital, Inc.

                     Shares

Common Stock

Bayview Mortgage Capital, Inc. is a newly-formed Maryland corporation that intends to acquire and manage, directly or through its subsidiaries, residential and commercial mortgage loans and other mortgage-related assets. We will be externally managed and advised by Bayview Fund Management, LLC, which we refer to as our Manager.

This is our initial public offering. We are offering the shares of common stock described in this prospectus. We expect the initial public offering price of our common stock will be $              per share. Currently, no public market exists for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange, or NYSE, under the symbol “BAY.”

Concurrently with this offering, we will sell to Bayview Asset Management, LLC, our parent company which together with its subsidiaries we refer to as BAM, $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price. In addition, in connection with this offering, we have approved a grant of an aggregate of up to              shares of our restricted common stock to our Manager, our independent directors and Messrs. Richard O’Brien, our Chief Executive Officer, and John Fischer, our Chief Financial Officer.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. To assist us in qualifying as a REIT, ownership of our common stock by any individual or entity is generally limited to 9.8%, subject to certain exceptions. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 25 of this prospectus for a discussion of the following and other risks:

•	We are a new company with no operating history and neither our Manager nor BAM has any experience operating a REIT.

•	We are dependent on BAM’s key personnel for our success; neither we nor our Manager have any direct employees.

•	There are potential conflicts of interest in our relationship with our Manager and BAM, which could result in decisions that are not in the best interest of our stockholders.

•	The net proceeds from this offering are not committed to specific investments; we may allocate the net proceeds from this offering to investments with which you may not agree.

•

We intend to selectively acquire and actively manage mortgage-related assets that have credit risk exposure and/or limited liquidity, which may increase the impact of adverse price movements in our portfolio.

•

Failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders and may have significant adverse consequences on the market price of our common stock.

•	Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions paid by us (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Upon completion of this offering, the underwriters will be entitled to receive $ per share from us and $ per share from BAM, and the underwriters will forego the receipt of payment of $ per share in additional underwriting discount, subject to the following. We will agree to repay the $ per share to BAM and to pay the additional $ per share to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the date of the completion of this offering our Core Earnings (as described herein) for such four-quarter period and before the incentive management fee equals or exceeds an 8% incentive management fee hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount would be $ per share, and the total underwriting discount would be $ (or $ if the overallotment option is exercised in full). See “Underwriting.”

We have granted the underwriters the right to purchase up to              additional shares of our common stock at the public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus to cover overallotments. We expect that the shares will be ready for delivery on or about                 , 2009.

Deutsche Bank Securities	Morgan Stanley	Credit Suisse

The date of this prospectus is                 , 2009.

You should rely only on information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities, and this prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or jurisdiction where an offer or sale of shares would be unlawful. The information in this prospectus and any free writing prospectus prepared by us may be accurate only as of their respective dates.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Bayview Mortgage Capital, Inc.; “our Manager” refers to Bayview Fund Management, LLC, our external manager; “BAM” refers to Bayview Asset Management, LLC, together with its subsidiaries, including our Manager and Bayview Loan Servicing, LLC, or “BLS”; and “Bayview” refers to BAM, Bayview Financial, L.P. (BAM’s majority parent), or Bayview Financial, Bayview Lending Group, LLC and their respective subsidiaries, and the historical operations of BAM’s predecessors. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $             per share, (ii) the completion of the concurrent private placement to BAM of $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, of $5 million of shares of our common stock, at a price per share equal to the initial public offering price, (iii) the grant by us to our Manager, Richard O’Brien, our Chief Executive Officer, John Fischer, our Chief Financial Officer and our independent directors of an aggregate of up to              shares of our restricted common stock and (iv) no exercise by the underwriters of their overallotment option to purchase up to an additional              shares of our common stock. References to mortgage loan amounts are to unpaid principal balance, or UPB, unless otherwise indicated. The term “Fannie Mae” refers to the Federal National Mortgage Association. The term “Freddie Mac” refers to the Federal Home Loan Mortgage Corporation. The term “Ginnie Mae” refers to the Government National Mortgage Association. The term “Agencies” refers to Fannie Mae, Freddie Mac and Ginnie Mae together.

Our Company

We are a newly-formed mortgage finance and real estate company that intends to acquire and manage, directly or through our subsidiaries, residential and commercial mortgage loans, residential and commercial mortgage-backed securities, or MBS, real estate-related securities, real estate, and various other asset classes. Our objective is to maximize the risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring our targeted assets at what our Manager believes to be discounts to their economic value and by constructing an investment portfolio designed to produce returns across a variety of market conditions and economic cycles. We will then seek to maximize the value of these assets through the analytical and portfolio management expertise as well as the servicing and special servicing capabilities of our Manager and its affiliates. We believe that the infrastructure needed to purchase whole loans requires experienced and specialized sourcing, underwriting and special servicing capabilities. We believe that the combined and complementary strengths of BAM and our Manager give us a competitive advantage over REITs and other investment vehicles with a similar focus to ours. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We intend to structure our investments to comply with the various U.S. federal income tax requirements for qualification as a REIT and to maintain our exemption from registration under the 1940 Act. We have not yet made any investments.

Our Manager

We will be externally managed and advised by Bayview Fund Management, LLC, a wholly-owned subsidiary of BAM pursuant to the management agreement as more fully described under “Management—Management Agreement.” Our Manager is a Delaware limited liability company and was formed in October 2007; Bayview has been operating in the mortgage market since 1995. Since 1995, Bayview’s mortgage team, led by David Ertel, has purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions. Bayview historically purchased performing, sub-performing and non-performing loans, primarily at a discount to par value.

Currently, our Manager provides administrative and managerial services to Bayview Opportunity Master Fund, L.P., or BOF-I, an investment fund with substantially the same investment objectives as ours. BOF-I was launched in December 2007 and has approximately $1.98 billion in capital commitments as of September 30, 2009. As of September 30, 2009, BOF-I had drawn approximately $1.47 billion of those commitments. In addition, one of BAM’s subsidiaries is the general partner, and another of its subsidiaries is a limited partner, of BOF-I. As of September 30, 2009, BOF-I owned a residential and commercial mortgage loan portfolio with $1.5 billion UPB, a real estate owned portfolio with a fair value of $15 million, a securities portfolio with a bond balance of $560 million and interest-only securities with a notional value of $1.64 billion.

Our Manager will be responsible for administering our business activities and day-to-day operations pursuant to a management agreement with us and will use the resources of BAM to support our operations. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. Our Manager has no employees, and all of our and our Manager’s officers are officers and employees of BAM and its affiliates and, pursuant to our administrative services agreement, will depend upon BAM’s employees and resources to support our operations. Our Manager will consult with members of BAM’s investment committee with respect to our overall investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines.

Neither our Manager nor BAM has any experience managing a REIT. BAM, however, has established portfolio management resources for acquiring, managing and selling residential and commercial mortgage loans, residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS and other mortgage-related assets and a sophisticated infrastructure supporting those resources, as well as the ability to service mortgage loans through Bayview Loan Servicing, LLC.

Bayview Asset Management

Bayview Asset Management, LLC, is a Delaware limited liability company, which together with its subsidiaries, including our Manager and BLS, we refer to as BAM. BAM was established in October 2008 to serve as the parent company of the loan acquisition, servicing and asset management business of Bayview Financial. We refer to BAM, Bayview Financial (BAM’s majority parent), Bayview Lending Group, LLC, their respective subsidiaries, and the historical operations of BAM’s predecessor, Bayview Financial, collectively as Bayview.

Bayview is a full-service real estate investment and mortgage finance firm headquartered in Coral Gables, Florida with approximately 800 employees (including approximately 700 employees of BAM and its subsidiaries, which include approximately 80 loan acquisition and underwriting professionals and approximately 475 loan servicing professionals servicing a portfolio of approximately $10.5 billion as of September 30, 2009). Bayview has substantial experience in sourcing, purchasing, servicing, and managing residential and commercial mortgage loans and MBS. As of September 30, 2009, Bayview had purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions, a majority of which were purchased at a discount to par value, some of which were purchased in adversely selected pools of mortgage loans that may have had some form of problem in documentation, including performing and non-performing mortgage loans, real properties, first lien and junior lien loans, and MBS collateralized by these asset types.

Bayview Loan Servicing

Bayview Loan Servicing, LLC, or BLS, a wholly-owned subsidiary of BAM, is a highly rated servicing platform that for over ten years has provided primary and special mortgage loan servicing for residential and commercial loans owned by BAM and its affiliates and, to a lesser extent, certain third-parties. It has approximately 475 employees and is headquartered in Coral Gables, Florida with offices in Dallas, Texas, Ft. Washington, Pennsylvania and Pompano Beach, Florida. As of September 30, 2009, BLS serviced a loan portfolio of $10.5 billion comprised of approximately 48,500 loans.

BLS provides both primary servicing and special servicing. Primary servicing includes the collection of regular payments, processing of taxes and insurance, processing of payoffs, handling borrower inquiries and reporting to investors and to the borrower. Special servicing is focused on borrowers who are delinquent or on loans which are more complex or in need of more hands on attention. We expect to use BLS to service the mortgage loans we acquire when we have the right to service those loans. BLS has executed the master form Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Department of Treasury, or U.S. Treasury, which is required to participate in the Home Affordable Modification Program, or HAMP. The manner in which BLS engages in loss mitigation may be affected by HAMP’s requirements with respect to owner occupied residential mortgages subject to HAMP. We believe that effective servicing strategies are essential to coping with the decline in home prices and the corresponding rise in defaults. We believe that the following attributes of BLS and its unique approach to servicing provide us with a competitive advantage:

•

Highly rated: BLS has been reviewed and rated by each of the major rating agencies as both a residential and small balance commercial special servicer, holding Standard and Poor’s highest rating. The residential servicer rating was affirmed on November 24, 2008 and the small balance commercial servicer rating was upgraded to “strong” on January 26, 2009.

	Residential	Commercial
Standard & Poor’s	Strong	Strong
Fitch	RSS2	SBPS2/SBSS2
Moody’s	SQ2-	SQ2-

•

Experienced management: BLS has an established senior management team with significant industry experience. Over the past five years there has been no management turnover and the overall turnover rate averaged 12% annually.

•

Unique staffing model with emphasis on special servicing: A low loan-to-employee ratio enables BLS to pursue a high percentage of high-touch, time-intensive workouts. In addition, BLS does not have any employees located outside the United States which we believe allows BLS to maximize servicing effectiveness by maintaining stringent quality control of all its servicing functions.

•

Consultative corporate culture: BLS’s corporate culture is focused on fostering outstanding customer service. Customer service agents are trained in all aspects of loan servicing so that they are generally able to answer customer inquiries without having to transfer a customer call to someone else in the group. Loan counseling professionals, who are responsible for early stage collections, seek to adhere to a “collect with respect” philosophy, and asset managers, who are responsible for loss mitigation, seek to be accessible for customers in need of loss mitigation.

•

Emphasis on loan workouts: BLS believes that workouts, when appropriate, generally preserve more portfolio value than foreclosures. Accordingly, BLS actively works to mitigate losses by seeking value-enhancing resolutions that would avoid foreclosure, including modifications, forbearance plans, third-party sales, shortfall payoffs and acceptance of deeds in lieu of foreclosure, when feasible and where appropriate.

•

Prudent decision-making: To determine whether a workout is appropriate for mortgage loans, BLS underwrites every loan workout to assess if the outcome is potentially viable and whether it could create value compared to a foreclosure. Asset managers use net present value based loss mitigation models to weigh alternatives to seek the best scenario for each loan. Owner occupied residential mortgage loans subject to HAMP require the use of the HAMP methodologies, which may differ in certain respects from BLS’s customary models.

•

Proprietary technology: BLS’s advanced proprietary platforms allow it to quickly respond to government, GSE, and other modification programs and program changes as they arise. BLS supports the HAMP (including the Treasury’s Alternate Verification Process), the FDIC modification program, and other proprietary programs.

•

Real estate valuation: To support loss mitigation efforts, BLS has a separate real estate valuation division that routinely updates property values. This group of professionals includes licensed Member, Appraisal Institute, or MAI, commercial appraisers and licensed residential real estate appraisers. The information captured in a proprietary value tracking system is automatically loaded into modification models to provide asset managers with an updated market value.

•

Accelerated foreclosure and Real Estate Owned, or REO, sales timeline: BLS seeks to manage foreclosures and REO sales rapidly, which helps to minimize losses, particularly in a declining real estate market. BLS recognizes that liquidating REO inventory requires balancing speed-to-sale and sales price. This is accomplished with a highly skilled team that leverages proprietary technology to monitor attorney activity through the foreclosure process and broker activity through the REO sales cycle.

•	Alignment of interests: A majority of the loans currently serviced by BLS are owned or managed by BAM and its affiliates. This provides an incentive for BLS to maximize the value of each loan.

Relationship with Blackstone

Affiliates of The Blackstone Group L.P., a leading investment and advisory firm, which, collectively (excluding BAM), we refer to as Blackstone, purchased a 46% interest in BAM in October 2008. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles, or CLOs, and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Under the terms of the limited liability company agreement of BAM, Bayview Financial, and Blackstone must agree with respect to certain policies and procedures (and any adjustments thereto) governing the nature, quality, standards and other criteria for investments, as well as the use of leverage by funds or vehicles managed directly or indirectly by BAM, including us. Additionally, investment funds managed by Blackstone are the majority investors in BOF-I.

Current Market Opportunity

We believe that the current market creates unique opportunities to acquire mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. We believe that the decline in the prices of mortgage loans during the current economic downturn is, in large part, due to increasing default rates and declining values of real estate collateral. We expect the supply of non-performing and sub-performing residential and commercial mortgage loans will continue to grow. According to the Federal Reserve’s Flow of Funds report issued on September 17, 2009, as of June 30, 2009, there were more than $4 trillion in U.S. residential mortgage whole loans outstanding, mostly held by depository institutions.

While we have not entered into any agreements with any counterparties other than BAM affiliates, we expect our Manager to take advantage of the broad network of relationships it and BAM have established with a large and diverse group of financial intermediaries, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies, to identify investment opportunities to acquire mortgage loans and mortgage-related assets. We believe that BAM’s long-standing relationships in the mortgage loan space make BAM a desirable counterparty. We believe that the opportunity to acquire mortgage loans and mortgage-related assets will come from four primary channels:

•	Warehouse lenders / broker-dealers;

•	Solvent commercial and investment banks as well as distressed financial institutions;

•	Funds and other entities that purchase assets from distressed financial institutions; and

•	FDIC asset sales.

Based on BAM’s recent experience in acquiring loans, broker-dealers, warehouse lenders (which include counterparties to repurchase agreements and other secured lenders) and mortgage companies have been the largest sellers of loans since the RMBS market shut down in 2007. In the current environment, we believe commercial and investment banks may look to reduce their exposure to “level 3” assets, which is an accounting term used to describe assets whose fair value cannot be determined by observable measures.

In the near-term, we believe there may be mortgage loans representing billions of dollars of UPB available for sale from commercial and investment banks. In addition, many depository institutions and other holders of portfolios of mortgage loans in the U.S. are under financial duress, which we believe may lead such institutions to be more motivated to sell these loans directly or through recently announced government programs as these institutions raise equity sufficient in size to allow them to address asset quality issues on their balance sheets. In addition, the FDIC has acquired and is expected to continue to acquire significant portfolios of troubled loans from failed depository institutions, which are expected to be made available for sale by the FDIC.

Our Competitive Advantages

Experienced mortgage team with a proven track record of building a mortgage portfolio

Bayview has built a mortgage team with a proven track record of investing in residential and commercial mortgage-related assets. Since 1995, Bayview’s mortgage team, led by David Ertel, has purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions.

Established loan acquisition process

Since 1995, Bayview has acquired more than $18 billion of residential and commercial mortgage whole loans, often on a negotiated basis. Since BOF-I’s initial funding in December 2007, and through September 30, 2009, our Manager has acquired $2.20 billion of mortgage loans primarily at a discount to par value. BAM is able to source both small and large whole loan pools through its long-standing relationships with a wide range of sellers, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies. BAM employs a rigorous and operationally intensive underwriting review in its acquisition process, which is an integral component of its investment strategy.

Access to BAM’s comprehensive, fully integrated mortgage finance platform

Through the administrative services agreement entered into between BAM and our Manager and effective upon the closing of this offering, we will have access to the comprehensive mortgage investment platform and financial and administrative infrastructure BAM and its affiliates have developed.

Differentiated servicing platform

BLS, a wholly-owned subsidiary of BAM, is a highly differentiated servicing platform and we believe this provides us with a unique value proposition. BLS’s general strategy is to mitigate losses on a loan portfolio by maximizing workouts that avoid foreclosure in an effort to preserve portfolio value. Additionally, BLS enjoys a low loan-to-employee ratio, thereby providing capacity to execute extensive, high-touch loss mitigation efforts. BLS is one of only four residential special servicers with S&P’s highest special servicer rating.

Access to investment opportunities through Bayview’s and Blackstone’s extensive strategic relationships

Through September 30, 2009, our Manager acquired $2.20 billion residential and commercial mortgage loans for BOF-I. Of these, 84.9% of the mortgage loans were acquired from private sellers with whom BAM had a prior relationship or conducted more than one transaction, 7.5% were acquired from the FDIC and 7.6% were acquired from new counterparties. We believe BAM’s global relationships will continue to provide us with a range of investment opportunities. Additionally, we believe that Blackstone’s significant global presence, intellectual capital and transaction flow could meaningfully augment BAM’s platform and enhance BAM’s ability to capitalize on larger, more exclusive investment opportunities.

Disciplined investment approach

We will seek to maximize our returns through our Manager’s disciplined investment approach, which relies on quantitative and qualitative analysis. Our Manager expects to monitor our overall portfolio risk and evaluate the characteristics of our investments in our targeted asset classes.

Alignment of interests between our Manager, BAM and us

We have taken multiple steps to structure our relationship with our Manager and BAM so that our interests and those of our Manager and BAM are closely aligned, which is designed to create an incentive to maximize returns for our stockholders. These steps include our Manager’s incentive compensation structure, approval of grants of shares of restricted common stock to our Manager, as well as the concurrent private placement of our common stock to BAM and David Ertel, Chairman of our board of directors and of BAM. The private placement purchasers have agreed to a three-year lock-up with respect to the shares purchased in the concurrent private placement.

Our Investment Strategy

We will rely on our Manager’s expertise in identifying assets within our targeted asset classes in the United States and, in the future, outside the United States. We expect that our Manager will make investment decisions based on various factors, including a specific asset’s expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals as well as the current and projected macroeconomic considerations, current and projected supply and demand of similar assets, credit and market risk concentration limits of our portfolio, liquidity of our portfolio, availability and cost of financing with respect to each of the assets in our portfolio and the assets under consideration, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

We intend to focus on the wide range of opportunities that exist within the mortgage-related asset sector in the United States and, in the future, outside the United States. Although the specific investment opportunities may change over time as supply and demand dynamics in the market and the origination industry evolve, we believe that we can capitalize on many different strategies within the mortgage-related asset sector. Assets that we may invest in include residential and commercial mortgage loans, or mortgage loans, RMBS, CMBS, real estate-related securities, real estate and various other asset classes consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act.

Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Assets

Mortgage Loans	• Performing, sub-performing, and non-performing residential and commercial mortgage loans.

Mortgage-Backed Securities

•        Agency MBS, which are mortgage-backed securities backed by pools of mortgage loans issued or guaranteed by one of the U.S. governmental agencies, or Agencies.

•        Non-Agency RMBS.

•        Commercial mortgage-backed securities.

Other Asset Classes

•        Real estate owned, or REO, which is direct ownership of residential or commercial real property.

•        Mortgage-related credit and real estate derivatives.

•        Equity, debt or options in entities which invest or engage in any of our targeted asset classes.

Based on prevailing market conditions, our current expectation is that over the next 12 months, our portfolio will consist of between 25% to 60% residential mortgage loans, 15% to 50% commercial mortgage loans, 5% to 10% MBS, and up to 10% of our other asset classes. We anticipate, however, that initially our overall portfolio will be weighted more towards MBS than will be the case over the long-term because the diligence and acquisition lead times for mortgage loans are longer than for purchases of MBS and because the markets for MBS offer more readily-available opportunities to invest in the short-term. At all times, we will seek to take advantage of attractive investment opportunities that may arise in our targeted asset classes. For example, we currently believe there are attractive investment opportunities in non-performing mortgage loans secured by mortgages on commercial or one-to-four family residential real estate and our initial portfolio of mortgage loans may be significantly weighted toward non-performing loans, but that may change over time as we deploy our capital. Our allocation decisions, including our initial allocation decisions, will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Furthermore, upon the completion of this offering, we may allocate the proceeds from this offering and the concurrent private placement in a different manner among our targeted assets. Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We may change our strategy and policies without a vote of our stockholders.

Our Financing Strategy

We recognize the dangers of investment strategies that rely on uncommitted financing of portfolios of semi-liquid or illiquid assets. We plan to lever our assets, where appropriate and to the extent financing is available, through various types of financings and through various securitization vehicles. In light of the current market conditions, however, we may not use any leverage or very limited leverage on our portfolio of assets. If financing is available and we determine the use of leverage to be appropriate, we expect to leverage our assets at a ratio of up to 4:1, generally, but the amount of leverage we may use, in the aggregate or with respect to any target asset class, is not subject to any maximum debt-to-equity ratio, as we believe the level of leverage will vary based upon the particular asset class, the characteristics of the portfolio and market conditions. We expect to use repurchase agreements to finance acquisitions of Agency MBS. We anticipate that leverage for Agency RMBS would be available to us, and subject to the terms of such financing, we anticipate a debt-to-equity ratio of up to 6:1 for our Agency MBS. Since our ability to issue MBS backed by mortgage loans currently is (and may continue to be) limited because of market conditions, we intend to acquire residential and commercial mortgage loan assets at unlevered yields that we consider acceptable, with the prospect of enhancing our returns through financing or sales of such loans in the future. In addition, to the extent available to us, we expect to acquire a portion of our residential and commercial mortgage loans using funds provided by the sellers of those loans. The leverage will depend on the market conditions for structuring such transactions. Our opportunity to enter into such arrangements will depend on the manner of acquisition of the assets and the willingness of the seller to provide such financing. We may also periodically create asset-backed securities and hold them as investments with the intent to sell them during periods of better liquidity in the MBS market. Leverage of certain assets, including through real estate mortgage investment conduit interests, or REMIC interests, may be accomplished through securitization vehicles that are either Delaware statutory trusts or offshore entities depending on the nature of the financing required. With regard to securitizations, the leverage will depend on the market conditions for structuring such transactions.

To the extent available to us, we may seek to finance our investments in residential and commercial mortgage loans, non-Agency RMBS and CMBS with non-recourse term borrowing facilities, warehouse facilities, financings by the sellers of the assets and financing under the U.S. Government’s Term Asset-Backed Securities Loan Facility, or the TALF. With regard to leverage available under the TALF, the level of allowable leverage under currently announced CMBS programs would be 5.67:1. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program under the Public-Private Investment Program, or the PPIP. As these programs evolve over time, however, we may participate in such programs. The terms and conditions of the PPIP and the TALF are more fully described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Regulatory Developments.”

Our Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock.

•	We are a new company with no operating history nor any material assets and will commence operations only upon the completion of this offering.

•	Neither our Manager nor BAM has any experience operating a REIT and we cannot assure you that our Manager’s or BAM’s past experience will be sufficient to successfully manage our business as a REIT.

•

We are dependent on our Manager and BAM and BAM’s key personnel for our success; we may not find suitable replacements if our agreements with our Manager or BAM are terminated or such key personnel are no longer available.

•

There are potential conflicts of interest in our relationship with our Manager and BAM, which could result in decisions that are not in the best interest of our stockholders, such as conflicts in allocating investments that may also be suitable for entities or accounts managed by BAM or in allocating time of officers and other employees between us and other operations of funds managed by BAM.

•

Neither we nor our Manager have any direct employees. All of our and our Manager’s officers are officers and employees of BAM and its affiliates, and we currently expect that they will not devote substantially all of their time to our business. Their participation in other BAM initiatives could divert their attention from us and negatively impact our performance.

•

The management agreement with our Manager and the servicing agreement with BLS were both negotiated between related parties and their terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party and may be costly and difficult to terminate.

•	We have agreed to pay our Manager a base management fee that is not tied to our performance.

•	The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

•	Difficult conditions in the financial markets and the economy generally may result in market value losses related to our holdings, and we do not expect these conditions to improve in the near future.

•

There can be no assurance that the actions of the U.S. Government, the U.S. Treasury, the Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect; our business may not benefit from these actions and further government or market developments could adversely impact us.

•

The net proceeds from this offering are not committed to specific investments; we may allocate the net proceeds from this offering to investments with which you may not agree, and our failure to apply these proceeds effectively could cause our operating results and the value of our common stock to decline.

•

We intend to selectively acquire and actively manage mortgage-related assets that have credit risk exposure and/or limited liquidity, such as non-performing loans, defective loans, subprime mortgage loans and securities backed directly or indirectly by subprime mortgage loans, which may create special risks and substantially increase the impact of adverse price movements in our portfolio.

•	The lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets.

•

If we choose to leverage our investments, this may adversely affect our return on our investments. In light of the current market conditions, we may not use any leverage or very limited leverage on our portfolio of assets, but the amount of leverage we may use, in the aggregate or with respect to any target asset class, is not subject to any maximum debt-to-equity ratio.

•

Foreclosures and REO sales may reduce the values of similar properties located in the same areas, which would result in an increase in the loan-to-value ratios of the mortgage loans for properties located in the same areas.

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If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to income tax at regular corporate tax rates and could face substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders and adversely affect the value of our common stock.

•	Complying with REIT requirements may cause us to forego investment opportunities.

•	Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

•

BLS has executed the Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury, and is obligated to undertake loss mitigation strategies in accordance with HAMP guidelines with respect to certain loans, which are different from some of BLS’s prior methods, for certain owner occupied, residential mortgage loans. HAMP guidelines require BLS to mitigate losses on covered loans in ways that are different than what BLS previously did and, as a result, we might not be as profitable as we otherwise would have been.

Our Structure

We were formed by BAM, which may be deemed to be our promoter, as a Maryland corporation on May 13, 2009. Our initial stockholder is BAM. Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price.

The following chart shows our structure after giving effect to this offering and the concurrent private placement:

(1)	Includes approved grants of shares of restricted common stock to each of our independent directors, shares of restricted common stock to Richard O’Brien, our Chief Executive Officer and shares of restricted common stock to John Fischer, our Chief Financial Officer, under our 2009 Non-Executive Director and Officer Incentive Plan. The grants to our independent directors will vest on . The grants to Messrs. O’Brien and Fischer will vest on . Does not include shares held by Mr. Ertel.

(2)	Includes shares of restricted common stock approved as grants under our 2009 Manager Equity Incentive Plan to our Manager that will be automatically assigned to BAM as consideration for services provided by BAM under the administrative services agreement, which vest in equal installments on the first business day of each fiscal quarter over a period of years beginning on and may be transferred to BAM’s employees or affiliates, subject to certain restrictions, and shares purchased in the concurrent private placement.

(3)	It is anticipated that loan modifications, loan foreclosures, hedging activities, and other activities such as certain loan sales may occur in this TRS. See “Certain Federal Income Tax Considerations—Requirements for Qualification—Taxable REIT Subsidiaries.” We expect this TRS to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act.

(4)	We expect this QRS to own residential and commercial mortgage loans, MBS, and other assets. In addition, we or the QRS may establish one or more wholly owned LLCs, statutory trusts or common law trusts as subsidiaries which will hold our targeted assets classes and may be formed to borrow under the TALF. We anticipate that this QRS will rely on the exemption from registration pursuant to Section 3(c)(5)(C) of the 1940 Act. Other QRSs we may form in the future may rely on the exemption from registration pursuant to Section 3(c)(5)(C) of the 1940 Act or an exemption under the 1940 Act provided by Section 3(c)(7) or Rule 3a-7 thereof. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

Our Relationship with Our Manager, BAM and BLS

We will be externally managed and advised by our Manager, a subsidiary of BAM. Bayview has been operating in the mortgage market since 1995. We expect to benefit from the personnel, infrastructure, relationships, and experience of BAM to enhance the growth of our business. Our Manager will be responsible for, among other duties, performing all of our day-to-day functions; determining investment criteria in conjunction with our board; sourcing, analyzing and executing investments; asset sales and financings; and performing asset management duties. Our Manager will at all times be subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it. In addition, our Manager will consult with BAM’s investment committee with respect to our overall investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. Our Manager has no employees, and all of our and our Manager’s officers are officers and employees of BAM and its affiliates and, pursuant to our administrative services agreement, will depend upon BAM’s employees and resources to support our operations. We do not expect to have any employees. Our Manager is not obligated to cause its affiliates to dedicate any of their employees exclusively to us, nor are BAM’s employees obligated to dedicate any specific portion of its or their time to our business. We do not expect that any of BAM’s or our Manager’s affiliates’ employees will devote all or substantially all of their time solely to our business. BAM’s and our Manager’s affiliates’ employees, however, will devote a substantial amount of their time to analyzing and acquiring assets in our targeted asset classes, which will be allocated to us and other funds and accounts managed by our Manager in accordance with its allocation policy.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board. The initial term of the management agreement will be through December 31, 2012, with automatic, one-year renewals at the end of each year unless terminated, as described below. Our independent directors will review our Manager’s performance annually, and following the initial term, the management agreement may be terminated by us at the end of any year (including at the end of the initial term) without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by BAM or its affiliates), due to: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180-days’ prior notice of such termination. Upon termination without cause, we will pay our Manager a termination fee. We may not terminate the management agreement without cause prior to the end of the initial term. We may also terminate the management agreement with 30-days’ prior notice from our board, without payment of a termination fee, at any time (including during the initial term) for cause, or upon a change of control of our Manager or BAM (which does not include a transaction in which BAM or its affiliates acquires control of us) that a majority of our independent directors determines is materially detrimental to us and our subsidiaries taken as a whole, each as defined in the management agreement. Our Manager may terminate the management agreement at any time

(including during the initial term) if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement after the initial term by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee. If our Manager terminates the management agreement because of a material breach of the management agreement by us, we will pay our Manager a termination fee.

We intend to have one or more of our subsidiaries enter into a servicing agreement with BLS and a national bank, as trustee. Our mortgage loans will be transferred to the trustee, in trust, pursuant to a pass-through trust agreement between the national bank, as trustee, and our subsidiaries, which will provide that our subsidiaries, as the beneficial owners of the trust, will have the power to take possession of or have the mortgage loans sold or transferred to third-parties, including other subsidiaries, and the power to direct the servicing of the mortgage loans. Pursuant to the servicing agreement, BLS will agree to provide us, directly or through its subsidiaries or sub-servicers, primary servicing and special servicing for our portfolio of residential and commercial mortgage loans. Our servicing agreement with BLS was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party and may be costly and difficult to terminate. Under the terms of our servicing agreement, BLS will be entitled to servicing compensation, which is more fully described in “Certain Relationships and Related Transactions—Servicing Agreement.” Upon termination of the management agreement, the servicing agreement may be terminated at BLS’s option. The terms of the servicing agreement will require that certain of our mortgage loans subject to the servicing agreement be serviced in accordance with HAMP guidelines, which are different from some of BLS’s prior methods and may not be as profitable. HAMP will not apply to all of the mortgage loans we purchase. We may acquire mortgage loans, either through one of our subsidiaries or through a joint venture with other third-parties, on a servicing retained basis which means that the seller of the mortgage loans, or current owner of the servicing rights with respect to the mortgage loans we acquire, will remain the servicer of such mortgage loans and we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. In addition, with respect to MBS we purchase, we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. If we do not have the right to appoint, either directly or indirectly, the servicer or special servicer, the manner in which the loans are serviced, including the use of loss mitigation techniques, may not be the same as if BLS were the servicer.

The following table summarizes the fees and expense reimbursements and other amounts that we intend to pay to our Manager and its affiliates:

Type	Description

Base management fee

Our Manager will be entitled to a base management fee equal to 1.50% per annum, calculated and payable quarterly in cash in arrears, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of shares of our common stock (to the extent such amounts were not charged to retained earnings), excluding unrealized gains, losses or other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. The amount of the conditional payment of the underwriting discount, if any, as described in “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be included in the calculation of stockholders’ equity only from and after the payment thereof. The base management fee may be reduced by our proportionate share of any fees that we pay to BAM or any of its subsidiaries in which we invest, as described in “Certain Relationships and Related Transactions—Management Agreement.”

Incentive management fee	Our Manager will be entitled to an incentive management fee that is payable quarterly in cash in arrears in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of (1) the weighted average of the issue price per share of common stock of all of our public offerings multiplied by the weighted average number of common shares outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our equity incentive plans) in the four-quarter period and (2) 8.0%. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. In addition, any amounts that we pay to BAM and the underwriters relating to the conditional payment of the underwriting discount, as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be excluded from the calculation of Core Earnings. To the extent we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation of the incentive management fee until it has been fully offset. The incentive fee may be reduced by our proportionate share of any fees that we pay to BAM or any of its subsidiaries in which we invest, as described in “Certain Relationships and Related Transactions—Management Agreement.”

Diligence and closing fees	Our Manager will be entitled to receive a diligence fee of $250 for every mortgage loan diligenced by our Manager in connection with a potential acquisition. This fee covers loan underwriting, appraisal review, title review, and transaction management activities. We will pay our Manager diligence fees only with respect to mortgage loans that are acquired or that would generally have been allocated to us had they been acquired by the acquisition vehicle. Our Manager will also be entitled to receive a closing fee of $250 for every mortgage loan acquired. This is in addition to the diligence fee and covers loan setup, funding collateral review and closing transaction management. This applies only to loans acquired for us. Changes to the policy which determines the amount of diligence and closing fees for which we reimburse our Manager require the approval of our Manager and our board, but are subject to change without the consent of our stockholders.

Expense and commission

reimbursement

Expenses	We will reimburse our Manager or its affiliates for expenses paid to third-parties which relate to us. These expenses include legal, accounting, due diligence and other services, but exclude the salaries and other compensation of our Manager’s or its affiliates’ employees other than their commission fees. Our reimbursement obligation is not subject to any dollar limitation. Expense reimbursements are payable monthly in cash.

Commission fees	BAM sales employees are paid commissions on acquisitions or sales. If those sales or acquisitions relate to us, our Manager is obligated to reimburse BAM, and we are obligated to reimburse our Manager for such amounts. These commissions vary in amount based on the size of the transaction and may vary depending on BAM’s commission policies and are not available for all transaction types, such as purchases from the FDIC. The current anticipated indicative amounts based on aggregate principal balances, or face amounts, are (i) less than $10,000,000, 0.5% of such principal balance, (ii) between $10,000,000 and $50,000,000, 0.25% of such principal balance, and (iii) greater than $50,000,000, 0.125% of such principal balance. We will reimburse our Manager an amount of commission fees in accordance with the commission policy of BAM as set forth in our management agreement, and our Manager or BAM will determine the amounts and process for payment of commissions to sales employees. Changes to the policy which determine the amount of commission fees for which we reimburse our Manager require the approval of our Manager and our board, but are subject to change without the consent of our stockholders. Commission fees are payable monthly in cash.

Termination fee

Termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or if the period is less than 24 months, annualized) incentive management fees earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. The termination fee is payable upon termination of the management agreement (i) by us without cause or (ii) by our Manager if we materially breach the management agreement. Under circumstances where the termination fee is payable, we will agree to pay to BAM its portion of the conditional payment of the underwriting discount as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount.”

Equity incentive plans	Our equity incentive plans include provisions for grants of restricted common stock and other equity based awards to certain of our officers, our independent directors and our Manager. Concurrently with the completion of this offering, we will grant our Manager up to shares of our restricted common stock, which will be automatically assigned to BAM as consideration pursuant to the administrative services agreement. Our Manager will be entitled to receive distributions with respect to these shares of our restricted common stock. These distributions will be subject to forfeiture until the corresponding shares vest.

Servicing fees	BLS will be entitled to base servicing fees that we believe will be competitive with those charged by specialty servicers. Base servicing fees will be calculated as a percentage of the unpaid principal balance of the mortgage loans serviced, with the actual percentage being based on the risk characteristics of the loans in a particular pool. Such risk characteristics include market value of the underlying properties, creditworthiness of the borrowers, seasoning of the loans, degree of current and expected loan defaults, current loan-to-value ratios, borrowers’ payment history and debt-to-income levels. The base servicing fees will range from 25 to 100 basis points per annum of the unpaid principal balance of such loans. BLS will also be entitled to certain customary market-based fees and charges, including disposition fees, assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In the event BLS effects a refinancing of a loan on our behalf and whether or not through a third-party lender and the resulting loan is readily saleable, BLS will be entitled to receive from us an origination fee of 1.5% of the unpaid principal balance of the loan. In addition, to the extent we or BLS participate in the HAMP, which established standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, BLS will retain any incentive payments made to it in connection with our or BLS’s participation therein.

Pursuant to the underwriting fee reimbursement agreement, we have agreed to reimburse BAM for its partial payment of the initial underwriting discount under certain circumstances. For more information, please see “Management—Management Agreement.”

Our Manager’s Historical Performance

BAM has sponsored, and our Manager has managed, one private investment vehicle, BOF-I, which has substantially the same investment objectives as ours. Bayview launched BOF-I in December 2007 and raised approximately $1.98 billion in capital commitments. The investment period for BOF-I will end on December 3, 2009 and the program is scheduled to be completed on December 10, 2017, subject to extension. As of September 30, 2009, BOF-I had drawn approximately $1.47 billion of those commitments. At September 30, 2009, approximately 75% of the portfolio was invested in mortgage loans and approximately 25% of the portfolio was invested in MBS, net of cash or cash equivalents. Redemption requests by investors are not permitted from BOF-I under the terms of the BOF-I limited liability company agreement until December 4, 2010. The tables set forth under “Prior Performance Tables” in the section “Prior Performance Summary” in this prospectus contain certain information about BOF-I’s investment portfolio as of September 30, 2009. For more detailed information see “Prior Performance Summary” in this prospectus and the tables under “Prior Performance Tables” in such section. In reviewing this information, you should consider that BOF-I was not subject to the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code, and that there are many differences between us and BOF-I. Neither our Manager nor BAM has ever operated a REIT and they have no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Code. Additionally, this information is a reflection of the past performance of a fund advised by our Manager, and is not a guarantee or prediction of the returns that we or the funds advised by our Manager may achieve in the future. Accordingly, the historical returns of BOF-I may not be indicative of the performance of our investment strategy and we can offer no assurance that our Manager will replicate the historical performance of our Manager’s investment professionals in their previous endeavors.

Our Conflicts of Interest

We are dependent on our Manager, and its relationship with BAM, for our day-to-day management, and neither we nor our Manager have any independent officers or employees. Our officers, and our non-independent directors, also serve as officers and employees of BAM and its affiliates. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party and may be costly and difficult to terminate. In addition, there is no limitation on the ability of our Manager and BAM, and BAM’s employees, to engage in other business activities which may reduce the time our Manager is spending managing us. We do not expect that any of BAM’s or our Manager’s affiliates’ employees will devote all or substantially all of their time solely to our business.BAM’s and our Manager’s affiliates’ employees, however, will devote a substantial amount of their time to analyzing and acquiring assets in our targeted asset classes, which will be allocated to us and other funds and accounts managed by our Manager in accordance with its allocation policy.

Our Manager provides services to BOF-I, whose investment objectives are substantially the same as ours, and which therefore may compete with us for investment opportunities until BOF-I’s investment period ends on December 3, 2009. Moreover, a subsidiary of BAM is the general partner of, and another BAM subsidiary is a limited partner of, BOF-I. We expect that our Manager will manage, and BAM, through it subsidiaries, will serve as a general partner and a limited partner of, additional funds and accounts that will compete with us for investment opportunities and could result in conflicts of interest. Our Manager will determine, in its discretion, whether to direct investment opportunities to us, BOF-I or any future funds or accounts based on its then current investment allocation policy. Also, to the extent our Manager or BAM manages investment vehicles that meet our investment objectives, our Manager may have an incentive to invest our funds in such investment vehicles. Our Manager may also invest in investment vehicles managed by it or BAM that could result in conflicts with us.

Our Manager will be entitled to receive fees from us, BOF-I and any future funds or accounts managed by our Manager for its services in investigating, analyzing and selecting possible investment opportunities and acquiring, selling, restructuring, or disposing of investments consistent with the investment guidelines. In addition, the diligence fees owed to our Manager in connection with assets reviewed but not acquired by the acquisition vehicle will be allocated by our Manager in accordance with its conflicts of interest policy and allocation procedures. We will pay our Manager diligence fees only with respect to mortgage loans that are acquired or that would generally have been allocated to us had they been acquired by the acquisition vehicle.

It is difficult and costly to terminate the management agreement without cause. We may only terminate the management agreement without cause after the initial term in connection with the annual review of our Manager’s performance and the management fees and only with the approval of two-thirds of our independent directors or a majority of our stockholders (other than those shares held by BAM or its affiliates), and upon the payment of a substantial termination fee. These conditions may adversely affect our ability to terminate our Manager without cause. For more information please see “Business—Our Conflicts of Interest” and “Management—Management Agreement.”

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive management fee that is based entirely on our performance. This compensation arrangement may cause our Manager to make high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate returns for us. The incentive management fee component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive management fees. This could result in increased risk to the value of our investment portfolio.

We have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, the code of business conduct and ethics that we will adopt upon the completion of this offering will contain a conflicts of interest policy that will prohibit our directors, officers and employees, as well as employees of BAM who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us. We also intend to adopt written policies and procedures for the review and approval of related party transactions that may arise in the future. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the nominating and governance committee of our board of directors may, on a case-by-case basis and in its sole discretion, waive such conflict of interest.

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

We expect our Manager will abide by its investment allocation policy and thus will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with our Manager’s allocation policy described below, we might not participate in each such opportunity but our Manager will endeavor to allocate investments over time so that, on an overall aggregate basis, we equitably participate with our Manager’s other clients in all such opportunities. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of, or funds managed by, our Manager and BAM in all investment opportunities, particularly those involving an asset with limited supply, that may be suitable for us and such other funds and accounts. For certain transactions that cannot be allocated on a pro rata basis, our Manager intends to endeavor to allocate such purchases over time in a fair and equitable manner. If the investment cannot fulfill the pro rata allocation based on available capital or be allocated in marketable portions, the investment is expected to be allocated on a rotational basis to accounts with current demand, with an emphasis placed on those accounts that were excluded in prior allocations.

This investment allocation policy and other controls may be amended by our Manager at any time without our consent. If our Manager’s, BAM’s, or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations, although it is not required to do so. Our Manager may decide any conflict against our interests. To help minimize certain actual or perceived conflicts of interest with our Manager, an investment in any security or asset structured or managed by our Manager, BAM, any of BAM’s subsidiaries, or Bayview must be approved by a majority of our independent directors.

We may acquire mortgage loans from an acquisition vehicle managed by our Manager. If we acquire mortgage loans from such an acquisition vehicle, our Manager will allocate the investment opportunities with respect to mortgage loans acquired by the acquisition vehicle in accordance with its conflicts of interest policy and allocation procedures. We will pay our Manager diligence fees only with respect to mortgage loans we acquire or otherwise in accordance with our Manager’s allocation policy. Generally, we expect that our Manager will allocate diligence fees to us for mortgage loans that are not purchased by the acquisition vehicle that would generally have been allocated to us had they been acquired by the acquisition vehicle. In addition, our mortgage loan sales may be handled through our Manager’s sales process which may combine our mortgage loans with mortgage loans of other investment vehicles managed by our Manager or owned by an affiliate of our Manager into one package to be sold together. If our mortgage loans are sold through our Manager’s sales process and our mortgage loans are combined with mortgage loans of other vehicles managed by our Manager or owned by an affiliate of our Manager into one package and sold together and if the purchaser’s bid is not priced on a loan by loan basis, we may receive an allocated share of the sale proceeds based on our Manager’s allocation of the fair market value of the mortgage loans in the package rather than based on what a purchaser might have been willing to pay for our loans had they not been sold as part of a package. While we expect to derive benefits from pooling our loans with loans of vehicles managed by our Manager or owned by an affiliate of our Manager, such as reduced transaction costs, if the purchaser’s bid is not priced on a loan by loan basis, we may receive a lower average price per loan than if we had sold our loans separately.

Our Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Code, commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain subsidiaries that we may form in the future, including subsidiaries we may form for the purpose of borrowing under TALF, to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s assets must be comprised of qualifying real estate assets and, in the aggregate, qualifying real estate assets and real estate-related assets must comprise at least 80% of its assets. Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool Agency RMBS, certain mezzanine loans and B-notes and other interests in real estate that the staff of the Securities and Exchange Commission, or the SEC staff, in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Real estate-related assets include, among other assets, other types of MBS, securities of REITs, and securities of PPIFs. We note that the SEC staff has not provided any guidance on the treatment of interests in PPIFs as real estate-related assets and any such guidance may require us to change our strategy. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. If the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) which excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the 1940 Act (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may in the future organize subsidiaries, including subsidiaries we may form for the purpose of borrowing under TALF, that will rely on Section 3(c)(7) for their 1940 Act exemption and therefore our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may in the future, however, organize one or more subsidiaries, including subsidiaries we may form for the purpose of borrowing under TALF, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. If we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.” Any such subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. Initially, we will limit the aggregate value of our interests in our subsidiaries that may in the future seek to rely on Rule 3a-7 to 20% or less of our total assets on an unconsolidated basis, as we continue to discuss with the SEC staff the use of subsidiaries that rely on Rule 3a-7 to finance our operations.

If the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

See “Business—Operating and Regulatory Structure—1940 Act Exemption” for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See “Risk Factors—Risks Related to Our Organization and Structure—Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.”

Our Restrictions on Ownership of Our Common Stock

For the purposes of complying with the limitations on the concentration of ownership of REIT shares imposed by the Code, our charter generally prohibits any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it such that ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any individual or entity from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering and concurrent private placement to BAM and Mr. Ertel	shares.

Use of proceeds	Based on current market conditions, our primary focus will be on residential and commercial mortgage loans and, to a lesser extent, on MBS and other mortgage-related assets. We anticipate, however, that initially our portfolio will be weighted more towards MBS than will be the case over the long-term because the diligence and acquisition lead times for mortgage loans are longer than for purchases of MBS and because the markets for MBS offer more readily-available opportunities to invest in the short-term. At all times, we will seek to take advantage of attractive investment opportunities that may arise in our targeted asset classes. Our allocation decisions, including our initial allocation decisions, will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Furthermore, upon the completion of this offering, we may allocate the proceeds from this offering and the concurrent private placement in a different manner among our targeted assets. Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We may change our strategy and policies without a vote of our stockholders. We expect these investments will generate a lower net return than we hope to achieve from investments in our targeted asset classes. See “Use of Proceeds.”

Distribution Policy	U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. For more information, please see “Certain Federal Income Tax Considerations.”

In connection with the REIT requirements, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. We currently intend to pay dividends in cash or, to the extent determined by our board, also in common stock, and distribute our first dividend in             , which may be prior to the time that we fully invest the proceeds from this offering and the concurrent private placement in our targeted assets. Any future distributions we make, and the timing thereof, will be at the discretion of our board and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. We cannot assure you that we will make any distributions to our stockholders. For more information, please see “Distribution Policy.”

Proposed NYSE symbol	“BAY”

Ownership and transfer restrictions	For the purposes of complying with limitations on the concentration of ownership of a REIT imposed by the Code, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common stock.

Our Corporate Information

Our principal executive offices are located at 4425 Ponce de Leon Blvd., 4th Floor, Coral Gables, FL 33146. Our telephone number is (305) 854-8880. Our website is http://www.bayviewmortgagecapital.com. The contents of our website are not a part of or intended to be incorporated by reference into this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Associated With Our Management and Relationship With Our Manager

Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.

Our Manager has never operated a REIT and our management has no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Code. The REIT provisions of the Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We are dependent on our Manager and its key personnel for our success; We may not find suitable replacements.

We have no separate facilities and are completely reliant on our Manager and its affiliates. Initially, we will have no employees. Our officers are also employees of our Manager’s affiliates. Accordingly, we will depend on the diligence, skill and network of business contacts of the senior management and investment professional of our Manager’s affiliates. The senior management and investment professionals of our Manager’s affiliates will evaluate, negotiate, structure, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the senior managers or investment professionals of our Manager who provide services for us could have a material adverse effect on our performance. In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to the senior management and investment professionals of our Manager’s affiliates. Moreover, our Manager is not obligated to cause its affiliates to dedicate certain of their employees exclusively to us nor is our Manager obligated to dedicate any specific portion of its time to our business, and none of the employees of our Manager’s affiliates are contractually dedicated to us under our management agreement with our Manager.

Our management agreement with our Manager only extends until December 31, 2012. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180-days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

There are conflicts of interest in our relationship with our Manager and BAM, which could result in decisions that are not in the best interests of our stockholders.

We are subject to potential conflicts of interest arising out of our relationship with our Manager and BAM, including:

Conflicts arising from using employees of Manager’s affiliates.

David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, is our Manager’s sole director, two of BAM’s employees are our directors, and each of our officers also serves as an employee of BAM. Richard O’Brien, our Chief Executive Officer, President and one of our Directors, is BAM’s Managing Director and Chief Operating Officer. Mr. O’Brien also is the President of BLS. As a result, our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, BAM or our Manager. The ability of our Manager and its affiliate’s officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities.

Conflicts arising from our Manager’s other investment vehicles.

There may be conflicts in allocating investments which are suitable, subject to an allocation policy, both for us and BOF-I as well as other funds or vehicles our Manager or BAM may manage in the future. BOF-I, and future funds or vehicles with similar investment objectives, will compete with us with respect to certain investments that we may want to acquire. As a result we may either not be presented with the opportunity or have to compete with BOF-I or another fund managed by our Manager or BAM to acquire these investments. Our Manager and our executive officers may choose to allocate favorable investments to BOF-I or another fund or vehicle instead of to us.

Moreover, we may invest in securities or other investment vehicles created or managed by our Manager or its affiliates, which may present a conflict of interest between us and our Manager. While investments in investment vehicles managed by our Manager require approval by a majority of our independent directors, our Manager has an incentive to invest our funds in investment vehicles managed by our Manager, who may reduce other investment opportunities available to us. In addition, we cannot assure you that investments in investment vehicles managed by our Manager will prove beneficial to us.

Conflicts may arise from our Manager’s sales procedures.

Our mortgage loan sales may be handled through our Manager’s sales process which may combine our mortgage loans with mortgage loans of other investment vehicles managed by our Manager or owned by an affiliate of our Manager into one package to be sold together. If our mortgage loans are sold through our Manager’s sales process and our mortgage loans are combined with mortgage loans of other vehicles managed by our Manager or owned by an affiliate of our Manager into one package and sold together and if the purchaser’s bid is not priced on a loan by loan basis, we may receive an allocated share of the sale proceeds based on our Manager’s allocation of the fair market value of the mortgage loans in the package rather than based on what a purchaser might have been willing to pay for our loans had they not been sold as part of a package. While we expect to derive benefits from pooling our loans with loans of vehicles managed by our Manager or owned by an affiliate of our Manager, such as reduced transaction costs, if the purchaser’s bid is not priced on a loan by loan basis, we may receive a lower average price per loan than if we had sold our loans separately.

Conflicts arising from our base management fee.

We intend to pay our Manager a substantial base management fee regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments for our portfolio that maximize the risk-adjusted returns to our investors over the long-term. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Conflicts arising from our incentive management fee.

In addition to its base management fee, our Manager will be entitled to receive an incentive management fee based, in part, upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive management fees based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive management fees. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition to the shares of our restricted common stock that we will grant to our Manager concurrently with the completion of this offering, we may from time to time grant additional equity incentive awards to our Manager pursuant to our 2009 Manager Equity Incentive Plan. All grants of shares of our restricted common stock to our Manager pursuant to our 2009 Manager Equity Incentive Plan will be assigned by our Manager to BAM as consideration for the services provided under the administrative services agreement, and BAM may, in the future, allocate a portion of these awards or ownership or profit interests in such awards to personnel of BAM in order to provide incentive compensation to them.

Conflicts arising from contracts with our Manager’s affiliates.

Our president and chief executive officer, and chief financial officer also serve as employees of affiliates of our Manager. In addition, certain of our directors are employees of our Manager’s affiliates. As a result, any agreement between us and an affiliate of our Manager, including our servicing agreement with BLS, was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

Conflicts arising from BAM’s ownership of us.

Following this offering, we expect BAM to own $20 million of shares of our common stock, which entitles it to receive quarterly distributions based on our financial performance. In addition, we have approved a grant to our Manager of up to              shares of our restricted common stock for providing services to us, a grant of shares of our restricted common stock to each of our independent directors, a grant of              shares of our restricted common stock to Richard O’Brien, our Chief Executive Officer, and a grant of              shares of our restricted common stock to John Fischer, our Chief Financial Officer. In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of financial performance at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. BAM may sell shares in us at any time following the lock-up period which for BAM expires on the earlier of (i) the date which is three years after the date of this prospectus or (ii) the termination of the management agreement. To the extent BAM sells some of its shares of our common stock, its interests in us may be less aligned with yours.

There is no assurance that the allocation policy that addresses some of the conflicts relating to our investments, which is described under “Business—Our Conflicts of Interest,” will be adequate to address all of these conflicts that may arise.

The management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party and may be costly and difficult to terminate.

Our president and chief executive officer, and chief financial officer also serve as employees of affiliates of our Manager. In addition, certain of our directors are employees of our Manager’s affiliates. As a result, our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement may be terminated by us at the end of any year (including at the end of the initial term) without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by BAM or its affiliates), due to: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180-days’ prior notice of any such termination. Additionally, upon such termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or if the period is less than 24 months, annualized) incentive management fee earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. Under circumstances where the termination fee is payable, we will agree to pay to BAM its portion of the conditional payment of the underwriting discount as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount.” These provisions may adversely affect our ability to terminate our Manager without cause.

We will be dependent upon BLS to provide primary servicing and special servicing for our portfolio of residential mortgage loans; if the servicing agreement with BLS is terminated, we may not be able to timely replace those services on favorable terms, or at all, and there is no restriction on the ability of BLS to provide servicing to other entities or accounts.

Under the servicing agreement, BLS will agree to provide primary servicing and special servicing for our portfolio of mortgage loans, as described under “Certain Relationships and Related Transactions—Servicing Agreement,” for an initial term through December 31, 2012. For its services under the servicing agreement, BLS will be entitled to a customary market-based servicing fee, which will be calculated, in part, as a percentage of the unpaid principal balance of the mortgage loans in our portfolio. BLS will also be entitled to retain certain customary market-based ancillary fees and charges arising from the servicing of mortgage loans held in our portfolio, such as assumption, modification and origination fees and late charges, as well as earnings on funds on deposit in custodial or escrow accounts. In addition, to the extent we participate in the HAMP, BLS will be entitled to retain any incentive payments made to it in connection with our participation therein. The servicing agreement may be terminated at BLS’s option, without the payment of any termination fee, if the management agreement is terminated for any reason. BLS may retain sub-servicers where BLS deems it advisable, and the fees of such sub-servicers will be paid by BLS in lieu of any fee paid to BLS, which may be different than fees paid to BLS.

We will rely on BLS to provide these services for our portfolio and will have no in-house capability to handle these services independently of BLS. The costs of these services will increase our operating costs and may adversely affect our net income. If the servicing agreement is terminated, we will have to obtain the loan servicing from another servicer. We may not be able to replace these services in a timely manner or on favorable terms, including, without limitation, cost, or at all. In addition, BLS also provides primary and special servicing to BOF-I as well as unrelated third-parties. There is no limitation on the ability of BLS to provide primary and special servicing to other entities or accounts in the future.

BLS’s refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market or is insured by the Federal Housing Administration, or FHA, with a value significantly in excess of the loan that was refinanced. In order to provide BLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay BLS customary market-based origination fees in cases where BLS originates such loans on our behalf. If BLS effects a refinancing of a loan on our behalf and whether or not through a third-party lender and the resulting loan is readily saleable or that is insured by the FHA, BLS will be entitled to receive from us an origination fee of $            . The amount of the origination fee is intended to reflect market rates and will be subject to review by our board of directors from time to time. This may provide BLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third-party lender. It may also provide BLS with an incentive to provide financing to facilitate sales to third-parties with regard to the disposition of real estate that we acquire through foreclosure.

BLS will have no obligation to provide assistance to us other than as specified in the servicing agreement.

The servicing agreement we intend to have one or more of our subsidiaries enter into with BLS and a national bank, as trustee, was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

Our president and chief executive officer, and chief financial officer also serve as employees of affiliates of our Manager. As a result, any agreement between us and BLS, a wholly-owned subsidiary of BAM, will be negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. We intend to have one or more of our subsidiaries enter into a servicing agreement with a national bank, as trustee, and BLS, an affiliate of our Manager to service the mortgage loans in our investment portfolio. We cannot assure you that the terms of the servicing agreement will be as favorable to us as if they were negotiated with an unaffiliated third-party.

The failure of BLS or any other servicer to effectively service our portfolio of mortgage loans would materially and adversely affect us.

Most mortgage loans and securitizations of mortgage loans require a servicer to manage collections on each of the underlying loans. Pursuant to the servicing agreement we intend to have one or more of our subsidiaries enter into with a national bank, as trustee, and BLS, BLS will provide us with primary and special servicing. BLS’s responsibilities will include providing delinquency notices when necessary, loan workouts and modifications, foreclosure proceedings, liquidations of REOs acquired as a result of foreclosures of mortgage loans, and reporting on the performance of the loans to our Manager, and, to the extent loans are securitized and sold, then to the trustee of such pooled loans. BLS may retain sub-servicers in any jurisdictions BLS deems it advisable, and the fees of such sub-servicers will be paid by BLS in lieu of any fee paid to BLS, which may be different than fees paid to BLS. Both default frequency and default severity of loans may depend upon the quality of the servicer. If BLS or any sub-servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If BLS or any sub-servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. Higher loss severity may also be caused by less competent dispositions of REO properties. The ability of BLS to effectively service our portfolio of mortgage loans is critical to our success, particularly given our strategy of maximizing the value of the mortgage loans that we acquire through proprietary loan modification programs, special servicing and other initiatives focused on keeping borrowers in their homes.

Servicer quality is of prime importance in the default performance of mortgage loans and MBS. The transfer from one servicer to another takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase which may have an adverse effect on the credit support of MBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans if the servicer deems those advances recoverable. If the servicer does not advance, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

Blackstone has certain rights with respect to our Manager’s investment policies and procedures.

Pursuant to the operating agreement governing BAM, Bayview Financial, BAM’s majority parent, and Blackstone must agree with respect to certain policies and procedures (and any amendments thereto) governing the nature, quality, standards and other criteria for investments, as well as the use of leverage, by funds managed directly or indirectly by BAM, including us. In addition, funds or other investment vehicles managed by Blackstone or its affiliates may purchase shares of our common stock directly from us. We cannot assure you that Bayview Financial and Blackstone will be able to agree with respect to such policies and procedures with respect to us. If Bayview Financial and Blackstone cannot agree with respect to such policies and procedures, we would be limited in our ability to make certain investments.

Blackstone, BAM’s strategic investor, could compete with us.

Blackstone has a 46% ownership interest in BAM, the company that owns 100% of our Manager and BLS, and has representation on the board of BAM. The officers and employees of BAM and BLS, however, are responsible for the investment management operations of our Manager and the loan servicing of BLS and no employees of Blackstone are employees of BAM, our Manager or BLS. Affiliates of Blackstone currently manage investment vehicles and separate accounts in a variety of strategies, including strategies targeting investments in mortgage loans and mortgage-related securities, that may compete directly or indirectly with us. Additionally, investment funds managed by Blackstone are the majority investors in BOF-I. We may enter into transactions with market participants with which Blackstone has business relationships, and such relationships could influence the decisions made by our Manager with respect to the purchase or sale of assets. In addition, such third-parties could have interests that may be contrary to our investment objective or which may conflict with our interests. Furthermore, Blackstone-managed investment vehicles or separate accounts may, to the extent permitted by applicable law, purchase or sell assets from or to us. In addition, we may secure services from companies in which Blackstone-managed investment vehicles or accounts may invest or, to the extent permitted by applicable laws, from Blackstone. Blackstone is not prohibited from purchasing or selling the assets of, or otherwise investing in or financing, either for its own account or for client accounts, issuers in which we may have an interest. Such activities could have an adverse effect on the value of the positions held by us, or may result in Blackstone having interests adverse to ours.

If ownership interests held by BAM’s strategic investors were transferred to a third-party, this could result in a change in our objectives and cause us material harm.

Our Manager and BLS are each wholly-owned subsidiaries of BAM. BAM’s strategic investor, Blackstone, holds a 46% ownership interest in BAM. We cannot predict with any certainty the effect that any transfer in the ownership of BAM would have on the trading price of our common stock or our ability to raise capital or make investments in the future because such matters would depend to a large extent on the identity of the new owner and the new owner’s intentions with regard to our business and affairs. As a result, the future of our company would be uncertain and the value of our investments, our results of operations and our financial condition could suffer.

The historical returns attributable to funds managed by our Manager should not be considered indicative of our future results or of any returns expected on an investment in shares of our common stock.

We have presented in this prospectus under the section entitled “Prior Performance Summary”, the historical performance and return data of BOF-I, a fund with investment objectives similar to ours that is also managed by our Manager. Investors in Bayview Mortgage Capital, Inc. will not own any interest in BOF-I and should not assume that they will experience returns, if any, comparable to those experienced by investors in BOF-I. In reviewing the historical performance and return data of BOF-I, you should consider that BOF-I was not subject to the income, asset and other limitations imposed by the REIT provisions of the Code and that our Manager has never operated a REIT and our management has no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Code. Moreover, we and BOF-I are different in that:

•	we must comply with the income, asset, distribution, and other limitations imposed by the REIT provisions of the Code;

•	while we and BOF-I share similar investment objectives, we may acquire different ranges of assets, even initially, than BOF-I has done since inception;

•	we may use leverage and hedging strategies in a different manner than BOF-I;

•	our fee structure is different from that of BOF-I;

•	we will incur the costs of being a publicly listed company;

•	we and BOF-I may not acquire or sell assets at similar times;

•	BOF-I has operated under market conditions that may differ materially from market conditions that will exist at the time we make investments;

•	BOF-I already has an established portfolio of assets, while we do not;

•	BOF-I is a limited duration investment vehicle with a fixed end date and wind-down period, whereas we are not a fixed duration investment vehicle.

Additionally, this information is a reflection of the past performance of a fund advised by our Manager, and is not a guarantee or prediction of the returns that we or the funds advised by our Manager may achieve in the future. Accordingly, the historical performance and returns of BOF-I will not be indicative of the performance of our investment strategy and we can offer no assurance that our Manager will replicate the historical performance of our Manager’s investment professionals in their previous endeavors.

We have no recourse to BAM if it does not fulfill its obligations under the administrative services agreement.

Neither we nor our Manager have any employees or separate facilities. As a result, our Manager has entered into an administrative services agreement with BAM pursuant to which BAM will provide our Manager with the personnel, services and resources necessary for our Manager to perform its obligations and responsibilities under the management agreement in exchange for certain fees payable by our Manager. In addition, because we are not a party to the administrative services agreement, we do not have any recourse to BAM if it does not fulfill its obligations under the administrative services agreement or it elects to assign the agreement to one of its affiliates.

Risks Related To Our Business

We have no operating history and may not operate successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in May 2009 and have no operating history. We have no material assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

In addition, we do not have any historical financial statements with which you may evaluate us, the performance of the investments that we intend to make or the effectiveness of our investment and other strategies as a whole. We have presented in this prospectus certain information with respect to our Manager’s historical performance. Such information is included, among other places, in the section entitled “Prior Performance Summary.” When considering this information, you should bear in mind that the historical results of our Manager are not necessarily indicative of the future results that you should expect from an investment in shares of our common stock. We cannot assure you that we will be able to make investments with similar returns, or that we will not seek investments with greater risk than those that have been assumed in the past by our Manager in order to obtain the same level of returns, or that the value of our investments in the future will not decline substantially.

The lack of liquidity in our assets may adversely affect our business, including our ability to value and sell our assets.

We intend to acquire and manage, directly or through our subsidiaries, loans, securities and other instruments. These assets are generally semi-liquid or not liquid and not easily saleable. Also, it may be difficult or impossible to obtain third-party pricing on these semi-liquid and illiquid assets. Turbulent market conditions, such as those currently in effect, could further significantly and negatively impact the liquidity of our assets. Illiquid investments typically experience greater price volatility as a ready market does not exist and can be more difficult to value. In addition, validating third-party pricing for illiquid investments may be more subjective than more liquid investments. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition. Also, the illiquidity of these assets may make it hard for us to sell assets, if necessary, to meet our REIT distribution requirements.

We may have uncertain exit strategies.

Due to the illiquid nature of many of the positions which we expect to acquire, we are unable to predict with confidence what the exit strategy will ultimately be for any given investment, or that one will definitely be available. Exit strategies which appear to be viable when an investment is initiated may not be available by the time the investment is ready to be realized due to economic, legal, political or other factors.

We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.

A number of entities will compete with us to make the types of investments that we plan to make. We intend to compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly-owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act, the rules and regulations promulgated under the 1940 Act and SEC staff interpretive guidance, which may adversely affect our performance.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain subsidiaries that we may form in the future, including subsidiaries we may form for the purpose of borrowing under TALF, to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s assets must be comprised of qualifying real estate assets and, in the aggregate, qualifying real estate assets and real estate-related assets must comprise at least 80% of its assets. Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool Agency RMBS, certain mezzanine loans and B-notes and other interests in real estate that the SEC staff, in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Real estate-related assets include, among other assets, other types of MBS, securities of REITs, and securities of PPIFs. We note that the SEC staff has not provided any guidance on the treatment of interests in PPIFs as real estate-related assets and any such guidance may require us to change our strategy. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. If the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) which excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the 1940 Act (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may in the future organize subsidiaries, including subsidiaries we may form for the purpose of borrowing under TALF, that will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may in the future, however, organize one or more subsidiaries, including subsidiaries we may form for the purpose of borrowing under TALF, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. If we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the restrictions described in “Business—Operating and Regulatory Structure—1940 Act Exemption.” In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets” that by their terms convert into cash within a finite time period;

•

the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

Any subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. Initially, we will limit the aggregate value of our interests in our subsidiaries that may in the future seek to rely on Rule 3a-7 to 20% or less of our total assets on an unconsolidated basis, as we continue to discuss with the SEC staff the use of subsidiaries that rely on Rule 3a-7 to finance our operations.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company of which 50% or more of the outstanding voting securities are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of our assets declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our qualifying assets and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

We expect to leverage and cross-collateralize certain of our investments, which may adversely affect our return on our investments.

We intend to lever our assets, where appropriate, through various types of financings and through various securitization vehicles. To the extent available to us, we may use borrowings under programs established by the U.S. Government such as the TALF. We may also leverage our investment returns with options, short sales, swaps, forwards and other derivative instruments. Leverage has the effect of potentially increasing losses. Accordingly, if we are leveraged, any event that adversely affects the value of our investments will be magnified. The cumulative effect of our use of leverage in a market that moves adversely to our investments could result in a substantial loss to us, which would be greater than if we were not leveraged. Leverage will increase our exposure to adverse economic factors such as significantly rising interest rates, severe economic downturns, or deterioration in the condition of our investments or their corresponding markets.

Because we intend to engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, we could lose our interests in performing investments if such investments are cross-collateralized with poorly performing or non-performing investments. In addition, recourse debt, which we reserve the right to obtain, may subject our assets and our investments to risk of loss.

We plan to lever our assets, where appropriate and to the extent financing is available, through various types of financings and through various securitization vehicles. In light of the current market conditions, however, we may not use any leverage or very limited leverage on our portfolio of assets. If financing is available and we determine the use of leverage to be appropriate, we expect to leverage our assets at a ratio of up to 4:1, generally, but the amount of leverage we may use, in the aggregate or with respect to any target asset class, is not subject to any maximum debt-to-equity ratio, as we believe the level of leverage will vary based upon the particular asset class, the characteristics of the portfolio and market conditions.

Failure to procure adequate capital and funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends to our stockholders.

We depend upon the availability of adequate funding and capital for our operations. We intend to finance our assets over the long-term through a variety of means, including repurchase agreements, warehouse facilities, credit facilities, and securitizations. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	the market price of the shares of our capital stock; and

•	the market’s view of the quality of our assets.

The current situation in the mortgage market could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing.

In general, this could potentially increase our financing costs and reduce our liquidity.

We expect to use a number of sources to finance our investments, including repurchase agreements, warehouse facilities, credit facilities, and securitizations. Current market conditions have affected the cost and availability of financing from each of these sources—and their individual providers—to different degrees; some sources generally are unavailable, some are available but at a high cost, and some are largely unaffected. For example, in the repurchase agreement market, borrowers have been affected differently depending on the type of security they are financing. Non-Agency RMBS and CMBS have been harder to finance, depending on the type of assets collateralizing the RMBS and CMBS. The amount, term and margin requirements associated with these types of financings have been impacted.

As a result, the execution of our investment strategy may be dictated by the cost and availability of financing from these different sources.

If one or more major market participants goes out of business, it could adversely affect the marketability of all fixed income securities and this could negatively impact the value of the securities we acquire, thus reducing our net book value.

Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our securities or mortgage loans at an inopportune time when prices are depressed.

We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of financing for our assets which may not be available. Further, as a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Our ability to obtain sufficient funding on acceptable terms may negatively affect the market price of our common stock and our ability to make distributions to our stockholders. Moreover, our ability to grow will be dependent on our ability to procure additional funding. To the extent we are not able to raise additional funds through the issuance of additional equity or borrowings, our growth will be constrained.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in repurchase transactions, we generally will sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. We expect our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Any repurchase agreements that we may use in the future to finance our assets may require us to provide additional collateral or pay down debt.

In the event we utilize repurchase agreements, they would involve the risk that the market value of the loans pledged or sold by us to the repurchase agreement counterparty may decline in value, in which case the counterparty may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have additional collateral or the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the counterparty could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the counterparty files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. Repurchase agreement counterparties may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would enhance our ability to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

Currently, we have no repurchase agreements in place, and there can be no assurance that we will be able to obtain one or more such facilities on favorable terms, or at all.

We may use U.S. Government equity and debt financing to acquire a portion of our CMBS and mortgage loan portfolio.

We may seek to acquire CMBS with financings from the Federal Reserve Board of New York, or the FRBNY, under the TALF. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF beyond non-mortgage ABS to include certain types of legacy securitization assets. On May 1, 2009, the Federal Reserve published the terms for the expansion of TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of CMBS. The Federal Reserve has also announced that, beginning in July 2009, eligible legacy CMBS may also be purchased under the TALF. The Federal Reserve recently announced that it does not expect further additions to the types of collateral that are eligible for TALF. Accordingly, it does not appear that non-Agency RMBS will be included. There can be no assurance that we will be able to utilize this program successfully or at all. The FRBNY has also announced that it is extending TALF to June 30, 2010 for newly-issued CMBS and to March 31, 2010 for all other TALF-eligible collateral. The program documentation will be updated as part of the next subscription announcement in September to reflect the extension.

We may also acquire interests in RMBS and CMBS with financing under the Legacy Securities Program under the PPIP by investing in one or more PPIFs managed by unaffiliated parties established under the Legacy Securities Program to purchase legacy securities, although we do not presently intend to participate in the U.S. Government’s Legacy Securities Program under the PPIP. The U.S. Department of the Treasury has named nine pre-qualified asset managers for the Legacy Securities Program established under the PPIP and few PPIFs have been formed to date. We may also acquire interests in residential and commercial mortgage loans with financing under the Legacy Loans Program, although we do not presently intend to participate in the U.S. Government’s Legacy Loans Program under the PPIP. As these programs evolve over time, however, we may participate in such programs. On June 3, 2009, the FDIC announced that development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell distressed or troubled assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in our banking system. As a next step, the FDIC tested the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets in a transaction that closed September 30, 2009. Because the details of the Legacy Loans Program are still subject to change, the attractiveness of the program to us cannot be determined at this time.

We may not have the benefit of representations and warranties for the assets we acquire.

We intend to acquire and manage residential and commercial mortgage loans, MBS, real estate-related securities, real estate, and various other assets from various counterparties. If we acquire assets from either a bankruptcy estate or a governmental entity, it is unlikely that we will either receive broad representations and warranties about the purchased loans or have the contractual ability to require the counterparty to repurchase assets or otherwise indemnify us if there are defaults with respect to the assets. In addition, to the extent that our counterparties are unable to fulfill their obligations to us, we will have the same risks as if such representations and warranties were not made. If we do not have the benefit of such representations and warranties, we may lose money on our investments.

Our securitizations will expose us to additional risks.

We may securitize certain of our portfolio investments to generate cash for funding new investments. We expect to structure these transactions so that they are treated as financing transactions, and not as sales, for U.S. federal income tax purposes. We may convey a pool of assets to a special purpose vehicle, the issuing entity, and the issuing entity would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds of the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to access the securitization market, or be able to do so at favorable rates. The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

Interest rate mismatches between our expected investments and any future borrowings used to fund purchases of these assets may reduce our income during periods of changing interest rates.

Our operating results will depend in large part on the differences between the income from our assets, net of credit losses and financing costs. We intend to fund some of our acquisitions of mortgage loans, real estate-related securities and real estate loans with borrowings that have interest rates based on indices and repricing terms with shorter maturities than the interest rate indices and repricing terms of our adjustable-rate assets. For example, adjustable-rate MBS are typically subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount an interest rate can increase over the life of the security. Our borrowings typically will not be subject to similar restrictions. Accordingly, if short-term interest rates increase, this may harm our profitability by reducing our net income.

Some of the residential and commercial mortgage loans, MBS, real estate-related securities and various other asset classes we intend to acquire will be fixed-rate securities. This means that their interest rates will not vary over time based upon changes in a short-term interest rate index. Therefore, the interest rate indices and repricing terms of the assets that we intend to acquire and their funding sources will create an interest rate mismatch between our assets and liabilities. During periods of changing interest rates, these mismatches could reduce our net income, dividend yield and the market price of our stock.

Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and the market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries, or TRSs) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. As a result, our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we intend to seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedge transactions in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 815, “Derivatives and Hedging” (formerly Statement of Financial Accounting Standards, or SFAS, 133, “Accounting for Derivative Instruments and Hedging Activities”). There can be no assurances that we will qualify for hedge accounting treatment. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we will enter into may not be offset by a change in the fair value of the related hedged transaction.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

We expect a substantial portion of our investments in securities will be classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including MBS trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

ERISA may restrict investments by certain plans in our common stock.

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, the Code or any substantially similar federal, state or local law and whether an exemption from such prohibited transaction rules is available. See “ERISA Considerations.”

Risks Related to the Current Real Estate Market

Continued adverse developments in the broader residential and commercial mortgage market may adversely affect the value of the assets in which we invest.

In 2008 and so far in 2009, the residential and commercial mortgage market in the United States has experienced a variety of difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential and commercial mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for some institutions. These factors have impacted investor perception of the risk associated with MBS, residential and commercial mortgage loans, real estate-related securities and various other asset classes in which we may invest. As a result, values for MBS, residential and commercial mortgage loans, real estate-related securities and various other asset classes in which we intend to invest have experienced volatility. Further increased volatility and deterioration in the broader residential and commercial mortgage and MBS markets may adversely affect the performance and market value of our investments.

Any decline in the value of our investments, or perceived market uncertainty about their value, would likely continue to make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. The MBS in which we intend to invest will be classified for accounting purposes as available-for-sale. All assets classified as available-for-sale will be reported at fair value with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, a decline in fair values may reduce the book value of our assets. Moreover, if the decline in fair value of an available-for-sale security is other-than-temporarily impaired, such decline will reduce earnings. If market conditions result in a decline in the fair value of our MBS, our financial position and results of operations could be adversely affected.

Difficult conditions in the financial markets and the economy generally may cause our holdings to lose value, and we do not expect these conditions to improve in the near future.

Our results of operations will be materially affected by conditions in the mortgage market, the financial markets and the economy generally. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. For now (and for the foreseeable future), access to mortgages has been substantially limited. While the limitation on financing was initially in the subprime mortgage market, the liquidity issues have now also affected prime and Alt-A non-Agency lending, with mortgage rates remaining much higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong inverse correlation between home price growth rates and mortgage loan delinquencies. The market deterioration has caused mortgage loan delinquencies, which have caused us to expect losses related to mortgages that we may purchase with the net proceeds of this offering and the concurrent private placement.

There can be no assurance that the actions of the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, that our business will benefit from these actions or that further government or market developments will not adversely impact us.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken action to attempt to stabilize the financial markets. Significant measures include the enactment of the Economic Stabilization Act of 2008, or the EESA, to, among other things, establish the Troubled Asset Relief Program, or the TARP; the enactment of the HERA, which established a new regulator for Fannie Mae and Freddie Mac; the establishment of the TALF; and the establishment of the PPIP.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. Government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation. There can also be no assurance that we will be eligible to participate in any programs established by the U.S. Government such as the TALF or the PPIP or, if we are eligible, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to provide liquidity to restart the market for certain of our targeted assets, the establishment of these programs may result in increased competition for opportunities in our targeted assets. It is also possible that our competitors may utilize the programs which would provide them with debt and equity capital funding from the U.S. Government. In addition, the U.S. Government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on our business, results of operations and financial condition.

BLS has executed the Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury, and is obligated to undertake loss mitigation strategies in accordance with HAMP guidelines, which are different from some of BLS’s prior methods, for certain owner occupied, residential mortgage loans. HAMP will not apply to all of the mortgage loans we purchase. However, HAMP guidelines require BLS to mitigate losses on covered loans in ways that are different than what BLS previously did and, as a result, we might not be as profitable as we otherwise would have been.

On March 4, 2009, the U.S. Treasury announced the Obama Administration’s Home Affordable Modification Program, which provides a detailed, uniform model for the one-time modification of eligible residential mortgage loans. Eligibility for relief initially is limited to certain owner occupant borrowers with loans of less than $729,000 that were in existence as of January 1, 2009. On April 28, 2009, the U.S. Treasury announced the Second Lien Modification Program, or 2MP, which applies to second lien residential mortgage loans with corresponding first liens that have been modified under HAMP. To be eligible for a loan modification under the plan, the borrowers must be in default or imminent risk of default due to a specific event. To be eligible for a loan modification of a second lien loan under 2MP, the corresponding first lien loan must have been modified under HAMP. New borrowers will be accepted under both programs until December 31, 2012. HAMP and 2MP provide for the payment by Fannie Mae, on behalf of the U.S. Treasury of incentive fees to servicers and investors related to successful modifications. To be eligible for such incentives, the servicer must execute a Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury. Execution of this agreement obligates the servicer to follow the HAMP and 2MP guidelines for evaluating and implementing loan modifications, unless an applicable servicing agreement with a loan holder prohibits the servicing of loans in this manner. HAMP and 2MP guidelines may vary materially from the way BLS previously engaged in loss mitigation, because the emphasis of the HAMP and 2MP is to promote loan modifications where possible. In addition, the Servicer Participation Agreement may restrict the transfer of loans subject to its provisions to transferees that agree to execute a comparable agreement with the U.S. Treasury. BLS has executed the master form Servicer Participation Agreement. The terms of the servicing agreement we intend to have one or more of our subsidiaries enter into with a national bank, as trustee, and BLS, will require that our mortgage loans subject to the servicing agreement be serviced in accordance with HAMP. However, HAMP and 2MP guidelines require BLS to mitigate losses on covered loans in ways that are different than what BLS previously did and, as a result, we might not be as profitable as we otherwise would have been.

Loan modifications may adversely affect our ability to receive payments on a timely basis or to receive full payments from residential mortgages in Agency and non-Agency RMBS.

The Helping Families Save Their Homes Act of 2009, or HFSTH Act, which was enacted on May 20, 2009, provides a safe harbor in some circumstances for servicers entering into “qualified loss mitigation plans” in accordance with HAMP with respect to residential mortgages originated before the act was enacted. A servicer’s duty to any investor or other party to maximize the net present value of any mortgage being modified will be construed to apply to all investors and other parties and will be deemed satisfied when the following criteria are met: (a) a default on the payment of the mortgage has occurred, is imminent, or is reasonably foreseeable, (b) the mortgagor occupies the property securing the mortgage as his or her principal residence and (c) the servicer reasonably determined that the application of such qualified loss mitigation plan will likely provide an anticipated recovery on the outstanding principal mortgage debt that will exceed the anticipated recovery through foreclosure. Any servicer that is deemed to be acting in the best interests of all investors and parties is relieved of liability to any party owed a duty as discussed above and shall not be subject to any injunction, stay or other equitable relief to such party based solely upon the implementation by the servicer of a qualified loss mitigation plan. The HFSTH Act further provides that any person, including a trustee, issuer and loan originator, shall not be liable for monetary damages or subject to an injunction, stay or other equitable relief based solely upon that person’s cooperation with a servicer in implementing a qualified loss mitigation program that meets the criteria set forth above. Pursuant to the Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury, BLS is required to pursue “qualified loss mitigation plans” that may be evaluated under methodologies and on terms that BLS otherwise might not use. By protecting servicers from such liabilities, this safe harbor may encourage loan modifications on different terms than we might otherwise seek to implement, and, as a result, we might not be as profitable as we otherwise would have been.

Risks Related To Our Investments

We have not yet identified any specific investments.

We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager, and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in our shares.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the private placement of shares to BAM and David Ertel concurrently with this offering in interest-bearing short-term investments, including money market accounts, which is consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our targeted asset classes. We expect to reallocate a portion of the net proceeds from this offering into a more diversified portfolio of investments, subject to the availability of appropriate investment opportunities.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering and the concurrent private placement. You will be unable to evaluate the manner in which the net proceeds of this offering and the concurrent private placement will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to acquire and manage, directly or through our subsidiaries, assets with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

Our board will be asked to approve very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board will periodically review our investment guidelines and our investment portfolio, but will not, and will not be required to, review all of our proposed investments or any type or category of investment, except that an investment in a security or asset structured or managed by our Manager, BAM, any of BAM’s subsidiaries, or Bayview must be approved by a majority of our independent directors. In addition, in conducting periodic reviews, our board may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by our board. Our Manager will have great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments entered into by our Manager may not be in your best interests.

We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

We may change our investment strategy or asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect the market price of our common stock and our ability to make distributions to you.

We intend to selectively acquire and actively manage mortgage-related assets that have credit risk exposure and/or limited liquidity.

Our investment program is speculative and entails substantial risks. There can be no assurance that our investment objectives will be achieved and that investors will not incur losses. Investments in assets that have credit exposure and/or limited liquidity and the use of short sales, options, leverage, futures, swaps and other derivative instruments may create special risks and substantially increase the impact of adverse price movements on our portfolio.

We intend to invest in the U.S. residential and commercial mortgage markets.

We intend to acquire and actively manage, directly and through our subsidiaries, assets in the U.S. residential and commercial mortgage markets. The residential and commercial mortgage markets in the United States have experienced a variety of difficulties and changed economic conditions that may adversely affect our performance. Delinquencies and losses with respect to residential and commercial mortgage loans have increased over the past two years and may continue to increase, particularly in the subprime sector. In addition, over the past two years property prices and appraisal values in most states and localities have declined after extended periods of significant appreciation. In many areas property prices continue to decline. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential and commercial mortgage loans, particularly with respect to second homes and investment properties and with respect to any residential or commercial mortgage loan, the aggregate loan amount of which (including any subordinate liens) is close to or greater than the related property value. A substantial proportion of U.S. property owners now owe more on their mortgage loan than the value of their homes. Many states and localities have also experienced a significant increase in foreclosures. Foreclosure sales tend to depress property prices, thereby making it more difficult for borrowers to refinance and increasing the rate of defaults.

In addition, numerous residential and commercial mortgage lenders that originated subprime mortgage loans are no longer operating or are otherwise unable to lend in significant amounts. Those difficulties have resulted, in part, from declining markets for mortgage loans, from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims, and changes in laws and underwriting guidelines that make it harder to lend to borrowers with poor credit histories.

We intend to focus on the wide range of opportunities that exist within the mortgage-related assets sector in the United States and, in the future, outside the United States. While the specific investment opportunities may change over time as supply and demand dynamics in the market and the origination industry evolve, we believe that we can capitalize on many different strategies within the mortgage-related assets sector. Assets that we may invest in include residential and commercial mortgage loans, RMBS and CMBS, real estate-related securities and real estate. We may acquire residential and commercial mortgage loans that are performing or non-performing, which are mortgage loans for which the borrower is two or more payments past due. Moreover, some of the residential and commercial mortgage loans we acquire may have defects in the documentation contained in the loan files. Furthermore, these types of residential and commercial mortgage loans will underlie the mortgage-backed securities and other related securities in which we may invest.

We intend to invest in subprime and nonconforming mortgage loans and securities backed directly or indirectly by subprime and nonconforming mortgage loans.

“Subprime” mortgage loans refer to mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans made to borrowers with low credit scores, and mortgage loans made to borrowers who have other debt that represents a large portion of their income. Nonconforming mortgage loans are mortgage loans that do not meet the underwriting guidelines of Fannie Mae or Freddie Mac. Due to economic conditions, including increased interest rates and lower property prices, as well as aggressive lending practices, subprime and nonconforming mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. In addition, because of the higher delinquency rates and losses associated with subprime and nonconforming mortgage loans, the performance of MBS backed by subprime and nonconforming mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

We intend to invest in non-performing mortgage loans and securities backed directly or indirectly by non-performing mortgage loans.

We expect that certain mortgage loans purchased by us will be non-performing. Our investments in non-performing mortgage loans will involve a high degree of financial risk and there can be no assurance that our investment objectives will be realized or that there will be any return on our investment. We will rely on BLS to provide special servicing with respect to these non-performing loans, but there can be no assurance that BLS will be able to return these loans to performing status or liquidate such assets without us incurring a loss.

Furthermore, the borrower or relevant guarantor may also be in bankruptcy or liquidation. There can be no assurance as to the amount and timing of payments, if any, that we will receive from these mortgage loans. Furthermore, investments in properties operating in workout modes or under bankruptcy protection laws may, in certain circumstances, be subject to additional potential liabilities that could exceed the value of our original investment.

We intend to invest in second lien mortgage loans, subordinate lien mortgage loans and securities backed directly or indirectly by second lien mortgage loans or subordinate lien mortgage loans.

Our security interest in the property securing second lien mortgages or subordinate lien mortgages is subordinated to the interest of the first lien mortgage holder. Second lien mortgages and subordinate lien mortgages also have a higher combined loan-to-value, or LTV, ratio than the first lien mortgage. If the value of the property is equal to or less than the amount needed to repay the borrower’s obligation to the first lien mortgage holder upon foreclosure, our second lien mortgage loan or subordinate lien mortgage loan will not be repaid at all, and if the property value is greater than the amount needed to repay the first lien mortgage holder but less than the amount of the first and second lien or subordinate lien, as applicable, mortgages combined, our second lien mortgage or subordinate lien mortgage, as applicable, will not be paid in full.

We intend to invest in option, adjustable rate mortgage, or ARM, loans and securities backed directly or indirectly by option ARM mortgage loans.

The option ARM loan is a unique adjustable-rate mortgage that can provide the borrower with up to four payment options each month and an introductory rate of interest, or start rate, that is usually much lower than the loan’s fully-indexed interest rate and will last from one month to five years, depending on the type of option ARM selected by the borrower. The minimum monthly payment is a fully amortizing payment based on the start rate and is the lowest payment that the borrower may select, which means that any other payment option, such as interest-only, will not be available in any month that it is less than the minimum payment. After an initial introductory period, the interest rate can adjust monthly based on movements in the index. The minimum monthly payment, however, adjusts no more frequently than annually and each annual payment adjustment cannot exceed, in amount, a specified percentage of the previous year’s minimum monthly payment. As a result, depending on how the interest rate adjusts, the minimum monthly payment may not be sufficient to pay all the interest that accrued during the previous month. When this occurs and the borrower selects the minimum payment option, the unpaid interest is added to the principal balance. This is called negative amortization. Acquiring mortgage loans with negative amortization creates risks for our business through the increased amounts of debt owed on a borrower’s mortgage loan without any corresponding determination that the borrower is capable of paying such increased amount. The increased amount of debt may make it more likely that a borrower may be delinquent or default in payments after payment caps are no longer in effect because the increased principal amount of the mortgage loan and corresponding interest payment due on such amounts may be larger than a borrower’s ability to repay such amounts. In addition, unless the value of the property increases in an amount at least equal to the amount of the negative amortization, the increased debt owed may be insufficient to satisfy the original LTV or current LTV, or CLTV, ratios for such property and, following a foreclosure, the value we realize upon a sale of such a property may not be sufficient to satisfy the increased debt owed to us as a result of negative amortization. If credit risks associated with the option ARM were to increase in severity, our earnings could be adversely affected. Moreover, the option ARM feature may be eliminated in a loan modification.

We intend to invest in interest-only mortgage loans and securities backed directly or indirectly by interest-only mortgage loans.

We may acquire and manage, directly or through our subsidiaries, interest-only mortgage loans. Interest-only mortgage loans permit the borrowers to make monthly payments of only accrued interest for a specified period following origination. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully before its final payment date. Interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, the interest-only mortgage loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case. If the monthly payment increases after the interest-only period, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Moreover, the interest ARM feature may be eliminated in a loan modification.

We intend to invest in loans with early or multiple payment defaults, which may be indicative of higher rates of delinquencies and losses in the future.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

We intend to invest in mortgage loans with high original LTV ratios, which may present a greater risk of loss.

Some of the mortgage loans we acquire may have original LTV ratios of greater than 80%. Mortgage loans with high LTV ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original LTV ratios.

Moreover, mortgage loans with high original LTV ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original LTV ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

We intend to invest in balloon loans.

We may acquire and manage, directly or through our subsidiaries, balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, we may suffer a loss if the collateral for the loan is insufficient and the applicable forms of credit enhancement are insufficient or unavailable to cover the loss.

We intend to invest in high balance mortgage loans.

We may acquire and manage, directly or through our subsidiaries, mortgage loans that have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on us as a whole.

We intend to invest in mortgage loans with higher risk of loss on loans secured by non-owner occupied properties.

We may invest in mortgage loans that are secured by commercial, multifamily or mixed use properties, or by properties, including improved and unimproved land, held by borrowers for investment, or by second homes. These mortgage loans are likely to present a greater risk of loss, and the unimproved land is likely to present a significantly greater risk of loss, if a borrower experiences financial difficulties, because these borrowers may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by a primary residence of a borrower.

The investments chosen by our Manager may have been originated by financial institutions or other entities that are insolvent, in serious financial difficulty or no longer in existence.

The investments chosen by our Manager may have been originated by financial institutions or other entities that are insolvent, in serious financial difficulty or no longer in existence. As a result, the standards by which such investments were originated, the recourse to the selling institution, or the standards by which such investments are being serviced or operated may be adversely affected.

Mortgage loans originated according to non-Agency underwriting guidelines may have higher expected delinquencies.

We intend to acquire residential and commercial mortgage loans from various unaffiliated savings institutions, finance companies and other sellers. Although neither we nor the Manager will have, in many cases, information available to it as to the underwriting standards that were applied in originating these mortgage loans, it is possible that some of these mortgage loans will have been originated according to underwriting guidelines that do not comply with the guidelines of Fannie Mae and Freddie Mac, which we refer to as the Agency Guidelines. Mortgage loans originated according to underwriting guidelines that are not as strict as Agency Guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the mortgage loans we acquire.

A variety of factors may affect the performance of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of mortgage loans, you should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the mortgage loans;

•	differences in interest rates, credit quality and any of various other material characteristics;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, you should consider that, historical loan performance during a period of rising property values may differ significantly from the future performance of similar loans during a period of stable or declining property values. Therefore, the loans that we acquire in a period of declining property values are not likely to perform well relative to comparable loans in a period of rising property values.

Deficiencies in appraisal quality in the mortgage loan origination process may result in defaults.

During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

The use of stated income underwriting guidelines in the mortgage loan origination process may result in increased delinquencies and defaults.

Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. Prior to late 2007 when federal and state governments increased their regulation in this area, many mortgage loans were originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically, no direct verification of monthly income was required under stated income programs, which increased the risk that these borrowers had overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans.

The use of underwriting guideline exceptions in the mortgage loan origination process may result in increased delinquencies and defaults.

Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Mortgage loans secured by non-owner occupied properties may result in higher severities of default.

Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

The use of brokers and correspondents as opposed to retail origination in the mortgage loan origination process may result in increased delinquencies and defaults.

Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud in the mortgage loan origination process may result in increased delinquencies and defaults.

Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that we acquire any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third-parties on the yield on your securities.

Delinquencies and defaults may be higher on mortgage loans made to self-employed borrowers.

Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans we acquire.

Delinquencies and defaults may be higher on mortgage loans made to first time borrowers.

First time buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

The commercial mortgage loans we expect to acquire and the commercial mortgage loans underlying the CMBS we may acquire will be subject to defaults, foreclosure timeline extension, fraud and property price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of a single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things,

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property or the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law, as well as the equity powers of the bankruptcy courts. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

There are special risks associated with multifamily, mixed use and commercial mortgage loans.

There are various risks associated with multifamily, commercial and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a commercial property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

Commercial Mortgage Loans Secured by Retail Properties. The performance of a commercial mortgage loan secured by one or more retail properties and the value of the related mortgaged property may be affected by factors such as the quality and success of a retail property’s tenants, the closing of a major store in the shopping center where the related property is located, changes in consumer preferences, declines in consumer spending, competition from local merchants and from catalog and internet retailers and product obsolescence.

Commercial Mortgage Loans Secured by Office Properties. The performance of a commercial mortgage loan secured by one or more office properties and the value of the related mortgaged property may be affected by factors such as the quality and nature of tenants, tenant concentration (for example, predominantly high tech firms, law firms, government agencies, etc.), the physical condition of the property, the types of services and amenities provided, changes in the surrounding neighborhood, management, and the availability of alternative office space.

Commercial Mortgage Loans Secured by Industrial Properties. The performance of a commercial mortgage loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by factors such as the design and adaptability of the building, success or failure of the business of the tenant, which is frequently the sole tenant of the property, the availability of alternative space, and the quality of the local and regional transportation system.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed use loans than with respect to residential mortgage loans.

Our investments in junior tranches of MBS are generally subject to losses.

We may acquire MBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

If our Manager overestimates the loss-adjusted yields of our CMBS investments, we may experience losses.

Our Manager will value our potential CMBS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. Based on these loss estimates, our Manager will either adjust the pool composition accordingly through loan removals and other credit enhancement mechanisms or leave loans in place and negotiate for a price adjustment. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager overestimates the pool level losses relative to the price we pay for a particular CMBS investment, we may experience losses with respect to such investment.

Risks related to delay in receipt of liquidation proceeds; liquidation proceeds may be less than mortgage balance.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, we could incur a loss on our investment if the applicable credit enhancement is insufficient to cover the loss.

Delinquencies may be higher due to servicing transfers.

Servicing of mortgage loans may be transferred in the future to servicers other than BLS in accordance with the terms of residential and commercial mortgage loans we acquire. All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields of the securities.

We may not control the special servicing of the mortgage loans or mortgage loans included in the MBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

We may acquire mortgage loans, either through one of our subsidiaries or through a joint venture with other third-parties, on a servicing retained basis which means that the seller of the mortgage loans, or current owner of the servicing rights with respect to the mortgage loans we acquire, will remain the servicer of such mortgage loans and we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. In addition, with respect to MBS we purchase, we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. If we do not have the right to appoint, either directly or indirectly, the servicer or special servicer, the manner in which the loans are serviced, including the use of loss mitigation techniques, may not be the same as if BLS were the servicer.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating, reduce, withdraw, or indicate that they may reduce or withdraw their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

The mortgage loans in which we invest may be concentrated in a specific state or states which will increase the risks we face.

The mortgage loans in which we invest may be concentrated in a specific state or states. Weak economic conditions in these locations may affect the ability of borrowers to repay their mortgage loans on time. Properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, hurricanes, wildfires, mudslides and other natural disasters. Declines in the residential or commercial real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the LTV ratios of mortgage loans in such jurisdiction, and thereby decrease the value. Conversely, any increase in the market value of properties located in a particular jurisdiction would reduce the LTV ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans. Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans. Properties located in certain parts of the southern and eastern United States may have been damaged by the hurricanes and tropical storms that recently affected those areas.

We may acquire mortgage loans without information regarding underwriting standards that experience higher than expected delinquencies.

We will acquire mortgage loans from various unaffiliated savings institutions, finance companies and other sellers. From time to time, neither the seller nor the depositor will have information available to it as to the underwriting standards that were applied in originating the mortgage loans, and such mortgage loans may have been originated in accordance with standards less strict than those of Fannie Mae and Freddie Mac. As a result, certain of our investments may experience rates of delinquency and default that are higher than those experienced by mortgage loans that were underwritten in accordance with higher standards. Changes in the values of mortgaged properties may have a greater effect on the delinquency, default and loss experience of our mortgage loans than on mortgage loans that were originated under stricter guidelines.

Foreclosures and REO sales may reduce the values of similar properties located in the same areas, which would result in an increase in the LTV ratios of the mortgage loans for properties located in the same areas.

Foreclosures and REO sales may reduce the values of similar properties located in the same areas, which would result in an increase in the LTV ratios of the mortgage loans for properties located in the same areas and a corresponding decrease in the value of mortgages on such properties. In addition, the number of property owners who owe more on the related mortgage loan than the property is worth, or have negative equity on their properties, has increased during the recent economic crisis. Reductions in the value of our investments could cause a material adverse effect on our business, financial condition, liquidity and results of operations.

We rely on credit scores as part of our due diligence process, which may not accurately predict the performance of the mortgage loans.

We rely on credit scores as part of our due diligence process. Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third-party that analyzes data on consumers in order to establish patterns that are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A credit score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans, and therefore the loans that we purchase may in fact be of lesser quality than we initially assess, which could lead to higher than expected losses.

We may invest in commercial mortgage loans and/or CMBS exposing us to a greater risk of loss through delinquency and foreclosure than lending on the security of single-family residences.

We may acquire and manage, directly or through our subsidiaries, commercial mortgage loans and CMBS. The value of our commercial mortgage loans will be influenced by the rate of delinquencies and defaults experienced on the commercial mortgage loans and by the severity of loss incurred as result of such defaults. The factors influencing delinquencies, defaults and loss severity include: (i) economic and real estate market conditions by industry sectors (e.g., multifamily, retail, office, etc.); (ii) the terms and structure of the mortgage loans; and (iii) any specific limits to legal and financial recourse upon a default under the terms of the mortgage loan.

Commercial mortgage loans are generally viewed as exposing a lender to a greater risk of loss through delinquency and foreclosure than lending on the security of single-family residences. The ability of a borrower to repay a loan secured by income-producing property typically is dependent primarily upon the successful operation and operating income of such property (i.e., the ability of tenants to make lease payments, the ability of a property to attract and retain tenants, and the ability of the owner to maintain the property, minimize operating expenses and comply with applicable zoning and laws) rather than upon the existence of independent income or assets of the borrower. Many commercial mortgage loans provide recourse only to specific assets, such as the property, and not against the borrower’s other assets or personal guarantees.

Commercial mortgage loans generally do not fully amortize, which can necessitate a sale of the property or refinancing of the remaining “balloon” amount at or before maturity of the mortgage loan. Accordingly, investors in commercial mortgage loans and CMBS bear the risk that the borrower will be unable to refinance or otherwise repay the mortgage at maturity, thereby increasing the likelihood of a default on the borrower’s obligation.

Exercise of foreclosure and other remedies may involve lengthy delays and additional legal and other related expenses on top of potentially declining property values. In certain circumstances, the creditors may also become liable upon taking title to an asset for environmental or structural damage existing at the property.

We may invest in MBS, including subordinate tranches of such securities, which will subject us to the particular risks of those types of investments.

We may acquire and manage, directly or through our subsidiaries, MBS, including subordinated tranches of such securities. The value of MBS will be influenced by factors affecting the value of the underlying real estate portfolio, and by the terms and payment histories of such MBS.

Some or all of the MBS contemplated to be acquired by us may not be rated, or may be rated lower than investment-grade securities, by one or more nationally recognized statistical rating agencies. Lower-rated or unrated MBS, or “B-pieces”, in which we intend to invest have speculative characteristics and can involve substantial financial risks as a result. The prices of lower credit quality securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic or real estate market conditions or individual issuer concerns. Securities rated lower than “B” by the rating agencies can be regarded as having extremely poor prospects of ever attaining any real investment standing and may be in default. Existing credit support and the owner’s equity in the property may be insufficient to protect us from loss. As an investor in subordinated MBS in particular, we will be first in line among debt holders to bear the risk of loss from delinquencies and defaults experienced on the collateral.

We may acquire subordinated tranches of MBS issuances. In general, subordinated tranches of MBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. Such subordinated tranches are subject to a greater risk of nonpayment than are senior tranches of MBS or MBS backed by third-party credit enhancement. In addition, an active secondary market for such subordinated MBS is not as well developed as the market for certain other MBS. Accordingly, such subordinated MBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

The value of MBS in which we may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise, the value of such securities will decline. Typically, commercial mortgage loans are not prepayable or are subject to prepayment penalties or interest rate adjustments, while the principal on most residential mortgage loans generally may be prepaid at any time without penalty. In addition, to the extent that the mortgage loans which underlie specific mortgage-backed securities are prepayable, the value of such mortgage securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

We may not realize income or gains from our investments.

We will seek to generate both current income and capital appreciation. The securities we intend to acquire and manage, directly or through our subsidiaries, may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we intend to acquire and manage, directly or through our subsidiaries, may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay dividends to our stockholders.

In the normal course of making investments we will be concentrated within the mortgage-related asset sector. In addition, it is possible that we may select investments that are concentrated in a limited number or type of financial instruments or assets. Such concentration of risk may increase the losses suffered by us or reduce our ability to hedge our exposure and to dispose of depreciating assets. Limited diversity could expose us to losses disproportionate to market movements in general if there are disproportionately greater adverse price movements in those financial instruments or assets.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We intend to acquire and manage, directly or through our subsidiaries, real estate-related assets by investing directly in residential and commercial mortgage loans and indirectly by purchasing MBS backed by real estate-related assets. Under a normal yield curve, an investment in these assets would decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these investments is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these investments would decline, and the duration and weighted average life of these investments would increase. We could realize a loss if these assets were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these assets.

We expect some of our portfolio investments will be recorded at fair value, as determined in accordance with our pricing policy as approved by our board and, as a result, there will be uncertainty as to the value of these investments.

We expect some of our portfolio investments will be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with our pricing policy as approved by our board. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Prepayment rates could negatively affect the value of our investment portfolio, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

In the case of mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio of mortgage loans and MBS backed by real estate-related assets and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

The mortgage loans we intend to acquire and manage, directly or through our subsidiaries, and the mortgage loans underlying the mortgage and asset-backed securities we intend to acquire and manage, directly or through our subsidiaries, are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to acquire and manage, directly or through our subsidiaries, non-Agency MBS, which are backed by residential real property but, in contrast to Agency MBS, their principal and interest is not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of a single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the RMBS and CMBS we acquire and manage, directly or through our subsidiaries, are subject to all of the risks of the respective underlying mortgage loans.

We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

When we sell loans, we will be required to make customary representations and warranties about such loans to the loan purchaser. We expect our mortgage loan sale agreements will require us to repurchase or substitute loans if we breach in any material respect a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, we expect to be required to repurchase or substitute loans if we breach a representation or warranty in connection with our securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against the originating broker or correspondent. Further, if a purchaser enforces its remedies against us, we may not be able to enforce the remedies we have against the sellers. The repurchased loans typically can only be financed at a steep discount to their repurchase price, if at all. They are also typically sold at a significant discount to the unpaid principal balance. Significant repurchase activity could harm our cash flow, results of operations, financial condition and business prospects.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager intends to assess the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager intends to rely on resources available to it and, in some cases, an investigation by third-parties. This process is particularly important with respect to newly formed originators or issuers because there may be little or no information publicly available about these entities and investments. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Our real estate investments are subject to risks particular to real property.

We will own assets secured by real estate and may own real estate directly in the future, either through direct investments or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

Our Manager will utilize analytical models and data in connection with the valuation of our investments, and any incorrect, misleading or incomplete information used in connection therewith would subject us to potential risks.

Given the complexity of our investments and strategies, our Manager must rely heavily on analytical models (both net present value based loss mitigation models developed by BAM and those supplied by third-parties) and information and data supplied by third-parties, or Models and Data. Models and Data will be used to value investments or potential investments and also in connection with hedging our investments. When Models and Data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on Models and Data, especially valuation models, our Manager may be induced to buy certain investments at prices that are too high, to sell certain other investments at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty Models and Data may prove to be unsuccessful. Furthermore, any valuations of our investments that are based on valuation models may prove to be incorrect.

Some of the risks of relying on analytical models and third-party data are particular to analyzing tranches from securitizations, such as MBS. These risks include, but are not limited to, the following: (i) collateral cash flows and/or liability structures may be incorrectly modeled in all or only certain scenarios, or may be modeled based on simplifying assumptions that lead to errors; (ii) information about collateral may be incorrect, incomplete, or misleading; (iii) collateral or bond historical performance (such as historical prepayments, defaults, cash flows, etc.) may be incorrectly reported, or subject to interpretation (e.g., different issuers may report delinquency statistics based on different definitions of what constitutes a delinquent loan); or (iv) collateral or bond information may be outdated, in which case the models may contain incorrect assumptions as to what has occurred since the date information was last updated.

Some of the analytical models used by our Manager, such as mortgage prepayment models or mortgage default models, are predictive in nature. The use of predictive models has inherent risks. For example, such models may incorrectly forecast future behavior, leading to potential losses on a cash flow and/or a mark-to-market basis. In addition, the predictive models used by our Manager may differ substantially from those models used by other market participants, with the result that valuations based on these predictive models may be substantially higher or lower for certain investments than actual market prices. Furthermore, since predictive models are usually constructed based on historical data supplied by third-parties, the success of relying on such models may depend heavily on the accuracy and reliability of the supplied historical data and the ability of these historical models to accurately reflect future periods.

All valuation models rely on correct market data inputs. If incorrect market data is entered into even a well-founded valuation model, the resulting valuations will be incorrect. However, even if market data is inputted correctly, “model prices” will often differ substantially from market prices, especially for securities with complex characteristics, such as derivative securities.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third-parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

We are subject to additional risks from our international investments.

We may make investments in securities and loans located outside of the United States, and may make or purchase loans or participations in loans secured by property located outside the United States. These investments and loans may be affected by factors peculiar to the laws and business practices of the jurisdictions in which properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•

existing or new laws relating to the foreign ownership of real property, securities or loans, and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	BAM’s limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Regulatory and Legal Risks

Violations of federal, state and local laws by the originator, prior servicer, us or BLS may result in rescission of the loans or penalties that may adversely impact our income.

Violations of certain provisions of federal, state and local laws by the originator, prior servicer or BLS, as well as actions by governmental agencies, authorities and attorneys general, may limit our or BLS’s ability to collect all or part of the principal of, or interest on, the residential mortgage loans we purchase and hold, and loans that serve as security for the MBS we purchase and hold. Violations could also subject the entity that made or modified the loans to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, a loan seller’s failure to comply with certain requirements of federal and state laws could subject the seller (and other assignees of the mortgage loans) to monetary penalties and result in the obligors’ rescinding the mortgage loans against the seller and any subsequent holders of the mortgage loans, even if the assignee was not responsible for and was unaware of those violations. These adverse consequences vary depending on the applicable law and may vary depending on the type or severity of the violation, but they typically include:

•	the ability of the homeowner to rescind, or cancel, the loan;

•	the inability of the holder of the loan to collect all of the principal and interest otherwise due on the loan;

•	the right of the homeowner to a refund of amounts previously paid (which may include amounts financed by the loan), or to set off those amounts against his or her future loan obligations; and

•	the liability of the servicer and the owner of the loan for actual damages, statutory damages and punitive damages, civil or criminal penalties, costs and attorneys’ fees.

The terms of the documents under which we intend to purchase loans, and the terms of the documents used to create the MBS we intend to purchase, may entitle the holders of the loans and the special purpose vehicles that hold loans in MBS to contractual indemnification against these liabilities. For example, the sellers of loans placed in an MBS typically represent that each mortgage loan was made in compliance with applicable federal and state laws and regulations at the time it was made. If there is a material breach of that representation, the seller may be contractually obligated to cure the breach or repurchase or replace the affected mortgage loan. If the seller is unable or otherwise fails to satisfy these obligations, the yield on the loans and MBS might be materially and adversely affected. Due to the well publicized recent deterioration in the housing and commercial property markets, many of the sellers that issued these indemnifications are no longer in business or are unable to financially respond to their indemnification obligations. Consequently, holders of interests in the loans and MBS may ultimately have to absorb the losses arising from the sellers’ violations. While we attempt to take these factors into account in the prices we pay for loans and MBS, we can offer no assurances concerning the validity of the assumptions we use in our pricing decisions.

Furthermore, the volume of new and modified laws and regulations at both the federal and state levels has increased in recent years. For example, H.R. 1105, which was signed into law in March 2009, gives the Federal Trade Commission, or FTC, authority to issue rules under which it will define what constitutes unfair and deceptive practices relating to mortgage lending and loan servicing and which gives enforcement authority to state attorneys general. There is also an increased risk that the both we and the servicer of loans we purchase or that are held in MBS we purchase may be involved in litigation over violations or alleged violations of recently enacted and proposed laws. It is possible that these laws might result in additional significant costs and liabilities, which could further adversely affect the results of our operations. Any litigation would increase our expenses and reduce funds available for distribution to our stockholders.

Some local municipalities also have enacted laws that impose potentially significant penalties on loan servicing activities related to abandoned properties or real estate owned properties.

Any of these preceding could result in delays and/or reductions in receipts of amounts due on the loans we intend to purchase or on the loans held in MBS we intend to purchase, harming our income and operating results.

We may be subject to liability for potential violations of predatory lending and other laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices and more are currently proposed. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures before origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan we hold, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgage-related assets, could subject us, as an assignee or purchaser of the related residential mortgage loans or RMBS, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants in the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

There is the potential for limitations on our ability to finance purchases of loans and MBS, and for losses on the loans and MBS we purchase, as a result of violations of law by the originating lenders.

In June 2003, a California jury found a warehouse lender and securitization underwriter liable in part for fraud on consumers committed by a lender to whom it provided financing and underwriting services. The jury found that the investment bank was aware of the fraud and substantially assisted the lender in perpetrating the fraud by providing financing and underwriting services that allowed the lender to continue to operate, and held it liable for 10% of the plaintiff’s damages. This instance of liability is the first case we know of in which an investment bank was held partly responsible for violations committed by a mortgage lender customer. Shortly after the announcement of the jury verdict in the California case, the Florida Attorney General filed suit against the same financial institution, seeking an injunction to prevent it from financing mortgage loans within Florida, as well as damages and civil penalties, based on theories of unfair and deceptive trade practices and fraud. The suit claimed that this financial institution aided and abetted the same lender involved in the California case in its commission of fraudulent representations in Florida.

In December of 2008, the Massachusetts Supreme Judicial Court upheld a lower court’s order entered against a lender that enjoined the lender from foreclosing, without court approval, on certain mortgage loans secured by the borrower’s principal dwelling that the court considered “presumptively unfair.”

In May of 2009, another securitizer of residential mortgage loans entered into a settlement agreement with the Commonwealth of Massachusetts stemming from its investigation of subprime lending and securitization markets. The securitizer agreed to provide loan restructuring (including significant principal write-downs) valued at approximately $50 million to Massachusetts subprime borrowers and to make a $10 million payment to the Commonwealth.

If other courts or regulators take similar actions, investment banks and investors in residential and commercial mortgage loans and MBS (such as us) might face increased litigation as they are named as defendants in lawsuits and regulatory actions against the mortgage companies or securitizers with which they do business or they might be prohibited from foreclosing on loans they purchased. Some investment banks may charge more for warehouse lending and reduce the prices they pay for loans to build in the costs of this potential litigation or exit the business entirely, thereby increasing our cost of borrowing. Any such actions by courts and regulators, and any such increases in our costs of borrowing, could, in turn, have a material adverse effect on our results of operations, financial condition, and business prospects.

We or our affiliates may be required to be licensed to purchase and sell previously originated residential or commercial mortgage loans in certain jurisdictions, which may be costly and subject us to risks of noncompliance.

While we are not required to obtain licenses to purchase MBS, we or our affiliates may be required to be licensed to purchase and sell previously originated residential or commercial mortgage loans in certain jurisdictions (including the District of Columbia) in which we will conduct our business. We and our affiliates are currently in the process of obtaining certain licenses our Manager deems necessary, if required, and expect that the process will be costly and could take several months. There is no assurance that we or our affiliates will obtain all of the licenses that we or our affiliates require or that we or our affiliates will not experience significant delays in seeking these licenses. Furthermore, we or our affiliates may be subject to various information and other requirements to maintain these licenses, and there is no assurance that we or our affiliates may satisfy those requirements. Our failure, or the failure of our affiliates, to obtain or maintain licenses may restrict our investment options and could result in adverse consequences, which may include monetary penalties and the obligors’ rescinding the mortgage loans against the holders of such loans. We may consummate this offering even if we have not yet obtained all required licenses.

The federal government’s pressing for refinancing of certain loans may affect prepayment rates for mortgage loans in MBS.

In addition to the increased pressure upon residential mortgage loan investors and servicers to engage in loss mitigation activities, the federal government is pressing for refinancing of certain loans, and this encouragement may affect prepayment rates for mortgage loans in MBS. In connection with government-related securities, in February 2009 President Obama unveiled the Homeowner Affordability and Stability Plan, which, in part, calls upon Fannie Mae and Freddie Mac to loosen their eligibility criteria for the purchase of loans in order to provide access to low-cost refinancing for borrowers who are current on their mortgage payments but who cannot otherwise qualify to refinance at a lower market rate. The major change is to permit an increase in the LTV ratio of a refinancing loan eligible for sale up to 105%. The charters governing the operations of Fannie Mae and Freddie Mac prohibit purchases of loans with loan to value ratios in excess of 80% unless the loans have mortgage insurance (or unless other types of credit enhancement are provided in accordance with the statutory requirements). The FHFA, which regulates Fannie Mae and Freddie Mac, determined that new mortgage insurance will not be required on the refinancing if the applicable entity already owns the loan or guarantees the related MBS. Additionally, the U.S. Treasury reports that in some cases a new appraisal will not be necessary upon refinancing. The U.S. Treasury estimates that up to 5,000,000 homeowners with loans owned or guaranteed by Fannie Mae or Freddie Mac may be eligible for this refinancing program, which is scheduled to terminate in June 2010.

In connection with all RMBS, the HERA authorized a voluntary FHA mortgage insurance program called HOPE for Homeowners, or H4H Program, designed to refinance certain delinquent borrowers into new FHA-insured loans. The H4H Program targets delinquent borrowers under conventional mortgage loans, as well as under government-insured or -guaranteed mortgage loans, that were originated on or before January 1, 2008. Holders of existing mortgage loans being refinanced under the H4H Program must accept a write-down of principal and waive all prepayment fees. While the use of the program has been extremely limited to date, Congress continues to amend the program to encourage its use. The H4H Program is effective through September 30, 2011.

To the extent these and other economic stabilization or stimulus efforts are successful in increasing prepayment speeds for residential mortgage loans, such as those in RMBS, that could potentially harm our income and operating results, particularly in connection with loans or MBS purchased at a premium or our interest-only securities.

Federal and state agencies have taken enforcement actions and enacted regulations and government programs that require government sponsored enterprises (such as Fannie Mae and Freddie Mac), insured depository institutions, and state regulated loan servicers to engage in loss mitigation activities relating to residential mortgage loans.

Federal and state agencies have taken enforcement actions and enacted regulations that require government sponsored enterprises (such as Fannie Mae and Freddie Mac), insured depository institutions, and state regulated loan servicers to engage in loss mitigation activities relating to residential mortgage loans. Other agencies have published policies that strongly recommend these entities to engage in loss mitigation activities. These loss mitigation activities may include, for example, loan modifications that significantly reduce interest and payments, deferrals of payments, and reductions of principal balances.

On March 4, 2009, the U.S. Treasury announced the Obama Administration’s Home Affordable Modification Program, or HAMP, which provides a detailed, uniform model for the one-time modification of eligible residential mortgage loans. Eligibility for relief initially is limited to owner occupant borrowers with loans of less than $729,000 that were in existence as of January 1, 2009. The goal of HAMP is to enable borrowers to retain their homes when feasible. HAMP requires eligibility criteria and modification terms that may be more favorable to the borrower than an investor or the servicer may otherwise choose to use. As the modification plan applies to owner occupied residential mortgage loans in default or imminent default, absent a modification the loans may be subject to foreclosure. Nevertheless, an increase in loans that take advantage of the modification opportunities may result in the repurchase of pooled loans in RMBS, thereby terminating our rights to earn interest on those loans.

There is litigation currently pending that challenges prior loss mitigation activities on the premise that they are contrary to the terms of the agreements under which established residential mortgage securities were formed. Nevertheless, the recent enactment of the HFSTH Act provides a safe harbor in some circumstances from these types of lawsuits for servicers entering into “qualified loss mitigation plans” with respect to residential mortgages originated before the act was enacted. A servicer’s duty to any investor or other party to maximize the net present value of any mortgage being modified will be construed to apply to all investors and other parties and will be deemed satisfied when the following criteria are met: (a) a default on the payment of the mortgage has occurred, is imminent, or is reasonably foreseeable, (b) the mortgagor occupies the property securing the mortgage as his or her principal residence and (c) the servicer reasonably determined that the application of such qualified loss mitigation plan will likely provide an anticipated recovery on the outstanding principal mortgage debt that will exceed the anticipated recovery through foreclosure. Any servicer that is deemed to be acting in the best interests of all investors and parties is relieved of liability to any party owed a duty as discussed above and shall not be subject to any injunction, stay or other equitable relief to such party based solely upon the implementation by the servicer of a qualified loss mitigation plan. The act further provides that any person, including a trustee, issuer and loan originator, shall not be liable for monetary damages or subject to an injunction, stay or other equitable relief based solely upon that person’s cooperation with a servicer in implementing a qualified loss mitigation program that meets the criteria set forth above. By protecting servicers from such liabilities, this safe harbor may encourage loan modifications and servicers may not be able to service the mortgage loans in accordance with their prior practices. As a result of the enactment of the HFSTH Act, loss mitigation activities may result in even more significant reductions in the returns on loans and RMBS we purchase, potentially harming our income and operating results.

Proposed Congressional legislation (H.R. 3126) supported by President Obama would, if passed, create a Consumer Financial Protection Agency (“CFPA”). The bill has undergone numerous changes since its introduction, and there are reports about broad revisions to the bill. The bill would establish a new federal agency whose principal purpose would be to regulate the provision of financial services and products. As proposed, the bill would grant the CFPA sweeping and broad powers and provide the CFPA authority to both mandate and limit the financial products offered to consumers. It is possible the CFPA could significantly limit our ability to offer products and services, and impose requirements on us as to what financial services and products we offer and the manner in which we market our services and products. Because of the uncertainty concerning whether the bill will be passed, and its coverage, it is difficult to predict the impact it will have on our operations, income and expenses.

We will likely be subject to civil liability if we fail to make required disclosures to consumers.

Purchasers of consumer purpose, residential mortgage loans have affirmative disclosure obligations to consumers under the HFSTH Act, which Congress enacted in May 2009 with an immediate effective date. This new statutory obligation will subject purchasers of mortgage loans to civil liability if they fail to make the required disclosures. Specifically, section 404 of the HFSTH Act amends the Truth in Lending Act to provide that a creditor that purchases or is assigned a mortgage loan must notify the borrower in writing of a sale or transfer of his or her mortgage loan, not later than 30 days after the transaction’s completion. The notice must include how to reach an agent or party having authority to act on behalf of the new creditor, the location of the place where the transfer of ownership is recorded and any other relevant information about the new creditor. This disclosure would be in addition to any transfer of servicing notice required under the Real Estate Settlement Procedures Act. Federal consumer credit law does not typically impose responsibility on assignees to communicate directly with mortgagors, and the statutory language is ambiguous.

Litigation alleging inability to foreclose may limit our ability to recover on some of the loans we purchase or that are held in RMBS.

In October 2007, a judge in the U.S. District Court for the Northern District of Ohio dismissed 14 cases in which plaintiffs sought to foreclose mortgages held in securitization trusts by ruling that those plaintiffs lacked standing to sue. In each case, the judge found that the plaintiff was not the owner of the note and mortgage on the date the foreclosure complaint was filed in court. Similar actions have been initiated in other states. These actions arise as a result of the common practice in the mortgage industry of mortgage loan sellers providing the loan purchasers unrecorded assignments of the mortgage in blank (i.e., the assignments do not name the assignee). Some courts have held that before a note holder may initiate a foreclosure, the note holder must show proof to the court that the mortgage itself has been properly assigned to the purchaser each time the mortgage loan has been sold. It is sometimes difficult to obtain and then record originals of each successive assignment. It is still unclear whether higher courts will uphold the requirements imposed by these lower courts.

Until the issue is settled, investors in mortgage loans are at risk of being unable to foreclose on defaulted loans, or at a minimum will be subject to delays until all assignments in the chain of the loan’s title are properly recorded. Thus, we may not be able to recover on some of the loans we purchase or that are held in the RMBS we purchase, or we may suffer delays in foreclosure, all of which could result in a lower return on our loans and RMBS.

In addition, some legislatures are also instituting stringent proof of ownership requirements that a servicer must satisfy before commencing a foreclosure action. By way of example, the New York State Assembly earlier this year amended state law to require that any foreclosure complaint contain an affirmative allegation that the plaintiff is the owner and holder of the note and mortgage at issue or has been delegated the authority to institute the foreclosure action by the owner and holder of the subject mortgage and note. Again, laws of this type may limit our ability to recover on some of the loans we purchase or that are held in the RMBS we purchase, and may result in delays in the foreclosure process, all of which could result in a lower return on our loans and RMBS.

Legislative action to provide mortgage relief and foreclosure moratoriums may negatively impact our business.

As delinquencies and defaults in residential mortgages have recently increased, there has been an increasing amount of legislative action that might restrict our ability to foreclose and resell the property of a customer in default. For example, some recently enacted state laws may require the lender to deliver a notice of intent to foreclose, provide borrowers additional time to cure or reinstate their loans, impose mandatory settlement conference and mediation requirements, require lenders to offer loan modifications, and prohibit initiation of foreclosure until the borrower has been provided time to consult with foreclosure counselors.

Alternatively, new federal legislation and some legislatures provide a subsidy to a customer to permit the customer to continue to make payments during a period of hardship. In the case of a subsidy, it is possible that we might be required to forego a portion of the amount otherwise due on the loan for a temporary period.

Finally, some state legislatures are requiring foreclosing lenders to give special notices to tenants in properties that the lenders are foreclosing on, or to permit the tenants to remain in the property for a period of time following the foreclosure.

These laws delay the initiation or completion of foreclosure proceedings on specified types of residential mortgage loans, or otherwise limit the ability of residential loan servicers to take actions that may be essential to preserve the value of the mortgage loans on behalf of the holders of MBS. Any such limitations are likely to cause delayed or reduced collections from mortgagors and generally increased servicing costs. Any restriction on our ability to foreclose on a loan, any requirement that we forego a portion of the amount otherwise due on a loan or any requirement that we modify any original loan terms is likely to negatively impact our business, financial condition, liquidity and results of operations.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government, may adversely affect our business.

Due to increased market concerns about Fannie Mae and Freddie Mac’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the U.S. Government, on July 30, 2008, the Housing and Economic Recovery Act of 2008, or HERA, was enacted. On September 7, 2008, the Federal Housing Finance Agency, or FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, or Treasury, established a program designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s debt and mortgage-backed securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator. A primary focus of this new legislation is to increase the availability of mortgage financing by allowing Fannie Mae and Freddie Mac to continue to grow their guarantee business without limit, while limiting net purchases of Agency MBS to a modest amount through the end of 2009. It is currently planned for Fannie Mae and Freddie Mac to reduce gradually their Agency MBS portfolios beginning in 2010.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, the Treasury has taken three additional actions: (i) the Treasury and FHFA have entered into preferred stock purchase agreements between the Treasury and Fannie Mae and Freddie Mac pursuant to which the Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which will be available until December 2009; and (iii) the Treasury has initiated a temporary program to purchase Agency MBS issued by Fannie Mae and Freddie Mac.

Although the Treasury has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitutes an Agency MBS and could have broad adverse market implications.

On November 25, 2008, the Federal Reserve announced that it will initiate a program to purchase $100 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500 billion in Agency MBS backed by Fannie Mae, Freddie Mac and Ginnie Mae. The Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, and are meant to support housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008, and the purchases of Agency MBS began in early January 2009. The Federal Reserve has announced an expansion of this program to purchase another $750 billion in Agency MBS. The Federal Reserve’s program to purchase Agency MBS could cause an increase in the price of Agency MBS, which would negatively impact the net interest margin with respect to new Agency MBS we may purchase.

The size and timing of the federal government’s Agency MBS purchase program is subject to the discretion of the Treasury and the Federal Reserve. Purchases under these programs have already begun, but there is no certainty that they will continue. It is possible that the Treasury’s and the Federal Reserve’s commitment to purchase Agency MBS in the future could create additional demand that would negatively affect the pricing of Agency MBS that we seek to acquire. Given the highly fluid and evolving nature of events, it is unclear how our business may be impacted. Further activity of the U.S. Government or market response to developments at Fannie Mae and Freddie Mac could adversely impact our business.

The terms and conditions of the TALF may change, which could adversely affect our investments.

The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise on our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

There is no assurance that we will be able to obtain any TALF loans.

The TALF is operated by the FRBNY. TALF loans are expected to be available only on one or two specified days per month and the investment period will terminate on March 31, 2010, unless the program is extended by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF. Such actions may adversely affect our ability to obtain TALF loans and use the loan leverage to enhance returns, and may otherwise affect expected returns on our investments. If we do obtain TALF loans, we may be subject to refinancing risk to the extent the maturity of the MBS securing a TALF loan is longer than the term of the related TALF loan. The FRBNY offers TALF loans with maturities of three or five years while the CMBS securing the TALF loan may have an average life of up to ten years.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer. An entity is a U.S. company for purposes of the TALF if it is (1) a business entity or institution that is organized under the laws of the United States or a political subdivision or territory thereof (U.S.-organized) and conducts significant operations or activities in the United States, including any U.S.-organized subsidiary of such an entity; (2) a U.S. branch or agency of a non-U.S. bank (other than a foreign central bank) that maintains reserves with a Federal Reserve Bank; (3) a U.S. insured depository institution; or (4) an investment fund that is U.S.-organized and managed by an investment manager that has its principal place of business in the United States. An entity that satisfies any one of the requirements above is a U.S. company regardless of whether it is controlled by, or managed by, a company that is not U.S.-organized. Notwithstanding the foregoing, a U.S. company excludes any entity, other than those described in clauses (2) and (3) above, that is controlled by a foreign government or is managed by an investment manager controlled by a foreign government, other than those described in clauses (2) and (3) above. For these purposes, an entity controls a company if, among other things, such entity owns, controls, or holds with power to vote 25% or more of a class of voting securities of, or the total equity of, the company. If for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable, the FRBNY will have full recourse against us for repayment of our TALF loans, and we will not be eligible to obtain future TALF loans.

There is no assurance that we will be able to participate in the PPIP or, if we are able to participate, that funding will be available.

Investors in the Legacy Loans Program must be pre-qualified by the FDIC. It is likely that the FDIC will have broad discretion regarding the qualification of investors in the Legacy Loans Program and is under no obligation to approve our participation even if we meet all of the applicable criteria. The FDIC has indicated that Legacy Loan PPIFs will be subject to government loan modification program requirements. In addition, the U.S. Treasury and FDIC have reserved the right to modify the proposed terms of the PPIP.

On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue. The first Legacy Loans Program transaction closed on September 30, 2009. Since the Legacy Loans Program is still in early stages of development and the details of the program are still emerging, it is not possible for us to predict how this program will impact our business. If and when the final terms and conditions are released, there is no assurance that we will be able to participate in the Legacy Loans Program in a manner that is consistent with our strategy or at all. In addition, requests for funding under the PPIP may surpass the amount of funding authorized by the U.S. Treasury, resulting in an early termination of the PPIP.

Downgrades of legacy CMBS and/or changes in the rating methodology and assumptions for future CMBS issuances, may decrease the availability of the TALF to finance CMBS.

On May 26, 2009, Standard & Poor’s Investors Service, Inc., or S&P, which rates a substantial majority of CMBS issuances, issued a request for comment regarding its proposed changes to its methodology and assumptions for rating CMBS, and in so doing indicated that the proposed changes would result in downgrades of a considerable amount of CMBS (including super-senior tranches). Specifically, S&P indicated that “it is likely that the proposed changes, which represent a significant change to the criteria for rating high investment- grade classes, will prompt a considerable amount of downgrades in recently issued (2005-2008 vintage) CMBS.” S&P noted that its preliminary findings indicate that approximately 25%, 60%, and 90% of the most senior tranches (by count) within the 2005, 2006, and 2007 vintages, respectively, may be downgraded. The current TALF guidelines issued by the FRBNY indicate that in order to be eligible for the TALF, legacy CMBS must not have a rating below the highest investment-grade rating category from any TALF CMBS-eligible rating agency, which includes S&P. Other rating agencies may take similar actions with regard to their ratings of CMBS. As a result, downgrades of legacy CMBS may limit substantially the availability of the TALF for legacy CMBS. Further, changes to the methodology and assumptions in rating CMBS by rating agencies, including S&P’s proposed changes, may decrease the amount or availability of new issue CMBS rated in the highest investment-grade rating category.

The FRBNY has discretion to reject any legacy CMBS as TALF loan collateral and may limit the volume of TALF loans secured by legacy CMBS.

The FRBNY has the right to reject any legacy CMBS as TALF loan collateral based on its risk assessment. The FRBNY may reject a legacy CMBS based on factors including, but not limited to, unacceptable performance of the mortgage loans in the loan pool backing such legacy CMBS, taking into account whether such pool may have high cumulative losses or a high percentage of delinquent loans, and unacceptable concentrations of mortgage loans with respect to borrower sponsorship, property type and geographic region. The FRBNY may also limit the volume of TALF loans secured by legacy CMBS.

We may not be able to acquire sufficient amounts of eligible assets to utilize the TALF in a material way consistent with our investment strategy.

Assets to be used as collateral for the TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity, credit rating and the origination date of the underlying collateral. These restrictions may limit the availability of assets eligible for TALF financing, and we may be unable to acquire sufficient amounts of assets to obtain financing under the TALF in a material way consistent with our investment strategy.

Our ability to transfer any assets we may purchase using TALF funding, to the extent available to us, is restricted.

Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the assignee, and the assignee must satisfy the criteria as an eligible borrower under TALF. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third-party, including a third-party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is June 30, 2010 for newly-issued CMBS and March 31, 2010 for all other TALF-eligible collateral, unless extended by the Federal Reserve.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

Each TALF loan must be repaid by its maturity, either three or five years. We intend to invest in CMBS that do not mature within the term of the TALF loan. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from that sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

FRBNY consent is required to exercise our voting rights on CMBS and while a collateral enforcement event is continuing.

As a requirement of the TALF, we must agree not to exercise or refrain from exercising any voting, consent or waiver rights under TALF collateral without the consent of the FRBNY. During the continuance of a collateral enforcement event with respect to any TALF loan, the FRBNY will have the right to exercise voting rights in the related collateral.

We will be dependent on the activities of our primary dealers.

To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the agreement with the FRBNY. The primary dealer will submit aggregate loan request amounts on behalf of its customers in the form and manner specified by the FRBNY. Each primary dealer is required to apply its internal customer identification program and due diligence procedures to each borrower and represent that each borrower is an eligible borrower for purposes of the TALF, and to provide the FRBNY with information sufficient to describe the dealer’s customer risk assessment methodology. These customer agreements may impose additional requirements that could affect our ability to obtain TALF loans or that impose liability on us to the primary dealer for certain breaches. Each primary dealer is expected to have relationships with other TALF borrowers, and a primary dealer may allocate more resources toward assisting other borrowers with whom it has other business dealings. Primary dealers are also responsible for distributing principal and interest after receipt thereof from The Bank of New York Mellon, as custodian for the TALF. Once funds or collateral are transferred to a primary dealer or at the direction of a primary dealer, neither the custodian nor the FRBNY has any obligation to account for whether the funds or collateral are transferred to the borrower. We will therefore be exposed to bankruptcy risk of our primary dealers.

We will be subject to interest rate risk, which can adversely affect our net income.

We expect interest rates on fixed-rate TALF loans secured by CMBS will be set at a premium over the then-current three-year or five-year LIBOR swap rate. As a result, we may be exposed to (1) timing risk between the dates on which payments are received on assets financed through the TALF and the dates on which interest payments are due on the TALF loans and (2) asset/liability repricing risk, due to differences in the dates and indices on which floating rates on the financed assets and on the related TALF loans are reset.

Our ability to receive the interest earnings may be limited.

We expect to make interest payments on any TALF loan from the interest paid to us on the assets used as collateral for the TALF loan. To the extent that we receive distributions from pledged assets in excess of our required interest payments on a TALF loan during any loan year, the amount of excess interest we may retain will be limited.

Interest payments that are received from the assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us. To the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF Loan, the amount of such excess interest that will be distributed to us will be limited. For example, for a five-year TALF loan, the excess of interest distributions from the collateral over the TALF loan interest payable will be remitted to us only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to the related TALF loan principal.

We may be required to use our earnings to keep the TALF loans current. If the interest on the collateral pledged to support a TALF loan is not sufficient to cover the interest payment on such loan, we will have a grace period of 30 days to make the interest payment. If the loan remains delinquent after the grace period, the FRBNY will enforce its rights to the collateral.

To the extent that proceeds from our TALF assets are received by the custodian prior to the monthly date on which they are distributed to us, such proceeds will be held by the custodian and all interest earned on such proceeds will be retained by the FRBNY. If such proceeds were immediately distributed to us, we would be able to invest such proceeds in short-term investments and the income from such investments would be available to distribute to our stockholders.

Under certain conditions, we may be required to provide full recourse for TALF loans or to make indemnification payments.

To participate in the TALF, we must execute a customer agreement with a primary dealer authorizing it, among other things, to act as our agent under TALF and to act on our behalf under the agreement with the FRBNY and with The Bank of New York Mellon as administrator and as the FRBNY’s custodian of the collateral. Under such agreements, we will be required to represent to the primary dealer and to the FRBNY that, among other things, we are an eligible borrower and that based on our review of the disclosure documents relating to the collateral, the collateral that we pledge meets the TALF eligibility criteria. We also must make representations relating to the arms-length nature of our purchase of legacy CMBS and secondary market nature of the transaction. The FRBNY will have full recourse to us for repayment of the loan for any breach of these representations. In addition, we may be required to pay to our primary dealers fees under the customer agreements, and we will be required to indemnify our primary dealers for certain breaches under the customer agreements and to indemnify the FRBNY and its custodian for certain breaches under the agreement with the FRBNY. Payments made to satisfy such full recourse requirements and indemnities could have a material adverse effect on our net income and our distributions to our stockholders, including any proceeds of this offering that we have not yet invested in targeted assets or distributed to our stockholders.

United States military operations may increase risk of Servicemembers Civil Relief Act shortfalls.

Under the federal Servicemembers Civil Relief Act, a borrower who enters active military service after the origination of his or her mortgage loan generally may not be required to pay interest above an annual rate of 6%, and the note holder is restricted from exercising certain enforcement remedies, during the period of the borrower’s active duty status. Several states also have enacted or are considering similar laws with varying applicability and effect. As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor on a loan underlying RMBS we may purchase, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. An increase in the number of borrowers taking advantage of those laws may increase servicing expenses for loans underlying RMBS we may purchase, and may also reduce cash flow and the interest payments collected from those borrowers. In the event of default, the laws may result in delaying or preventing the loan servicer from exercising otherwise available remedies for default. If these events occur, they may result in interest shortfalls on the loans in underlying RMBS we may purchase that will be borne by holders of those RMBS.

Risks Related To Our Capital Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Shares of our common stock are newly issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the New York Stock Exchange, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the offering price. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we incur in the future;

•	additions or departures of our Manager’s key personnel;

•	actions by stockholders;

•	changes in laws or regulations affecting our business;

•	speculation in the press or investment community; and

•	general market and economic conditions.

There is a risk that you may not receive distributions from us or that distributions from us may not grow over time.

We intend to make distributions on a quarterly basis out of assets legally available therefor to our stockholders in amounts such that we distribute all or substantially all of our REIT taxable income, computed without regard to the dividends paid deduction and excluding any net capital gains in each year. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our stockholders are:

•	the profitability of the investment of the net proceeds of this offering and the concurrent private placement;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may use a portion of the net proceeds from this offering and the concurrent private placement to make quarterly distributions, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of the net proceeds of this offering, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute an economic return of capital to our investors. If those distributions exceed our taxable income and our earnings and profits, they would constitute non-dividend distributions, which would have the effect of reducing each stockholder’s basis in its shares of our common stock.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

If we issue senior securities we will be exposed to additional risks.

If we decide to issue senior securities in the future, it is likely that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Risks Related to Our Organization and Structure

There are ownership limits and restrictions on transferability and ownership in our charter.

To qualify as a REIT for each taxable year after 2009, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the second half of any calendar year. In addition, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2009. To assist us in satisfying these tests, our charter generally prohibits any individual or entity from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock. These restrictions may discourage a tender offer or other transactions or a change in the composition of our board or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders and any shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

Our charter permits our board to issue stock with terms that may discourage a third-party from acquiring us.

Upon completion of this offering, our charter will permit our board to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares

Our charter and bylaws provide for a staggered board and other possible anti-takeover provisions, which may reduce the possibility of a tender offer or an attempt at a change in control.

Our board is divided into three classes of directors. The current terms of the directors expire in 2010, 2011 and 2012, respectively. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interests of our stockholders. Our charter and bylaws also contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. See “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws – Control Share Acquisitions” and “ – Business Combinations.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability for which Maryland law prohibits such exemption from liability. In addition, our charter authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Tax Risks

Complying with REIT requirements may cause us to forego opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See “Certain Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate investments from our portfolio. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual REMIC interests we buy generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code. See “Certain Federal Income Tax Considerations—Taxable Mortgage Pools.”

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of our stockholders to increased taxation.

If we have borrowings with two or more maturities and, (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of U.S. federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to our stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

We intend to operate in a manner that will cause us to qualify as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ending on December 31, 2009. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under U.S. federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after-tax net income to their parent REIT or their stockholders.

Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may acquire and manage, directly or through our subsidiaries, assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2009, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any individual or entity from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.

This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with any TRS which we may form or acquire following the completion of this offering will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any TRS that we may form following the completion of this offering would pay federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us. We anticipate that the aggregate value of any stock and securities in TRSs owned by us will be less than 25% of the value of our total assets (including any stock and securities in such TRSs). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 25% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with taxable REIT subsidiaries to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we sold or securitized our assets in a manner that was treated as a sale to customers for U.S. federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of assets at the REIT level and may securitize assets only in transactions that are treated as financing transactions and not as sales for tax purposes even though such transactions may not be the optimal execution on a pre-tax basis.

We could avoid any prohibited transactions tax concerns by engaging in securitization transactions through a TRS, subject to certain limitations as described above. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities will be subject to federal (and applicable state and local) corporate income tax.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code substantially limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. We intend to form one or more TRSs following the completion of this offering. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Loan modifications may generate significant taxable income without corresponding cash flow making it difficult for us to satisfy the REIT distribution requirements.

We anticipate investing a significant amount of our assets in non-performing and sub-performing mortgage loans secured by mortgages on commercial or one-to-four family residential real estate. We expect that BLS, in its capacity as servicer of those mortgage loans, will engage in a wide range of workout activity and will, in fact, modify the terms of a number of those non-performing and sub-performing mortgage loans in an effort to return them to fully performing status. The modifications undertaken by BLS are most likely to be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize gain but no cash flow. For example, assume we purchase a mortgage loan for $48 at a time when the unpaid principal balance of the mortgage loan is $100. Assume that BLS, on our behalf, enters into an agreement with the mortgagor to reduce the interest rate on the mortgage loan from 8% to 5% and agrees to reamortize the mortgage loan over a term of 360 months. This modification would be a significant modification under existing tax rules and we would recognize a gain at the time of the modification of

$52 – the difference between the deemed $100 issue price of the modified loan and our adjusted basis in the unmodified loan of $48. This would be true even if the market value of the modified loan is far less than its deemed issue price of $100.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Similarly, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such mortgage-backed securities will be made. If such mortgage-backed securities turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, if any debt instruments or mortgage-backed securities acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

If we have significant amounts of non-cash income, from loan modifications, or otherwise, we may have to declare taxable stock dividends or make other non-cash distributions.

We currently intend to pay dividends in cash or, to the extent determined by our board, also in common stock. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in-kind. We may distribute a portion of our dividends in the form of our common stock or in the form of our debt instruments. In either event, you will be required to report dividend income as a result of such distributions even though we distributed no cash or only nominal amounts of cash to you.

Alternatively, we may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2008 and 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Risks Related to ERISA

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Code, or any substantially similar federal, state, or local law. ERISA and the Code impose restrictions on: (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA; (ii) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including retirement accounts and Keogh Plans; (iii) any entity whose underlying assets include “plan assets” by reason of investment in such entity by a plan described in (i) or (ii) (each of (i), (ii), and (iii), a “Plan”); and (iv) persons described as “parties in interest” under ERISA and “disqualified persons” under the Code who have certain specified relationships to a Plan.

ERISA imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and Section 4975 of the Code prohibit certain transactions involving “plan assets” between a Plan and “parties in interest” or “disqualified persons.” Violations of these rules may result in the imposition of an excise tax or penalty.

Certain affiliates of our Manager, BAM, Bayview, and/or the underwriters may be fiduciaries, “parties in interest,” or “disqualified persons” with respect to a number of Plans. Accordingly, investment in shares of our common stock by a Plan that has such a relationship could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment in shares of our common stock. If a purchase were to result in a non-exempt prohibited transaction, such purchase may have to be rescinded.

The Plan Asset Rules

Under ERISA, if a Plan acquires an “equity interest” in an entity, such a Plan’s assets may be deemed to include an interest in the underlying assets of that entity. In that event, the operations of such entity could be deemed to constitute a prohibited transaction under ERISA and Section 4975 the Code.

If, however, a Plan acquires a “publicly offered security,” as defined under the rules and regulations promulgated by the Department of Labor (the “Plan Asset Rules”), the issuer of such security is not deemed to hold the assets of a Plan for purposes of ERISA or the Code. Under the Plan Asset Rules, a publicly offered security is a security that is freely transferable, part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and is either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

The Shares of Our Common Stock as “Publicly Offered Securities”

It is anticipated that the shares of our common stock being offered hereby will meet the criteria of “publicly offered securities” under the Plan Asset Rules. Although no assurances can be given, the underwriters expect that there will be no restrictions imposed on the transfer of interests in the shares of our common stock, the shares of our common stock will be held by at least 100 independent investors at the conclusion of the offering, and the shares of our common stock will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and will be timely registered under the Exchange Act.

Exemptions to Prohibited Transactions

If the shares of our common stock fail to meet the criteria of “publicly offered securities” under the Plan Asset Rules, and if “benefit plan investors,” as that term is defined in ERISA, hold twenty-five percent (25%) or more of any class of our equity interests, our assets may be deemed to include the assets of any Plan that is a purchaser of shares of our common stock. In that event, transactions between us or involving our assets and “parties in interest” or “disqualified persons” with respect to such a Plan might be prohibited under ERISA and Section 4975 of the Code unless a statutory or administrative exemption exists and all conditions for such exemptive relief are satisfied. However, there is no assurance that such an exemption or any other exemption would apply, even if all of the conditions specified therein were satisfied.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our ability to obtain future financing arrangements;

•	general volatility of the securities markets in which we invest;

•	the implementation, timing and impact of, and changes to, various U.S. Government programs, including the Treasury’s plan to buy Agency MBS, the TALF, and the PPIP;

•	our expected investments;

•	changes in the value of our expected investments;

•	interest rate mismatches between any mortgage-backed securities that we acquire and our potential future borrowings used to fund such purchases;

•	changes in interest rates and mortgage prepayment rates;

•	rates of default or recovery rates on our investments;

•	prepayments of the mortgage and other loans underlying our MBS or asset-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impacts of and changes in governmental regulations, tax law and rates and similar matters;

•	availability of investment opportunities in real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	market trends in our industry, interest rates, the debt securities markets or the general economy; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that our net proceeds from the initial public offering of shares of our common stock, after deducting the underwriting discounts and commissions and our estimated offering and organizational expenses, will be approximately $             million (based on the price on the cover of this prospectus). We estimate that our net proceeds will be approximately $             million if the underwriters exercise their overallotment option in full.

Upon completion of this offering, the underwriters will be entitled to receive $             per share from us and $             per share from BAM, and the underwriters will forego the receipt of payment of $             per share in additional underwriting discount, subject to the following. We will agree to repay the $             per share to BAM and to pay the additional $             per share to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the date of the completion of this offering our Core Earnings for such four-quarter period and before the incentive management fee equals or exceeds an 8% incentive management fee hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount would be $             per share, and the total underwriting discount would be $             (or $             if the overallotment option is exercised in full).

Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price. No underwriting discounts or commissions are payable in connection with the sale of shares to BAM and Mr. Ertel.

We plan to invest the net proceeds of this offering and the concurrent private placement of shares to BAM and Mr. Ertel in residential and commercial mortgage loans, MBS, real estate-related securities, real estate, and various other asset classes. Based on current market conditions, our primary focus will be on residential and commercial mortgage loans and, to a lesser extent, on MBS and other mortgage-related assets. We anticipate, however, that initially our portfolio will be weighted more towards MBS than will be the case over the long-term because the diligence and acquisition lead times for mortgage loans are longer than for purchases of MBS and because the markets for MBS offer more readily-available opportunities to invest in the short-term. At all times, we will seek to take advantage of attractive investment opportunities that may arise in our targeted asset classes. Our allocation decisions, including our initial allocation decisions, will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Furthermore, upon the completion of this offering, we may allocate the proceeds from this offering and the concurrent private placement in a different manner among our targeted assets. Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We may change our strategy and policies without a vote of our stockholders. We expect these investments will generate a lower net return than we hope to achieve from investments in our targeted asset classes. If we raise more proceeds in this offering, we will make more investments. If we raise less proceeds in this offering, we will make fewer investments. We may also use a portion of the net proceeds from this offering and the concurrent private placement to make quarterly distributions to our stockholders.

DISTRIBUTION POLICY

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending on December 31, 2009. U.S. Federal income tax law generally requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We currently intend to pay dividends in cash or, to the extent determined by our board, also in common stock. Nevertheless, if our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will not be required to make distributions with respect to activities conducted through any TRS which we intend to form following the completion of this offering. For more information, please see “Certain Federal Income Tax Considerations—Taxation of Our Company.” Income as computed for purposes of these tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We expect to make regular quarterly distributions. We currently intend to distribute our first dividend in             , which may be prior to the time that we fully invest the proceeds from this offering and the concurrent private placement in our targeted assets. In the event that prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we have REIT taxable income that exceeds the amount of cash we have available from our investments, we may fund our quarterly distributions out of the net proceeds of this offering, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute an economic return of capital to our investors. If those distributions exceed our taxable income and our earnings and profits, they would constitute non-dividend distributions, which would have the effect of reducing each stockholder’s tax basis in its shares of our common stock. Any future distributions we make, and the timing thereof, will be at the discretion of our board and will depend upon our earnings and financial condition, the nature of our assets, contractual restrictions in our financing arrangements, maintenance of our REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, please see “Certain Federal Income Tax Considerations—Taxation of Owners.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization as of September 30, 2009 and (2) our capitalization as adjusted to reflect the effects of (a) the sale of our common stock in this offering at an assumed offering price of $ per share after deducting the underwriting discounts and commissions and estimated organizational and offering expenses payable by us and (b) the concurrent private placement to BAM of $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s Investment Committee, of $5 million of shares of our common stock, at a price per share equal to the initial public offering price. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of September 30, 2009
	Actual	As Adjusted(1)(2)(3)
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized, 25,000 shares outstanding, actual and 500,000,000 shares authorized and shares outstanding, as adjusted	$250	$
Additional paid-in-capital	249,750
Accumulated deficit	(19,610)

Total stockholders’ equity	$230,390	$

(1)	Upon the closing of this offering, we will repurchase the 25,000 shares currently owned by BAM at the same $10 per share price BAM purchased them.

(2)	Does not include the underwriters’ option to purchase up to additional shares. Does not include an aggregate of up to shares of restricted common stock approved as grants to our Manager, our independent directors and Messrs. O’Brien and Fischer in connection with this offering.

(3)	Upon the successful completion of this offering, we will reimburse our Manager for all costs incurred in connection with our formation, organization, this offering, and the concurrent private placement, which are expected to be $1.0 million. Paid-in capital has been reduced by estimated organizational and offering expenses and the aggregate underwriting discount. Of this aggregate underwriting discount, %, or $ , will only be paid by us if the performance criteria described below are met. Upon completion of this offering, the underwriters will be entitled to receive $ per share from us and $ per share from BAM, and the underwriters will forego the receipt of payment of $ per share in additional underwriting discount, subject to the following. We will agree to repay the $ per share to BAM and to pay the additional $ per share to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the date of the completion of this offering our Core Earnings for such four-quarter period and before the incentive management fee equals or exceeds an 8% incentive management fee hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount would be $ per share, and the total underwriting discount would be $ (or $ if the overallotment option is exercised in full).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Business” and our audited balance sheet as of             , 2009 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a newly-formed mortgage finance and real estate company that intends to acquire and manage, directly or through our subsidiaries, residential and commercial mortgage loans, residential and commercial mortgage-backed securities, or MBS, real estate-related securities, real estate, and various other asset classes. Our objective is to maximize the risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring our targeted assets at what our Manager believes to be discounts to their economic value and by constructing an investment portfolio designed to produce returns across a variety of market conditions and economic cycles. We will then seek to maximize the value of these assets through the analytical and portfolio management expertise as well as the servicing and special servicing capabilities of our Manager and its affiliates.

We will be externally managed by Bayview Fund Management, LLC, or our Manager, a wholly-owned subsidiary of BAM. Since 1995, Bayview’s mortgage team, led by David Ertel, has purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions. Bayview historically purchased performing, sub-performing and non-performing loans, primarily at a discount to par value. Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price In addition, we have approved a grant to our Manager of up to             shares of our restricted common stock for providing services to us, a grant of             shares of our restricted common stock to each of our independent directors, a grant of             shares of our restricted common stock to Richard O’Brien, our Chief Executive Officer, and a grant of             shares of our restricted common stock to John Fischer, our Chief Financial Officer. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We intend to structure our investments to comply with the various U.S. federal income tax requirements for qualification as a REIT and to maintain our exemption from registration under the 1940 Act. We have not yet made any investments.

We recognize that investing in our targeted asset classes is highly competitive, and that our Manager will compete with many other investment managers for profitable investment opportunities in these areas. While we have not entered into any agreements with any counterparties, BAM and our Manager have relationships with a diverse group of financial intermediaries, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies. We believe that the infrastructure needed to purchase whole loans requires experienced and specialized sourcing, underwriting and special servicing capabilities. We believe that the combined and complementary strengths of BAM and our Manager give us a competitive advantage over REITs and other investment vehicles with a similar focus to ours.

We intend to focus on the wide range of opportunities that exist within the mortgage-related asset sector in the United States and, in the future, outside the United States. Although the specific investment opportunities may change over time as supply and demand dynamics in the market and the origination industry evolve, we believe that we can capitalize on many different strategies within the mortgage-related asset sector. Assets that we may invest in include residential and commercial mortgage loans, or mortgage loans, RMBS, CMBS, real estate-related securities, real estate and various other asset classes consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. We may acquire mortgage loans that meet the underwriting guidelines of Fannie Mae and Freddie Mac. In addition, we may acquire mortgage loans that do not meet the underwriting guidelines of Fannie Mae or Freddie Mac, including non-performing mortgage loans, which are mortgage loans for which the borrower is two or more payments past due, mortgage loans that have documentation defects or are missing documents, or mortgage loans that do not meet the underwriting guidelines of Fannie Mae or Freddie Mac, such as subprime mortgage loans. Furthermore, these types of residential and commercial mortgage loans will underlie the MBS and other mortgage-related securities in which we may invest.

Initially, we expect that we will have more opportunities to acquire Agency MBS and non-Agency MBS, because the diligence and acquisition lead times for mortgage loans are longer than for purchases of MBS and because the markets for MBS offer more readily-available opportunities to invest in the short-term. Accordingly, we expect our investment portfolio at the outset to be weighted toward MBS, subject to maintaining our REIT qualification and our 1940 Act exemption, as we deploy the proceeds of this offering and the concurrent private placement, but we expect our investment portfolio to become weighted towards residential and commercial mortgage loans over time. Our investment decisions, however, will depend on prevailing market conditions and may change over time. We may change our investment strategy and policies without a vote of our stockholders. Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We expect these investments will generate a lower net return than we hope to achieve from investments in our targeted asset classes.

We expect that our Manager will make investment decisions based on various factors, including a specific asset’s expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals as well as the current and projected macroeconomic considerations, current and projected supply and demand of similar assets, credit and market risk concentration limits of our portfolio, liquidity of our portfolio, availability and cost of financing with respect to each of the assets in our portfolio and the assets under consideration, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

Factors Impacting Our Operating Results

We recognize the dangers of investment strategies that rely on uncommitted financing of portfolios of semi-liquid or illiquid assets. We intend to lever our assets, where appropriate, through various types of financings and through various securitization vehicles. We expect to use repurchase agreements to finance acquisitions of Agency MBS. Since our ability to issue MBS backed by mortgage loans currently is (and may continue to be) limited because of market conditions, we intend to acquire residential and commercial mortgage loan assets at unlevered yields that we consider acceptable, with the prospect of enhancing our returns through financing or sales of such loans in the future. In addition, to the extent available to us, we expect to acquire a portion of our residential and commercial mortgage loans using financing provided by the sellers of those loans. The leverage will depend on the market conditions for structuring such transactions. Our opportunity to enter into such arrangements will depend on the manner of acquisition of the assets and the willingness of the seller to provide such financing. We may also periodically create asset-backed securities and hold them as investments with the intent to sell them during periods of better liquidity in the MBS market. Leverage of certain assets, including through real estate mortgage investment conduit interests, or REMIC interests, may be accomplished through securitization vehicles that are either Delaware statutory trusts or offshore entities depending on the nature of the financing required. To the extent available to us, we may seek to finance our investments in residential and commercial mortgage loans, non-Agency RMBS and CMBS with non-recourse term borrowing facilities, warehouse facilities, financings by the sellers of the assets and financing under the U.S. Government’s Legacy Loans Program under the Public-Private Investment Program, or the PPIP, and the Term Asset-Backed Securities Loan Facility, or the TALF.

We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our assets, and the supply of and demand for such assets. Our net interest income, which reflects the amortization of purchase premiums and accretion of discounts, varies primarily as a result of changes in interest rates, credit risk, the size of our investment portfolio, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans.

Interest Rate Risk. Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. We expect to be subject to interest rate risk in connection with our investments and our related debt obligations. Our debt obligations will generally be repurchase agreements, non-recourse term borrowing facilities, warehouse facilities, securitizations and loans and financing provided by the sellers of assets we acquire, and to the extent available to us, any financings under the TALF and the Legacy Loans Program. Our expected repurchase agreements and warehouse facilities may be of limited duration that are periodically refinanced at current market rates. We expect that most of our warehouse facilities, repurchase agreements and loans and financing arrangements will provide financing based on a floating rate of interest calculated on a fixed spread over London Interbank Offered Rate, or LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, the portion of our portfolio which consists of floating interest rate assets may be match-funded utilizing our expected sources of short-term financing, if any, while our fixed interest rate assets will not be match-funded. During periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged, which will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We expect to face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

Credit Risk. We expect that our portfolio of mortgage loans and securities will be subject to a high degree of credit risk. Credit risk is the exposure to loss from debtor defaults. Default rates are subject to a wide variety of factors, including, but not limited to, property performance, property management, supply and demand factors, construction trends, consumer behavior, regional economics, interest rates, the strength of the United States economy and other factors beyond our control.

All loans are subject to a certain probability of default. We intend to underwrite our MBS investments assuming the underlying loans will suffer a certain dollar amount of defaults and the defaults will lead to some level of realized losses. Loss adjusted yields are computed based on these assumptions and applied to each class of security supported by the cash flow on the underlying loans. The most significant variables affecting loss adjusted yields include, but are not limited to, the number of defaults, the severity of loss that occurs subsequent to a default, prepayments and the timing of the actual loss. The different rating levels of MBS will react differently to changes in these assumptions. The lowest rated securities are generally more sensitive to changes in timing of actual losses. The higher rated securities are more sensitive to the severity of losses.

Size of Investment Portfolio. The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our mortgage loans and aggregate principal balance of our MBS and the other assets we intend to own is a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive increases. The larger investment portfolio, however, drives increased expenses depending on the amount of financing used, and may result in additional interest expense to finance the purchase of our assets.

Prepayment Speeds. Prepayment speeds, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of investment, conditions in financial markets, competition and other factors, none of which can be predicted with any certainty. In particular, interest-only securities are sensitive to changes in prepayment speeds. For mortgage loan and MBS investments purchased at a premium, as prepayment speeds increase, the amount of income we earn decreases because the purchase premium we paid for the assets amortizes faster than expected. Conversely, decreases in prepayment speeds result in increased income and can extend the period over which we amortize the purchase premium. For mortgage loan and MBS investments purchased at a discount, as prepayment speeds increase, the amount of income we earn increases because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in decreased income and can extend the period over which we accrete the purchase discount into interest income.

Market Conditions. Beginning in the summer of 2007, significant adverse changes in financial market conditions have resulted in a deleveraging of the entire global financial system. As part of this process, residential and commercial mortgage markets in the United States have a variety of difficulties including loan defaults, credit losses and reduced liquidity. As a result, many lenders have tightened their lending standards, reduced lending capacity, liquidated significant portfolios or exited the market altogether, and therefore, financing with attractive terms is generally unavailable. In response to these unprecedented events, the U.S. Government has taken a number of actions to improve stability in the financial markets and encourage lending, described below. However, we believe that these conditions in the financial markets also present opportunities for us to acquire our targeted assets at depressed prices.

Recent Regulatory Developments

Housing and Economic Recovery Act of 2008

In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, on July 30, 2008, the HERA established a new regulator for Fannie Mae and Freddie Mac, the U.S. Federal Housing Finance Agency, or the FHFA. On September 7, 2008, the U.S. Treasury, the FHFA, and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage finance and protect taxpayers. Under this plan, among other things, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two government sponsored enterprises, or GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan is to increase the availability of mortgage financing by allowing the GSEs to continue to grow their guarantee business without limit, while limiting net purchase of Agency MBS to a modest amount through the end of 2009. Beginning in 2010, the GSEs will gradually reduce their Agency MBS portfolios. In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Treasury took three additional actions. First, it entered into a preferred stock purchase agreement with each of the GSEs, pursuant to which $100 billion will be available to each GSE. Second, it established a new secured credit facility, the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it established an Agency MBS purchase program, under which the U.S. Treasury may purchase Agency MBS in the open market. This Agency MBS purchase program will also expire on December 31, 2009. Initially, Fannie Mae and Freddie Mac each issued $1.0 billion of senior preferred stock to the U.S. Treasury and warrants to purchase 79.9% of the fully-diluted common stock outstanding of each GSE at a nominal exercise price. Pursuant to these agreements, each of Fannie Mae’s and Freddie Mac’s mortgage and Agency MBS portfolio may not exceed $850 billion as of December 31, 2009, and must decline by 10% each year until each portfolio reaches $250 billion. After reporting a substantial loss in the third quarter of 2008, Freddie Mac requested a capital injection of $13.8 billion by the U.S. Treasury pursuant to its preferred stock purchase agreement. Although the U.S. Government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the future of the GSEs in their current form, or at all, and the availability of, and trading market for, Agency MBS.

The Term Asset-Backed Securities Loan Facility

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of TALF, or TALF 1.0, the FRBNY will make non-recourse loans to borrowers to fund their purchase of newly issued ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicer advances, equipment loans and leases and loans guaranteed by the SBA. Under TALF 1.0, the FRBNY announced its intention to lend up to $200 billion to certain purchasers of TALF-eligible ABS. Any U.S. company that purchases TALF-eligible ABS may borrow from the FRBNY under TALF, provided that the company maintains an account relationship with a primary dealer. TALF 1.0 is presently expected to run through March 31, 2010.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF beyond non-mortgage ABS to include certain types of legacy securitization assets. On May 1, 2009, the Federal Reserve published the terms for the expansion of TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of eligible CMBS. In this publication, the Federal Reserve stated initial conditions for TALF eligibility. In addition to announcing the eligibility of newly issued CMBS as collateral under the TALF, on May 19, 2009, the Federal Reserve provided details on the types of legacy CMBS that are eligible to become collateral under the TALF. To become eligible collateral under the TALF, legacy CMBS must have been issued before January 1, 2009, and must be senior in payment priority to all other interests in the underlying pool of commercial mortgages in addition to meeting other specified criteria designed to protect the Federal Reserve and the U.S. Treasury from credit risk. The FRBNY has also announced that it is extending TALF to June 30, 2010 for newly-issued CMBS and to March 31, 2010 for all other TALF-eligible collateral. The program documentation will be updated as part of the next subscription announcement in September to reflect the extension. The first two TALF borrowings for newly issued CMBS took place on June 16, 2009, and July 16, 2009, but no requests were submitted for TALF loans for newly issued CMBS. On the initial subscription date for legacy CMBS that was held on July 16, 2009, borrowers subscribed for $669 million in legacy CMBS TALF loans. Both newly issued CMBS and legacy CMBS must have at least two AAA ratings from DBRS, Inc., Fitch Ratings, Moody’s Investors Service, Realpoint LLC, or S&P and must not have a rating below AAA from any of these rating agencies to be considered eligible collateral under the TALF. As many legacy CMBS have had their ratings downgraded and at least one rating agency, S&P, has announced that further downgrades are likely in the future, these downgrades may significantly reduce the quantity of legacy CMBS available.

We believe that the expansion of the TALF to include highly rated CMBS, to the extent available to us, may provide us with non-recourse term borrowings that we could use to purchase CMBS that are eligible for funding under this program. There can be no assurance, however, that we will be able to utilize it successfully or at all.

The Federal Reserve recently announced that it does not expect further additions to the types of collateral that are eligible for TALF. Accordingly, it does not appear that non-Agency RMBS will be included.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP is expected to be $500 billion to $1 trillion in size and has two primary components: the Legacy Securities Program and the Legacy Loans Program. Under the Legacy Securities Program, Legacy Securities PPIFs will be established to purchase from financial institutions certain non-Agency RMBS and CMBS that were originally rated in the highest rating category by one or more of the nationally recognized statistical rating agencies. Under the Legacy Loans Program, Legacy Loan PPIFs will be established to purchase troubled loans (including residential and commercial mortgage loans) from insured depository institutions. On June 3, 2009, the FDIC announced that development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell distressed or troubled assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in our banking system. As a next step, the FDIC tested the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets in a transaction that closed September 30, 2009. Because the details of the Legacy Loans Program are still subject to change, the attractiveness of the program to us cannot be determined at this time. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program. As these programs evolve over time, however, we may participate in such programs. The terms and conditions of the PPIP are more fully described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Regulatory Developments.” The terms of the Legacy Loans Program and Legacy Securities Program are described under “Business—Our Financing Strategy.”

Emergency Economic Stabilization Act of 2008 and TARP

On October 3, 2008, President George Bush signed into law the EESA. The EESA provided the Secretary of the U.S. Treasury with the authority to establish the Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the Secretary of the U.S. Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress.

Making Home Affordable Program

On March 4, 2009, the U.S. Treasury announced the Obama Administration’s Home Affordable Modification Program, which provides a detailed, uniform model for the one-time modification of eligible residential mortgage loans. Eligibility for relief initially is limited to certain owner occupant borrowers with loans of less than $729,000 that were in existence as of January 1, 2009. On April 28, 2009, the U.S. Treasury announced the Second Lien Modification Program, or 2MP, which applies to second lien residential mortgage loans with corresponding first liens that have been modified under HAMP. To be eligible for a loan modification under the plan, the borrowers must be in default or imminent risk of default due to a specific event. To be eligible for a loan modification of a second lien loan under 2MP, the corresponding first lien loan must have been modified under HAMP. New borrowers will be accepted under both programs until December 31, 2012. HAMP and 2MP provide for the payment by Fannie Mae, on behalf of the U.S. Treasury of incentive fees to servicers and investors related to successful modifications. To be eligible for such incentives, the servicer must execute a Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury. Execution of this agreement obligates the servicer to follow the HAMP and 2MP guidelines for evaluating and implementing loan modifications, unless an applicable servicing agreement with a loan holder prohibits the servicing of loans in this manner. HAMP and 2MP guidelines may vary materially from the way BLS previously engaged in loss mitigation, because the emphasis of the HAMP and 2MP is to promote loan modifications where possible. In addition, the Servicer Participation Agreement may restrict the transfer of loans subject to its provisions to transferees that agree to execute a comparable agreement with the U.S. Treasury. BLS has executed the master form Servicer Participation Agreement. The terms of the servicing agreement we intend to have one or more of our subsidiaries enter into with a national bank, as trustee, and BLS, will require that our mortgage loans subject to the servicing agreement be serviced in accordance with HAMP. However, HAMP and 2MP guidelines require BLS to mitigate losses on covered loans in ways that are different than what BLS previously did and, as a result, we might not be as profitable as we otherwise would have been.

Hope for Homeowners Act of 2008

On July 30, 2008, the Hope for Homeowners Act of 2008, or the H4H Act, was signed into law. The H4H Act created a new, temporary, voluntary program within the FHA to back FHA-insured mortgages to distressed borrowers. The Hope for Homeowners program, which is effective from October 1, 2008 through September 30, 2011, will enable certain distressed borrowers to refinance their mortgages into FHA-insured loans.

Ginnie Mae, which guarantees the payment of principal and interest on Hope for Homeowners MBS, requires that all loans under the H4H Act must be pooled only under the Ginnie Mae II program’s multiple issuer type, or MFS. Ginnie Mae will accept loan packages under the H4H Act to be pooled in MFS securities with a November 1, 2008 issue date and thereafter. If a loan in an existing or seasoned pool is refinanced under this program the prepayment speeds on existing pools may rise. Depending on whether or not the bond was purchased at a premium or discount, the yield may be positively or negatively impacted. Furthermore, the coupons on new pools generated under this program based on refinanced loans may be lower, potentially negatively impacting our yield on new opportunities.

Helping Families Save Their Homes Act of 2009

Purchasers of consumer purpose, residential mortgage loans have affirmative disclosure obligations to consumers under The Helping Families Save Their Homes Act of 2009, or HFSTH Act, which Congress enacted in May 2009 with an immediate effective date. This new statutory obligation will subject purchasers of mortgage loans to civil liability if they fail to make the required disclosures. Specifically, section 404 of the HFSTH Act amends the Truth in Lending Act to provide that a creditor that purchases or is assigned a mortgage loan must notify the borrower in writing of a sale or transfer of his or her mortgage loan, no later than 30 days after the transaction’s completion. The notice must include how to reach an agent or party having authority to act on behalf of the new creditor, the location of the place where the transfer of ownership is recorded and any other relevant information about the new creditor. This disclosure would be in addition to any transfer of servicing notice required under the Real Estate Settlement Procedures Act. Federal consumer credit law does not typically impose responsibility on assignees to communicate directly with mortgagors, and the statutory language is ambiguous.

Proposed Consumer Financial Protection Agency

Proposed Congressional legislation (H.R. 3126) supported by President Obama would, if passed, create a Consumer Financial Protection Agency (“CFPA”). The bill has undergone numerous changes since its introduction, and there are reports about broad revisions to the bill. The bill would establish a new federal agency whose principal purpose would be to regulate the provision of financial services and products. As proposed, the bill would grant the CFPA sweeping and broad powers and provide the CFPA authority to both mandate and limit the financial products offered to consumers. It is possible the CFPA could significantly limit our ability to offer products and services, and impose requirements on us as to what financial services and products we offer and the manner in which we market our services and products. Because of the uncertainty concerning whether the bill will be passed, and its coverage, it is difficult to predict the impact it will have on our operations, income and expenses.

Other Initiatives

Federal Reserve

During 2008, the Federal Reserve also initiated a number of other programs aimed at improving broader financial markets, such as establishing a $1.8 trillion commercial paper funding facility and a $200 billion facility to finance consumer asset-backed securities. The U.S. Treasury committed $20 billion from TARP to support the Federal Reserve’s $200 billion consumer facility. In addition, in order to provide further liquidity to financial institutions, the Federal Reserve has provided primary dealers with access to the Federal Reserve’s discount window and, in instances of distress, arranged financing for certain holding entities. We believe that these programs have and will continue to improve short-term credit markets, including the repurchase financing market. Given the Federal Reserve’s actions to date, we believe the Federal Reserve will remain committed to assuring that short-term credit markets function efficiently, which, in turn, will reduce our borrowing costs over time. The Federal Reserve programs are likely to result in both Agency MBS spreads tightening and improved liquidity in this market. The improved liquidity should increase the availability and attractiveness of repurchase financing, as banks become more comfortable with their ability to value and, in the event of default, efficiently liquidate collateral.

On November 25, 2008, the Federal Reserve announced that it will initiate a program to purchase $100 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $500 billion in mortgage-backed securities backed by Fannie Mae, Freddie Mac and Ginnie Mae. The Federal Reserve stated that its actions are intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn should support housing markets and foster improved conditions in financial markets more generally. The purchases of direct obligations began during the first week of December 2008, and the purchases of Agency MBS began during the first week of January 2009. The Federal Reserve’s program to purchase Agency MBS could cause an increase in the price of Agency MBS, which would negatively impact the net interest margin with respect to Agency MBS.

FDIC

During 2008, the FDIC also initiated programs in an effort to restore confidence and functioning in the banking system and attempt to reduce foreclosures through loan modifications. Specifically, the FDIC adopted the Temporary Liquidity Guarantee Program, which has two primary components: the Debt Guarantee Program, by which the FDIC will guarantee the payment of certain newly issued senior unsecured debt and the Transaction Account Guarantee Program by which the FDIC will guarantee up to an unlimited amount of certain transaction accounts bearing no or minimal interest (e.g. NOW accounts paying no more than 0.50% interest), until December 31, 2009. The FDIC also raised the deposit insurance limits to $250,000 up from $100,000 through December 31, 2009. Additionally, in an attempt to reduce foreclosures, the FDIC encouraged uniform guidelines for loan modifications, which include reduction of interest rate, extension of maturity and balance reductions.

Critical Accounting Policies

Our financial statements will be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These accounting principles may require us to make some complex and subjective decisions and assessments. We expect our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. We have identified what we believe will initially be our most critical accounting policies to be the following:

Fair Value Measurements

FASB ASC 820, “Fair Value Measurements and Disclosures” (formerly SFAS No. 157, “Fair Value Measurements”), or FASB ASC 820, defines fair value, establishes a framework for measuring fair value and establishes a three-level valuation hierarchy for disclosure of fair value measurement. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of hierarchy established by FASB ASC 820 are defined as follows:

Level 1 Inputs—Quoted prices (unadjusted) for identical unrestricted assets and liabilities in active markets that are accessible at the measurement date.

Level 2 Inputs—Quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs—Instruments with primarily unobservable market data that cannot be corroborated.

Additionally, the FASB issued FASB ASC 825, “Financial Instruments” (formerly SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115”), or FASB ASC 825. FASB ASC 825 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. At this time, we do not intend to elect the fair value option in accounting for mortgage loans. However, we may elect to do so in the future.

Investments in Securities

FASB ASC 320, “Investments—Debt and Equity Securities” (formerly SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”), or FASB ASC 320, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security to maturity. All securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. Trading securities will be marked to fair value through earnings. We expect our available-for-sale and trading securities will have fair values as determined with reference to price estimates provided by either independent pricing services and dealers in the securities or internal price estimates determined by our Manager. The pricing is subject to various assumptions which could result in different presentations of value. We do not have an investment portfolio at this time.

Our Manager will evaluate available-for-sale or held-to-maturity securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the agency security, and (3) our intent and ability to retain our investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Available-for-sale or held-to-maturity investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the securities’ cost basis and their fair value, will be recognized in earnings as unrealized losses and the cost basis of the securities will be adjusted.

Interest Income Recognition

Interest income on loans will be recognized over the life of the investment using the effective interest method. Income recognition will be suspended for loans when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

For pools of whole loans purchased at a discount, we will apply the provisions of FASB ASC 310-30, “Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality” (formerly Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer”), or FASB ASC 310-30. FASB ASC 310-30 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. FASB ASC 310-30 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. FASB ASC 310-30 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Interest income on securities will be recognized over the life of the investment using the effective interest rate method. We will estimate, at the time of purchase, the future expected cash flows and will determine the effective interest rate based on these estimated cash flows and our purchase price. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These will include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans, the likelihood of modification and the timing of the magnitude of credit losses on the mortgage loans underlying the securities will have to be judgmentally estimated. These uncertainties and contingencies will be difficult to predict and will be subject to future events that may impact our estimates and interest income.

Residential and Commercial Real Estate Loans—Held-for-Sale

Residential and commercial real estate loans held-for-sale are loans that we will be marketing for sale to independent third-parties. These loans are carried at the lower of their cost or fair value in accordance with FASB ASC 948, “Financial Services—Mortgage Banking” (formerly SFAS No. 65, “Accounting for Certain Mortgage Banking Activities”) as measured on an aggregate basis. Interest will be recognized as revenue when earned and deemed collectible. If fair value is lower than amortized cost, changes in fair value (gains and losses) are reported through our consolidated statements of (loss) income.

Residential and Commercial Real Estate Loans—Held-for-Investment

Real estate loans held-for-investment will be carried at their unpaid principal balances adjusted for net unamortized premiums or discounts and net of any allowance for credit losses. Interest will be recognized as revenue when earned and deemed collectible. Pursuant to SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases”, we will use the interest method to determine an effective yield and to amortize the premium or discount on real estate loans held-for-investment.

Real Estate Loans—Allowance for Loan Losses

For real estate loans classified as held-for-investment, we will establish and maintain an allowance for loan losses based on our estimate of credit losses inherent in our loan portfolios. To calculate the allowance for loan losses, we will assess inherent losses by determining loss factors (defaults, the timing of defaults, and loss severities upon defaults) that can be specifically applied to each of the consolidated loans or pool of loans.

We will follow the guidelines of SEC Staff Accounting Bulletin No. 102, “Selected Loan Loss Allowance Methodology and Documentation”, FASB ASC 450, “Contingencies” (formerly SFAS No. 5, “Accounting for Contingencies”), FASB ASC 310, “Receivables” (formerly SFAS No.114, “Accounting by Creditors for Impairment of a Loan”, and SFAS No. 118, “Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures”), in setting the allowance for loan losses.

We will consider the following factors in determining the allowance for loan losses:

•	Ongoing analyses of loans, including, but not limited to, the age of loans, underwriting standards, business climate, economic conditions, geographical considerations, and other observable data;

•	Historical loss rates and past performance of similar loans;

•	Relevant environmental factors;

•	Relevant market research and publicly available third-party reference loss rates;

•	Trends in delinquencies and charge-offs;

•	Effects and changes in credit concentrations;

•	Information supporting a borrower’s ability to meet obligations;

•	Ongoing evaluations of fair values of collateral using current appraisals and other valuations;

•	Basis of the loans; and

•	Discounted cash flow analyses.

Accounting For Derivative Financial Instruments

Our policies will permit us to enter into derivative contracts, including interest rate swaps, interest rate caps, and Eurodollar futures as a means of mitigating our interest rate risk. We intend to use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.

We will account for derivative financial instruments in accordance with FASB ASC 815, “Derivatives and Hedging” (formerly SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”), as amended and interpreted. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Depending on whether the derivative instrument qualifies as a hedge for accounting purposes and the nature of the hedging activity, fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting along with numerous other criteria set forth in FASB ASC 815.

Derivatives will be used primarily for hedging purposes rather than speculation. We intend to rely on quotations from a third-party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Income Taxes

We intend to elect and qualify to be taxed as a REIT for the taxable year ending December 31, 2009. Accordingly, we will generally not be subject to U.S. federal income tax to the extent that we make qualifying distributions to our stockholders, and provided we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to federal, state and local corporate income taxes.

While any TRS is expected to generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at the TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Recent Accounting Pronouncements

In March 2008, the FASB issued an amendment to FASB ASC 815 (formerly SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment to SFAS 133”). This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008 and will be applicable to the Company upon the commencement of operations (in the third quarter of fiscal 2009). The Company is assessing the potential impact that the adoption of SFAS 161 may have on its financial statements.

The FASB issued an amendment to FASB ASC 860, “Transfers and Servicing” (formerly FSP FAS 140-3 relating to SFAS No. 140, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions”) or FASB ASC 860, to address questions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. Currently, we are still evaluating our ability to record such assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). For assets representing available-for-sale investment securities, as in our case, any change in fair value will be reported through other comprehensive income under FASB ASC 320 (formerly SFAS 115) with the exception of impairment losses, which will be recorded in the statement of operations and comprehensive (loss) income as realized losses. The amendment requires that all of the following criteria be met in order to continue the application of FASB ASC 860 described above: (1) the initial transfer of repurchase financing cannot be contractually contingent; (2) the repurchase financing entered into between the parties provides full recourse to the transferee, and the repurchase price is fixed; (3) the financial asset has an active market, and the transfer is executed at market rates; and (4) the repurchase agreement and financial asset do not mature simultaneously.

On October 10, 2008, FASB issued an amendment to FASB ASC 820 (formerly FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active”), in response to the deterioration of the credit markets. This amendment provides guidance clarifying how FASB ASC 820 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of FASB ASC 820, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. This amendment is effective upon issuance including prior periods for which financial statements have not been issued. The Company is assessing the potential impact that the adoption of the amendment may have on its financial statements.

On December 11, 2008, the FASB issued an amendment to FASB ASC 860, “Transfers and Servicing” (formerly FSP 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”). The amendment increases disclosures for public companies about securitizations, asset-backed financings and variable interest entities. The amendment is effective for reporting periods that end after December 15, 2008.

In January 2009, the FASB issued an amendment to FASB ASC 325-40, “Investments—Other—Beneficial Interests in Securitized Financial Assets” (formerly FASB Staff Position No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”), or FASB ASC 325-40. The amendment revises the impairment guidance provided by FASB ASC 325-40 for beneficial interests to make it consistent with the requirements of FASB ASC 320 (formerly SFAS 115) for determining whether an impairment of other debt and equity securities is other-than-temporary. The amendment eliminates the requirement that a holder’s best estimate of cash flows be based upon those that a market participant would use. Instead, FASB ASC 325-40 requires that an other-than-temporary impairment be recognized when it is probable that there has been an adverse change in the holder’s estimated cash flows. The amendment will be applicable to the Company upon commencement of operations (in the fourth quarter of fiscal 2009). The Company is assessing the potential impact that the adoption of the amendment may have on its financial statements.

On April 9, 2009, the FASB issued three amendments intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities. The amendment to FASB ASC 820 (formerly FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that Are Not Orderly”), provides guidelines for making fair value measurements more consistent with the principles presented in FASB ASC 820. The amendment to FASB ASC 825 (formerly FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”) enhances consistency in financial reporting by increasing the frequency of fair value disclosures. The amendment to FASB ASC 320 (formerly FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”) provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities.

The amendment to FASB ASC 820 (formerly FSP FAS 157-4), which addresses the measurement of fair value of financial assets when there is no active market or where the price inputs being used could be indicative of distressed sales. The amendment reaffirms the definition of fair value already reflected in FASB ASC 820, which is the price that would be paid to sell an asset in an orderly transaction (as opposed to a distressed or forced transaction) at the measurement date under current market conditions. The amendment also reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

The amendment to FASB ASC 825 (formerly FSP FAS 107-1 and APB 28-1) was issued to improve the fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing the amendment, fair values of these assets and liabilities were only disclosed once a year. The amendment now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.

The amendment to FASB ASC 320 (formerly FSP FAS 115-2 and FAS 142-2) on other-than-temporary impairments is intended to improve the consistency in the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The amendment requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses.

The amendments referenced above (formerly FSP FAS 157-4, FSP FAS 107-1 and APB 28-1, FSP FAS 115-2 and FAS 142-2) are effective for interim and annual periods ending after June 15, 2009, and provide for early adoption for the interim and annual periods ending after March 15, 2009. All three amendments must be adopted in conjunction with each other. All three amendments will be applicable to the Company upon commencement of operations (in the fourth quarter of fiscal 2009).

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet our cash requirements, including commitments to make distributions to our stockholders, repay borrowings, fund and maintain our operations and satisfy other general business needs. Our initial primary sources of liquidity will be proceeds from this offering, the private placement to BAM and Mr. Ertel, payments of principal and interest we receive for our portfolio of assets and cash generated from our operating results and any unused capacity under our financing sources. Unused borrowing capacity will depend on market availability and will change over time as the market values of our investment securities and mortgage loans fluctuate. Should our needs ever exceed these on-going sources of liquidity plus the immediate sources of liquidity discussed above, we believe that in most circumstances our investment securities could be sold to raise cash. However, we cannot provide any assurance that we would be able to sell such assets at the prices or on the terms we desire. The maintenance of liquidity is one of the goals of our capital investment policy. Under this policy, we expect to limit asset growth to preserve unused borrowing capacity for liquidity management purposes.

We expect to use repurchase agreements to finance acquisitions of Agency MBS. Since our ability to issue MBS backed by mortgage loans currently is (and may continue to be) limited because of market conditions, we intend to acquire residential and commercial mortgage loan assets at unlevered yields that we consider acceptable, with the prospect of enhancing our returns through financing or sales of such loans in the future. In addition, to the extent available to us, we expect to acquire a portion of our residential and commercial mortgage loans using financing provided by the sellers of those loans. The leverage will depend on the market conditions for structuring such transactions. Our opportunity to enter into such arrangements will depend on the manner of acquisition of the assets and the willingness of the sellers to provide such financing. We may also periodically create asset-backed securities and hold them as investments with the intent to sell them during periods of better liquidity in the MBS market. Leverage of certain assets, including through real estate mortgage investment conduit interests, or REMIC interests, may be accomplished through securitization vehicles that are either Delaware statutory trusts or offshore entities depending on the nature of the financing required. To the extent available to us, we may seek to finance our investments in residential and commercial mortgage loans, non-Agency RMBS and CMBS with non-recourse term borrowing facilities, warehouse facilities, financings by the sellers of the assets and financing under the U.S. Government’s TALF. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program under the Public-Private Investment Program, or the PPIP. As these programs evolve over time, however, we may participate in such programs.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. A number of financial institutions that have traditionally provided repurchase agreements have tightened their lending standards and reduced their lending overall.

To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations and Commitments

We had no contractual obligations as of the date of this prospectus. We intend to enter into a management agreement with our Manager. Our Manager is entitled to receive a base management fee, incentive management fee and, in certain circumstances, a termination fee and reimbursement of certain expenses as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable quarterly in arrears in an amount equal to 1.50% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of shares of our common stock (to the extent such amounts were not charged to retained earnings), excluding unrealized gains, losses or other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us other than reimbursement of commission fees incurred by our Manager. Each quarterly installment of the base management fee will be reduced, but not below zero, by our proportionate share of any management and incentive fees (the “Fund Fees”) BAM or one of its subsidiaries receives during the period covered by such installment in connection with any investment funds managed by BAM or one of its subsidiaries in which we invest, based on the percentage of equity we hold in such investment funds. If such Fund Fees exceed the quarterly base management fee during the period covered by such installment, such Fund Fees shall be used to reduce the incentive management fee, as described below.

Our Manager will be entitled to an incentive management fee that is payable quarterly in arrears in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of (1) the weighted average of the issue price per share of common stock of all of our public offerings multiplied by the weighted average number of common shares outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our equity incentive plans) in the four-quarter period and (2) 8%. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. In addition, any amounts that we pay to BAM and the underwriters relating to the conditional payment of the underwriting discount, as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be excluded from the calculation of Core Earnings. To the extent we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation of the incentive management fee until it has been fully offset. Each quarterly installment of the incentive management fee will be reduced, but not below zero, by our proportionate share of any Fund Fees BAM or one of its subsidiaries receives during the period covered by such installment in connection with any investment funds managed by BAM or one of its subsidiaries in which we invest, based on the percentage of equity we hold in such investment funds to the extent that such Fund Fees have not already been offset by a reduction in the base management fee, as described above. In the event that such Fund Fees have been incurred but have not been applied to reduce either the base management fee or the incentive management fee, such Fund Fees shall be applied to reduce the immediately succeeding installment of the base management fee and incentive management fee until we have received full credit for such Fund Fees. The incentive management fee is payable quarterly in cash in arrears.

We intend to have one or more of our subsidiaries enter into a servicing agreement with a national bank, as trustee, and BLS. Under the terms of our servicing agreement, BLS will be entitled to servicing compensation, which is more fully described in “Certain Relationships and Related Transactions—Servicing Agreement.”

We will enter into a flow asset purchase agreement pursuant to which we may acquire mortgage loans from an acquisition vehicle managed by our Manager. The flow asset purchase agreement will provide that the mortgage loans we acquire from the acquisition vehicle managed by our Manager will be acquired at the same price and upon the same terms and conditions as the acquisition vehicle acquired such mortgage loans from third-parties.

We expect to enter into certain contracts that contain a variety of indemnification obligations, principally with our Manager, brokers and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations is unlimited.

Manager Internal Controls

In March 2006, Bayview Financial discovered via its own internal controls, that Steven Gordon, a senior salesperson, managing director and limited partner of the firm and head of Bayview Financial’s residential loan acquisition business, had, over a period of years, altered credit data on certain acquired loans in order to increase his commissions. Immediately after discovery of Mr. Gordon’s wrongful actions, he was terminated for cause. All loans whose data was materially altered were re-purchased by Bayview Financial. On July 14, 2006, Bayview Financial received a letter from the SEC indicating that its staff had commenced an informal inquiry of the matter. On December 21, 2006, the staff of the SEC notified Bayview Financial that the inquiry had been concluded, and that the staff would not recommend any enforcement action against Bayview Financial. As a result of this incident, Bayview Financial revised and modified its internal controls, including limiting access to and authority over critical systems. In December 2008, the U.S. Attorney’s office announced the filing of a one-count information charging Mr. Gordon with wire fraud in connection with this incident. Mr. Gordon plead guilty and was sentenced in May 2009 to 3 years imprisonment followed by 2 years of supervised release. The U.S. Attorney recognized Bayview Financial for its “outstanding cooperation” with the investigation.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of the date of this prospectus, we had not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We currently intend to pay dividends in cash or, to the extent determined by our board, also in common stock. Nevertheless, if our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We will not be required to make distributions with respect to activities conducted through any TRS which we intend to form following the completion of this offering. For more information, please see “Certain Federal Income Tax Considerations—Taxation of Our Company.” Income as computed for purposes of these tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We expect to make regular quarterly distributions. We currently intend to distribute our first dividend in             , which may be prior to the time that we fully invest the proceeds from this offering and the concurrent private placement in our targeted assets. Any future distributions we make, and the timing thereof, will be at the discretion of our board and will depend upon our earnings and financial condition, the nature of our assets, contractual restrictions in our financing arrangements, maintenance of our REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board deems relevant.

Inflation

We expect virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors may influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements will be prepared in accordance with GAAP and our distributions will be determined by our board consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary components of our market risk are related to credit risk, interest rate risk, prepayment risk, extension risk and market value risk. While we will not seek to avoid risk completely, we believe the risk can be largely quantified from historical experience. We will seek to actively manage that risk to earn a sufficient return to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

We expect that our portfolio of mortgage loans and investment securities will be subject to a high degree of credit risk. Credit risk is the exposure to loss from debtor defaults. Default rates are subject to a wide variety of factors, including, but not limited to, property performance, property management, supply and demand factors, construction trends, consumer behavior, regional economics, interest rates, the strength of the United States economy and other factors beyond our control.

All loans are subject to a certain probability of default. We intend to underwrite our MBS investments assuming the underlying mortgage loans will suffer a certain dollar amount of defaults and the defaults will lead to some level of realized losses. Loss adjusted yields are computed based on these assumptions and applied to each class of security supported by the cash flow on the underlying loans. The most significant variables affecting loss adjusted yields include, but are not limited to, the number of defaults, the severity of loss that occurs subsequent to a default, prepayments and the timing of the actual loss. The different rating levels of MBS will react differently to changes in these assumptions. The lowest rated securities are generally more sensitive to changes in timing of actual losses. The higher rated securities are more sensitive to the severity of losses.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

We expect to be subject to interest rate risk in connection with our investments and our related debt obligations, which generally are expected to be repurchase agreements, warehouse facilities, securitizations and financings under the TALF, and in the future may include financings under the PPIP. Our expected repurchase agreements and warehouse facilities may be of limited duration that are periodically refinanced at current market rates. We intend to mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Interest Rate Effect on Net Interest Income

If we use leverage in any significant amount, we expect our operating results will depend in large part on differences between the income from our investments and our borrowing costs. We expect that most of our warehouse facilities, repurchase agreements and loans and other seller financings will provide financing based on a floating rate of interest calculated on a fixed spread over London Interbank Offered Rate, or LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, the portion of our portfolio which consists of floating interest rate assets may be match-funded utilizing our expected sources of short-term financing, if any, while our fixed interest rate assets will not be match-funded. During periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged, which will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

Hedging techniques are partly based on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate mortgage loans and MBS. If prepayments are slower or faster than assumed, the life of the mortgage loans and MBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Effects on Fair Value

Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We expect to face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally will calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Interest Rate Cap Risk

We also intend to acquire and manage, directly or through our subsidiaries, adjustable-rate mortgage loans and MBS. These are mortgages or MBS in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. We do not expect, however, our borrowing costs pursuant to our financing agreements to be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate mortgage loans and MBS would effectively be limited. This problem will be magnified to the extent we acquire adjustable-rate MBS that are not based on mortgages which are fully indexed. In addition, the mortgages or the underlying mortgages in an MBS may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our adjustable-rate mortgages or MBS than we need in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Prepayment Risk

As we receive prepayments of principal on our investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Extension Risk

In general, when fixed-rate or hybrid adjustable-rate mortgage loans or MBS are acquired, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that protects the fair value of these assets in rising interest rate scenarios. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related residential mortgage-backed security.

If prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with an insufficient offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk

Our available-for-sale and trading securities will be reflected at their estimated fair value. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. For Non-Agency MBS, market prices are dependent on a number of factors including default rates for the underlying assets, prepayments of the underlying assets, and credit spreads.

Real Estate Risk

Residential and commercial property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Risk Management

To the extent consistent with maintaining our REIT status, we will seek to manage risk exposure to protect our portfolio of mortgage loans, MBS and mortgage-related securities and related debt against the effects of major interest rate changes. We generally will seek to manage our risk by:

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our financings;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales to protect the interest rate sensitivity of our MBS and our borrowings; and

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using securitization financing to lower average cost of funds relative to short-term financing vehicles further allowing us to receive the benefit of terms and committed financings for an extended period of time in contrast to short term financing and maturity dates of the investments included in the securitization.

BUSINESS

Our Company

We are a newly-formed mortgage finance and real estate company that intends to acquire and manage, directly or through our subsidiaries, residential and commercial mortgage loans, residential and commercial mortgage-backed securities, or MBS, real estate-related securities, real estate, and various other asset classes. Our objective is to maximize the risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring our targeted assets at what our Manager believes to be discounts to their economic value and by constructing an investment portfolio designed to produce returns across a variety of market conditions and economic cycles. We will then seek to maximize the value of these assets through the analytical and portfolio management expertise as well as the servicing and special servicing capabilities of our Manager and its affiliates.

We will be externally managed by Bayview Fund Management, LLC, or our Manager, a wholly-owned subsidiary of BAM. Since 1995, Bayview’s mortgage team, led by David Ertel, has purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions. Bayview historically purchased performing, sub-performing and non-performing loans, primarily at a discount to par value. Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price In addition, we have approved a grant to our Manager of up to              shares of our restricted common stock for providing services to us, a grant of              shares of our restricted common stock to each of our independent directors, a grant of              shares of our restricted common stock to Richard O’Brien, our Chief Executive Officer, and a grant of              shares of our restricted common stock to John Fischer, our Chief Financial Officer. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We intend to structure our investments to comply with the various U.S. federal income tax requirements for qualification as a REIT and to maintain our exemption from registration under the 1940 Act. We have not yet made any investments.

We recognize that investing in our targeted asset classes is highly competitive, and that our Manager will compete with many other investment managers for profitable investment opportunities in these areas. While we have not entered into any agreements with any counterparties, BAM and our Manager have relationships with a diverse group of financial intermediaries, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies. We believe that the infrastructure needed to purchase whole loans requires experienced and specialized sourcing, underwriting and special servicing capabilities. We believe that the combined and complementary strengths of BAM and our Manager give us a competitive advantage over REITs and other investment vehicles with a similar focus to ours.

Our Manager

We will be externally managed and advised by Bayview Fund Management, LLC, a wholly-owned subsidiary of BAM pursuant to the management agreement as more fully described under “Management—Management Agreement.” Our Manager is a Delaware limited liability company and was formed in October 2007. Currently, our Manager provides administrative and managerial services to BOF-I, an investment fund with substantially the same investment objectives as ours. BOF-I was launched in December 2007 and has approximately $1.98 billion in capital commitments as of September 30, 2009. As of September 30, 2009, BOF-I had drawn approximately $1.47 billion of those commitments. In addition, one of BAM’s subsidiaries is the general partner, and another of its subsidiaries is a limited partner, of BOF-I. As of September 30, 2009, BOF-I owned a residential and commercial mortgage loan portfolio of $1.5 billion unpaid principal balance, or UPB, real estate owned portfolio with a fair value of $15 million, a securities portfolio with a bond balance of $560 million and interest-only securities with a notional value of $1.64 billion.

Our Manager will be responsible for administering our business activities and day-to-day operations pursuant to a management agreement with us and will use the resources of BAM to support our operations. Our Manager has no employees, and all of our and our Manager’s officers are officers and employees of BAM and its affiliates and, pursuant to the administrative services agreement between our Manager and BAM, our Manager will depend upon BAM’s employees and resources to support our operations. Our Manager will consult with members of BAM’s investment committee with respect to our overall investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. BAM’s investment committee consists of David Ertel (Chair), John Fischer, Richard O’Brien, Brett Evenson, Brian Bomstein and Stuart Waldman. Such members of BAM’s investment committee may also advise other funds and vehicles managed by our Manager or its affiliates. See “BAM’s Investment Committee.”

Neither our Manager nor BAM has any experience managing a REIT. BAM, however, has established portfolio management resources for each of our targeted asset classes and a sophisticated infrastructure supporting those resources. BAM’s investment professionals, portfolio managers and traders have years of combined experience with Bayview in acquiring, managing and selling residential and commercial mortgage loans, residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS and other mortgage-related assets. We also expect to have access to BAM’s finance and administration functions, which address legal, compliance, accounting, and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies, as well as its ability to service mortgage loans through BLS.

Bayview Asset Management

Bayview Asset Management, LLC, is a Delaware limited liability company, which together with its subsidiaries, including our Manager and BLS, we refer to as BAM. BAM was established in October 2008 to serve as the parent company of the loan acquisition, servicing and asset management business of Bayview Financial. We refer to BAM, Bayview Financial (BAM’s majority parent), Bayview Lending Group, LLC, their respective subsidiaries, and the historical operations of BAM’s predecessor collectively as Bayview.

Bayview is a full-service real estate investment and mortgage finance firm headquartered in Coral Gables, Florida with approximately 800 employees (including approximately 700 employees of BAM and its subsidiaries, which include approximately 80 loan acquisition and underwriting professionals and approximately 475 loan servicing professionals servicing a portfolio of approximately $10.5 billion as of September 30, 2009). Bayview has substantial experience in sourcing, purchasing, servicing, and managing residential and commercial mortgage loans and MBS. Bayview purchases mortgage loans and MBS from a variety of institutions including banks, thrifts, mortgage companies, broker/dealers, insurance companies, credit unions and government agencies, including the FDIC.

As of September 30, 2009, Bayview had purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions, a majority of which were purchased at a discount to par value, some of which were purchased in adversely selected pools of mortgage loans that may have had some form of problem in documentation, including performing and non-performing mortgage loans, real properties, first lien and junior lien loans, and MBS collateralized by these asset types. As of September 30, 2009, Bayview had completed 75 securitization transactions of mortgage loans and had sponsored the issuance of over $28 billion of asset-backed bonds since 1998.

Bayview Loan Servicing

Bayview Loan Servicing, LLC, or BLS, a wholly-owned subsidiary of BAM, is a highly rated servicing platform that for over ten years has provided primary and special mortgage loan servicing for residential and commercial loans owned by BAM and its affiliates and, to a lesser extent, certain third-parties. It has approximately 475 employees and is headquartered in Coral Gables, Florida with offices in Dallas, Texas, Ft. Washington, Pennsylvania and Pompano Beach, Florida, and serviced a UPB loan portfolio of approximately $10.5 billion as of September 30, 2009.

BLS provides both primary servicing and special servicing. Primary servicing includes the collection of regular payments, processing of taxes and insurance, processing of payoffs, handling borrower inquiries and reporting to investors and to the borrower. Special servicing is focused on borrowers who are delinquent or on loans which are more complex or in need of more hands on attention. We expect to use BLS to service the mortgage loans we acquire when we have the right to service those loans. BLS has executed the master form Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Department of Treasury, or U.S. Treasury, which is required to participate in the Home Affordable Modification Program, or HAMP. The manner in which BLS engages in loss mitigation may be affected by HAMP’s requirements with respect to owner occupied residential mortgages subject to HAMP. We believe that effective servicing strategies are essential to coping with the decline in home prices and the corresponding rise in defaults. We believe that the following attributes of BLS and its unique approach to servicing provide us with a competitive advantage:

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Highly rated: BLS has been reviewed and rated by each of the major rating agencies as both a residential and small balance commercial special servicer, holding Standard and Poor’s highest rating. The residential servicer rating was affirmed on November 24, 2008 and the small balance commercial servicer rating was upgraded to “strong” on January 26, 2009.

	Residential	Commercial
Standard & Poor’s	Strong	Strong
Fitch	RSS2	SBPS2/SBSS2
Moody’s	SQ2-	SQ2-

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Experienced management: BLS has an established senior management team with significant industry experience. Over the past five years there has been no management turnover and the overall turnover rate averaged 12% annually.

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Unique staffing model with emphasis on special servicing: A low loan-to-employee ratio enables BLS to pursue a high percentage of high-touch, time-intensive workouts. In addition, BLS does not have any employees located outside the United States which we believe allows BLS to maximize servicing effectiveness by maintaining stringent quality control of all its servicing functions.

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Consultative corporate culture: BLS’s corporate culture is focused on fostering outstanding customer service. Customer service agents are trained in all aspects of loan servicing so that they are generally able to answer customer inquiries without having to transfer a customer call to someone else in the group. Loan counseling professionals, who are responsible for early stage collections, seek to adhere to a “collect with respect” philosophy, and asset managers, who are responsible for loss mitigation, seek to be accessible for customers in need of loss mitigation. We believe this approach to customer service facilitates prompt resolution of troubled loans and maximizes the overall economic value of the loans.

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Emphasis on loan workouts: BLS believes that workouts, when appropriate, generally preserve more portfolio value than foreclosures. Accordingly, BLS actively works to mitigate losses by seeking value-enhancing resolutions that would avoid foreclosure, including modifications, forbearance plans, third-party sales, shortfall payoffs and acceptance of deeds in lieu of foreclosure, when feasible and where appropriate. BLS’s loss mitigation team is trained to assess each borrower’s individual circumstance with a view toward seeking solutions to enhance the value of each loan. Asset managers are assigned a specific portfolio of loans and are incentivized to work with a borrower to find value-enhancing alternatives to foreclosure.

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Prudent decision-making: To determine whether a workout is appropriate for mortgage loans, BLS underwrites every loan workout to assess if the outcome is potentially viable and whether it could create value compared to a foreclosure. Asset managers use net present value based loss mitigation models to weigh alternatives to seek the best scenario for each loan. Owner occupied residential mortgage loans subject to HAMP require the use of the HAMP methodologies, which may differ in certain respects from BLS’s customary models.

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Proprietary technology: BLS’s advanced proprietary platforms allow it to quickly respond to government, GSE, and other modification programs and program changes as they arise. BLS supports the HAMP (including the Treasury’s Alternate Verification Process), the FDIC modification program, and other proprietary programs. Net present value based loss mitigation models take into account probability of performance, declining market values, actual costs incurred in foreclosure to date, known costs to complete foreclosure and other relevant factors thus providing asset managers with the tools needed to identify the most economically beneficial workout alternative. A configurable rules engine accommodates adjustments to account for factors such as discount rates for net present value analysis, debt-to-income limits or disposable income cushions, maximum term, limits on rate adjustments and many other variables.

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Real estate valuation: To support loss mitigation efforts, BLS has a separate real estate valuation division that routinely updates property values. This group of professionals includes licensed Member, Appraisal Institute, or MAI, commercial appraisers and licensed residential real estate appraisers. The information captured in a proprietary value tracking system is automatically loaded into modification models to provide asset managers with an updated market value.

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Accelerated foreclosure and Real Estate Owned, or REO, sales timeline: BLS seeks to manage foreclosures and REO sales rapidly, which helps to minimize losses, particularly in a declining real estate market. BLS recognizes that liquidating REO inventory requires balancing speed-to-sale and sales price. This is accomplished with a highly skilled team that leverages proprietary technology to monitor attorney activity through the foreclosure process and broker activity through the REO sales cycle.

•	Alignment of interests: A majority of the loans currently serviced by BLS are owned or managed by BAM and its affiliates. This provides an incentive for BLS to maximize the value of each loan.

Relationship with Blackstone

Affiliates of The Blackstone Group L.P., a leading investment and advisory firm, which, collectively (excluding BAM), we refer to as Blackstone, purchased a 46% interest in BAM in October 2008. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge funds, funds of funds, debt funds, collateralized loan obligation vehicles, or CLOs, and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Under the terms of the limited liability company agreement of BAM, Bayview Financial, and Blackstone must agree with respect to certain policies and procedures (and any adjustments thereto) governing the nature, quality, standards and other criteria for investments, as well as the use of leverage by funds or vehicles managed directly or indirectly by BAM, including us. Additionally, investment funds managed by Blackstone are the majority investors in BOF-I.

Current Market Opportunity

We believe that the current market creates unique opportunities to acquire mortgage loans and mortgage-related assets at significant discounts to their unpaid principal balances. We believe that the decline in the prices of mortgage loans during the current economic downturn is, in large part, due to increasing default rates and declining values of real estate collateral. We expect the supply of non-performing and sub-performing residential and commercial mortgage loans will continue to grow. According to the Federal Reserve’s Flow of Funds report issued on September 17, 2009, as of June 30, 2009, there were more than $4 trillion in U.S. residential mortgage whole loans outstanding, mostly held by depository institutions.

While we have not entered into any agreements with any counterparties other than BAM affiliates, we expect our Manager to take advantage of the broad network of relationships it and BAM have established with a large and diverse group of financial intermediaries, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies, to identify investment opportunities to acquire mortgage loans and mortgage-related assets. We believe that BAM’s long-standing relationships in the mortgage loan space make BAM a desirable counterparty. We believe that the opportunity to acquire mortgage loans and mortgage-related assets will come from four primary channels:

•	Warehouse lenders / broker-dealers;

•	Solvent commercial and investment banks as well as distressed financial institutions;

•	Funds and other entities that purchase assets from distressed financial institutions; and

•	FDIC asset sales.

Based on BAM’s recent experience in acquiring loans, broker-dealers, warehouse lenders and mortgage companies have been the largest sellers of loans since the RMBS market shut down in 2007. In the current environment, we believe commercial and investment banks may look to reduce their exposure to “level 3” assets, which are assets whose fair value cannot be determined by observable measures. In the near-term, we believe there may be mortgage loans representing billions of dollars of UPB available for sale from commercial and investment banks. However, we believe that sourcing from this channel may diminish over time as non-Agency mortgage loan originations have decreased dramatically, and such existing loans are “digested” or cleared off balance sheets.

Many depository institutions and other holders of portfolios of mortgage loans in the U.S. are under financial duress, which we believe may lead such institutions to be more motivated to sell these loans directly or through recently announced government programs. BAM’s experience in acquiring mortgage loans in the past indicates that the solvent commercial and investment banks have not been significant sellers of discounted loans, primarily because capital constraints have prevented them from recognizing significant losses. However, as these commercial and investment banks raise equity sufficient to allow them to resolve their asset quality issues, we believe that they may be more willing to sell assets. We believe the desire to curb growth in non-performing asset ratios combined with pressure from banking regulators will be a motivator for banks to sell distressed assets. In addition, the FDIC has acquired and is expected to continue to acquire significant portfolios of troubled loans from failed depository institutions. 106 U.S. depository institutions with more than $107 billion in combined assets have, as determined by the FDIC, failed in 2009 (through October 23, 2009). As a result, the assets of many of these institutions are expected to be made available for sale by the FDIC. In addition, there were 416 U.S. depository institutions with a combined $300 billion of assets on the FDIC’s “Problem List” as of June 30, 2009, the last date on which such information was made publicly available. “Problem institutions” are those institutions with financial, operational or managerial weaknesses that threaten their continued financial viability. There is a diverse array of asset types that comprise this universe, including residential and commercial mortgage loans.

Our Competitive Advantages

Experienced mortgage team with a proven track record of building a mortgage portfolio

Bayview has built a mortgage team with a proven track record of investing in residential and commercial mortgage-related assets. Since 1995, Bayview’s mortgage team, led by David Ertel, has purchased more than $18 billion of primarily residential mortgage loans in the secondary market from more than 2,000 counterparties in more than 9,000 transactions. Bayview historically purchased performing, sub-performing and non-performing loans, primarily at a discount to par value. BAM’s mortgage investment platform is built around teams in mortgage research, loan acquisition, loan servicing, loan trading, securitization, structured finance and mortgage-backed securities.

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BAM’s 12 -person sales force has extensive relationships with portfolio managers throughout the mortgage and commercial banking industries, providing a diverse and extensive source for loans and other mortgage-related assets.

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BAM’s team of 14 underwriting professionals, seven transaction managers and 22 residential and commercial real estate valuation professionals review each individual loan using policies and procedures developed over time through experience completing thousands of transactions.

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BAM’s mortgage research team of six research professionals, including two with Ph.D. degrees, analyze home prices, mortgage credit and prepayment performance to support proprietary asset pricing models.

•	BAM’s MBS portfolio managers focus primarily on mortgage credit and are assisted by internally-developed credit, cash flow and pricing models as well as externally-developed technology resources.

Established loan acquisition process

Since 1995, Bayview has acquired more than $18 billion of residential and commercial mortgage whole loans, often on a negotiated basis. Additionally, BAM continues to demonstrate its ability to acquire mortgage loans. Since BOF-I’s initial funding in December 2007, and through September 30, 2009, our Manager has acquired $2.20 billion of mortgage loans primarily at a discount to par value. BAM is able to source both small and large whole loan pools through its long-standing, relationships with a wide range of sellers, including primary dealers, investment banks, brokerage firms, mortgage companies, banks, thrifts, insurance companies, credit unions, financial sponsors and government agencies. BAM employs a rigorous and operationally intensive underwriting review in its acquisition process, which is an integral component of its investment strategy. The underwriting review process allows us to gain a deeper understanding of the mortgage loans we are looking to acquire, which drives effective pricing and mortgage loan selection decisions. The loan level diligence process seeks to uncover latent risks in the mortgage loans, including evidence of borrower financial stress, fraud, occupancy concerns, compliance issues, title and lien position issues and collateral deficiencies. In addition, the underlying real estate collateral of each mortgage loan diligenced is subjected to a process that includes a review of a current BPO in conjunction with the original appraisal as well as review of third-party research from such sources as CoStar®, Loopnet®, MLS®, RealQuest®, Realtor.com® and Trulia.com®. We believe that our internal underwriting and real estate review teams have adequate staffing to meet our needs. For larger acquisitions where additional capacity may be needed, we have leveraged our existing staff by using a network of third-party underwriting and real estate review services.

Access to BAM’s comprehensive, fully integrated mortgage finance platform

Through the administrative services agreement entered into between BAM and our Manager and effective upon the closing of this offering, we will have access to the comprehensive mortgage investment platform and financial and administrative infrastructure BAM and its affiliates have developed, with a full range of integrated capabilities honed over the past 14 years, to capitalize on investment opportunities in the mortgage loan and mortgage-backed securities markets. We believe that the infrastructure needed to purchase whole loans requires experienced and specialized sourcing, trading, underwriting and special servicing capabilities. BAM has developed a scalable mortgage finance platform that will enhance our ability to capitalize on the available market opportunities. BAM and its subsidiaries have approximately 700 full-time employees, which include approximately 80 loan acquisition and underwriting professionals and approximately 475 loan servicing professionals servicing a portfolio of approximately $10.5 billion as of September 30, 2009 with a comprehensive financial and administrative infrastructure, an important component of managing a complex investment vehicle such as a REIT. In addition, we also expect to have access to BAM’s compliance operations, information technology, human resources, financial reporting and legal teams.

Differentiated servicing platform

BLS, a wholly-owned subsidiary of BAM, is a highly differentiated servicing platform and we believe this provides us with a unique value proposition. BLS’s general strategy is to mitigate losses on a loan portfolio by maximizing workouts that avoid foreclosure. BLS believes that in a declining real estate environment, workouts, when appropriately structured, preserve more portfolio value than foreclosures. Additionally, BLS enjoys a low loan-to-employee ratio, thereby providing capacity to execute extensive, high-touch loss mitigation efforts. BLS has developed net present value based loss mitigation models to determine whether a modification or other workout alternative on a particular loan is appropriate relative to foreclosure. BLS is one of only four residential special servicers with S&P’s highest special servicer rating. As of September 30, 2009, BLS serviced a loan portfolio of approximately $10.5 billion comprised of approximately 48,500 loans. We believe that we will be positioned to capitalize on the opportunities in the current mortgage market because of BLS’s expertise in loan workouts and the scale of its servicing operation.

Access to investment opportunities through Bayview’s and Blackstone’s extensive strategic relationships

We believe Bayview has earned a reputation as a reliable counterparty for transactions involving various loan types, even in the most difficult market conditions, by closing transactions on agreed upon terms and through quality customer service. Through September 30, 2009, our Manager acquired $2.20 billion residential and commercial mortgage loans for BOF-I. Of these, 84.9% of the mortgage loans were acquired from private sellers with whom BAM had a prior relationship or conducted more than one transaction, 7.5% were acquired from the FDIC and 7.6% were acquired from new counterparties. We believe BAM’s global relationships will continue to provide us with a range of investment opportunities. Moreover, we believe that Blackstone’s significant global presence, intellectual capital and transaction flow could meaningfully augment BAM’s platform and enhance BAM’s ability to capitalize on larger, more exclusive investment opportunities.

Disciplined investment approach

We will seek to maximize the risk-adjusted returns to our investors over the long-term through our Manager’s disciplined investment approach, which relies on quantitative and qualitative analysis. Our Manager expects to monitor our overall portfolio risk and evaluate the characteristics of our investments in our targeted asset classes. In addition, with respect to any particular targeted asset class, our Manager’s investment team expects to evaluate, among other things, cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, availability and cost of financing, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act. Our Manager believes that assets in our targeted asset classes can be acquired at what it believes to be discounts to their economic value because of market perception of credit impairment or other features. Our Manager also believes that recent U.S. Government programs may lead financial institutions to favor selling mortgage-related assets either in private or government-related transactions. We believe this strategy and our approach to preservation of capital will provide us with a competitive advantage when operating in a variety of market conditions.

Alignment of interests between our Manager, BAM and us

Our relationships with our Manager and BAM are closely aligned. Concurrently with this offering, we will sell $20 million of shares of our common stock to BAM and $5 million of shares of our common stock to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, in a separate private placement, at a price per share equal to the initial public

offering price. In addition, we have approved a grant to our Manager of up to              shares of our restricted common stock for providing services to us, a grant of              shares of our restricted common stock to each of our independent directors, a grant of              shares of our restricted common stock to Richard O’Brien, our Chief Executive Officer, and a grant of              shares of our restricted common stock to John Fischer, our Chief Financial Officer. Moreover, Bayview Financial owns approximately 54% of BAM, and Mr. Ertel is the majority beneficial equity owner of Bayview Financial. M&T Bank Corporation has a contractual right to receive 20% of the distributions made by Bayview Financial. Each of BAM and Mr. Ertel has agreed to a lock-up ending on the earlier of three years following the date of this prospectus or the termination of our management agreement or, with respect to Mr. Ertel, upon Mr. Ertel’s death with respect to the shares of our common stock that it or he purchases in the concurrent private placement. Additionally, a portion of the fees that may be earned by our Manager consists of incentive management fees that are based on the amount by which our earnings exceed a specified threshold. We believe that BAM’s and Mr. Ertel’s investments, lock-ups and our Manager’s ability to earn fees will align our Manager’s interests with our interests.

Returns not diluted by legacy portfolio

We believe that we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio or problem assets that could potentially dilute the returns that could be achievable in the current, liquidity-challenged environment. As a newly organized company, our initial portfolio will consist of newly acquired and currently priced assets. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, the price declines experienced by previously purchased assets.

Our Investment Strategy

We will rely on our Manager’s expertise in identifying assets within our targeted asset classes. We expect that our Manager will make investment decisions based on various factors, including a specific asset’s expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals as well as the current and projected macroeconomic considerations, current and projected supply and demand of similar assets, credit and market risk concentration limits of our portfolio, liquidity of our portfolio, availability and cost of financing with respect to each of the assets in our portfolio and the assets under consideration, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

We intend to focus on the wide range of opportunities that exist within the mortgage-related asset sector in the United States and, in the future, outside the United States. Although the specific investment opportunities may change over time as supply and demand dynamics in the market and the origination industry evolve, we believe that we can capitalize on many different strategies within the mortgage-related asset sector. Assets that we may invest in include residential and commercial mortgage loans, or mortgage loans, RMBS, CMBS, real estate-related securities, real estate and various other asset classes consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. We may acquire mortgage loans that meet the underwriting guidelines of Fannie Mae and Freddie Mac. In addition, we may acquire mortgage loans that do not meet the underwriting guidelines of Fannie Mae or Freddie Mac, including non-performing mortgage loans, which are mortgage loans for which the borrower is two or more payments past due, mortgage loans that have documentation defects or are missing documents, or mortgage loans that do not meet the underwriting guidelines of Fannie Mae or Freddie Mac such as subprime mortgage loans. Furthermore, these types of residential and commercial mortgage loans will underlie the MBS and other mortgage-related securities in which we may invest.

Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We expect these investments will generate a lower net return than we hope to achieve from investments in our targeted asset classes.

Our Manager believes that assets in our targeted asset classes can be acquired at discounts to their economic value because of market perception of credit impairment or other features. Our Manager believes that recent U.S. Government programs may lead financial institutions to favor selling mortgage-related assets either in private or government-related transactions.

Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Assets
Mortgage Loans

•     Residential Mortgage Loans:

•        Conforming residential mortgage loans, which are also referred to as prime loans, are first lien residential mortgage loans that conform to the underwriting guidelines of Fannie Mae and Freddie Mac, or Agency Guidelines.

•        Non-conforming residential mortgage loans, which are loans that do not conform to Agency Guidelines. The various types of non-conforming loans are:

—     Jumbo prime mortgage loans, which are mortgage loans that conform to the Agency Guidelines, except as to loan size.

—     Alt-A mortgage loans, which are mortgage loans that may have been originated using documentation standards that are less stringent than the documentation standards applied by certain other first lien mortgage loan purchase programs, such as those of the Agencies, but have one or more compensating factors such as a borrower with a strong credit or mortgage history or significant assets.

—     Subprime mortgage loans, which are mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans made to borrowers with low credit scores, and mortgage loans made to borrowers who have other debt that represents a large portion of their income.

•        Non-conforming loans may also have document defects, different payment structures than typical fixed rate or ARM loans, such as option ARM loans and interest-only loans; or be secured by a second lien on the real property.

—     Option ARM loans, which are a unique ARM that can provide the borrower with up to four payment options each month and an introductory rate of interest, or start rate, that is usually much lower than the loan’s fully-indexed interest rate and will last from one month to five years, depending on the type of option ARM selected by the borrower. Option ARM loans also permit the minimum monthly

Asset Class	Principal Assets

payment to be less than all the interest that accrued during the previous month and the addition of the unpaid interest to the principal balance, or negative amortization.

—     Interest-only mortgage loans, which permit borrowers to make monthly payments of only accrued interest for a specified period following origination.

•        Junior or subordinate lien loans, which are loans where the security interest in the property is subordinated to the interest of the first mortgage holder, including home equity loan-backed securities, or HELOCs.

•        Commercial Mortgage Loans: First or second lien loans secured by retail properties; office properties; industrial properties; multifamily properties, which are residential rental properties consisting of four or more dwelling units; and mixed residential or other commercial properties.

Mortgage-Backed Securities

•        Agency MBS, which are mortgage-backed securities, including mortgage pass-through certificates, collateralized mortgage obligations, interest-only securities or inverse interest-only securities and other mortgage-backed securities, representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by one of the Agencies.

•        Non-Agency RMBS, including investment-grade and noninvestment-grade and non-rated classes and residual securities, which are considered the equity portions of the loan pools underlying a securitization and are generally highly illiquid assets. Non-Agency RMBS may also include:

•        Interest-only securities, or IOs, which are created by stripping the interest cash flows of the underlying mortgage collateral. An IO pays interest on a notional principal amount and does not receive principal payments.

•        Inverse IO securities, or IIOs, which, in contrast to IOs, have a coupon with an inverse linear relationship to its index.

•        RMBS secured by HELOCs.

•        CMBS, including investment-grade and noninvestment-grade classes, including the BB-rated, B-rated and non-rated classes (including residual classes).

Other Asset Classes

•        REO, which is direct ownership of residential or commercial real property rather than owning a mortgage or a note.

•        Mortgage-related credit and real estate derivatives.

•        Equity, debt or options in companies or partnerships, including interests in joint ventures with other entities, which invest or engage in any of the targeted asset classes and the principal investments above.

Based on prevailing market conditions, our current expectation is that over the next 12 months, our portfolio will consist of between 25% to 60% residential mortgage loans, 15% to 50% commercial mortgage loans, 5% to 10% MBS, and up to 10% of our other asset classes. We anticipate, however, that initially our overall portfolio will be weighted more towards MBS than will be the case over the long-term because the diligence and acquisition lead times for mortgage loans are longer than for purchases of MBS and because the markets for MBS offer more readily-available opportunities to invest in the short-term. At all times, we will seek to take advantage of attractive investment opportunities that may arise in our targeted asset classes. For example, we currently believe there are attractive investment opportunities in non-performing mortgage loans secured by mortgages on commercial or one-to-four family residential real estate and our initial portfolio of mortgage loans may be significantly weighted toward non-performing loans, but that may change over time as we deploy our capital. Our allocation decisions, including our initial allocation decisions, will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Furthermore, upon the completion of this offering, we may allocate the proceeds from this offering and the concurrent private placement in a different manner among our targeted assets. Until appropriate investments can be identified in our targeted asset classes, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. We may change our strategy and policies without a vote of our stockholders.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes and to operate our business so as to be exempt from registration under the 1940 Act, and therefore will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. Subject to maintaining our REIT qualification and our 1940 Act exemption, we do not have any limitations on the amounts of any of our targeted asset classes that we may acquire and manage, directly or through our subsidiaries.

International Investments

We believe that international investments and loans may play a role in our asset portfolios. In particular, we may, in the future, make investments in developed markets such as the United Kingdom, Germany, Spain, Italy and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. International investments, however, involve unique risks. See “Risk Factors — Risks Related to International Investments.” In addition to risks associated with real estate investments generally, regardless of location, country-specific legal, sovereign and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate investments and loans. Because we may be exposed to the effects of currency changes, as a result of our international investments, we may enter into currency rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our currency risk. We will not enter into currency swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

Our Investment Guidelines

Our Manager will periodically review our compliance with the investment guidelines and our board will receive a quarterly investment report in conjunction with its review of our quarterly results. Our board will also periodically review our investment portfolio and related compliance with our investment policies and procedures and investment guidelines.

Our board and our Manager have adopted the following guidelines for our investments and borrowings:

•	No investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•	No investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	Any assets that we purchase will be in our targeted assets (as determined from time to time by our board); and

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Until appropriate assets can be identified, our Manager may deploy the proceeds of any offerings of our capital stock or our other case in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.

These investment guidelines may be changed by a majority of our board without the approval of our stockholders. If a majority of our board approves any material change to our investment guidelines, we will publicly announce any such changes.

We have also adopted detailed compliance policies to govern our interaction with our Manager, including when our Manager is in receipt of material non-public information.

Our Operating Platform

BAM believes the success of its historical investment strategy has been driven in large part by the interaction of several pre-transaction and portfolio management processes executed by dedicated teams within its operational platform. Each component of the process is independently key to its success. Furthermore, BAM believes the feedback loop created from formal and informal communication between these groups creates additional value to supporting thoughtful trading decisions and ensuring that diligence procedures continually evolve with changing markets and opportunities.

Our investment process includes sourcing and screening of investment opportunities, assessing investment suitability, conducting credit and prepayment analysis, evaluating cash flow and collateral performance, performing credit and collateral diligence, and reviewing servicer and originator information and legal structure, as appropriate, to seek a return commensurate with the risk we are bearing.

The key components of BAM’s investment platform are:

Loan Sourcing

BAM currently sources loan acquisition opportunities through its 12-person sales force. BAM’s mortgage team has been responsible for the acquisition of over 9,000 loan pools from over 2,000 counterparties since 1995, reflective of both the breadth and depth of its relationships with financial institutions across the United States.

We expect acquisition opportunities to come from a variety of sources, including:

•	Warehouse lenders / broker-dealers;

•	Solvent commercial and investment banks as well as distressed financial institutions;

•	Funds and other entities that purchase assets from distressed financial institutions; and

•	FDIC asset sales.

In addition to participating in broad auctions conducted by the FDIC, BAM believes it is well positioned to source negotiated transactions by virtue of its strong and long term relationships with a diverse group of financial institutions, ranging from primary dealers, investment banks and brokerage firms to mortgage originators and depositories. Through September 30, 2009, the BOF-I loan portfolio was acquired through approximately 97 different transactions with 61 sellers, excluding seller financed notes acquired.

In addition to opportunities created through our existing relationships, we believe that our affiliation with Blackstone may also create opportunities to participate in larger, more exclusive investment opportunities.

Once an investment opportunity has been identified, BAM’s trading and transaction team manages the underwriting and pricing process.

Trading and Transaction Strategy

BAM’s pricing decisions are based on internally developed loan level models created by our in-house mortgage research team of six professionals, including two with Ph.D. degrees. The primary role of BAM’s mortgage research team is to develop, produce and support analytical tools that aid in the securities and whole loan trading processes. BAM’s mortgage research team also works closely with BAM’s traders to provide research and analysis on potential acquisitions. BAM’s analytical tools are based on statistical studies of default, loss severity, and prepayment performance of millions of non-agency mortgage loans. Underpinning BAM’s loan level credit and pricing model is its home price, or HPA, forecasting model, which uses housing affordability measures in forecasting expected home price trends at a zip code level. The HPA model, along with other third-party home price forecasting models, helps drive expected equity or negative equity levels for each loan which in turn helps drive projections of default, loss severity and prepayments for both performing and non-performing loans. Our Manager processes the data file provided by the seller or an agent of the seller that we expect will typically contain cash flow and credit attributes for each asset in the package. Using internally developed models, our Manager generates pricing scenarios on the target loan package.

BAM has two traders, who set strategic direction for each transaction and make pre- and post-diligence pricing and asset selection decisions. These traders have been with Bayview for over 14 years and 9 years, respectively. Additionally, BAM’s traders are supported by a team of 6 analysts who are responsible for data conversion, generation of model analytics, reporting and portfolio stratification.

Strategic considerations in proposing the terms of a negotiated transaction are largely driven by seller goals (i.e. price maximization, pool size maximization, accounting considerations, closing time-frame, etc.), competitive environment, and asset pool characteristics. Based on its extensive experience involving thousands of negotiated transactions with sellers over the past 14 years, BAM applies its proprietary analytical tools and underwriting processes to analyze the loan pool. BAM prefers to leverage its diligence and analytical capabilities by engaging in transactions where our Manager has the option, after diligence, to select loans to acquire from a broader loan population. In addition, our Manager may screen potential opportunities, based upon our view of the competitive landscape, to determine which transactions to pursue.

Once preliminary transaction terms have been agreed upon with a seller via a bid letter, our diligence process begins.

Transaction Management and Diligence

In a typical whole loan transaction, BAM conducts a loan level diligence process designed to discover latent risks and supply information to traders that cannot be solely ascertained analytically using a credit model and loan tape data. The diligence process is coordinated and managed by one of BAM’s seven Transaction Managers. The process includes both an underwriting and real estate valuation component, which are conducted contemporaneously.

Our Manager determines a diligence plan for each potential transaction. A diligence plan may include a statistical sampling of the assets or a review of each individual asset in the loan package. Generally, the residential loan underwriting process incorporates a review of each individual loan in the subject pool to highlight risk and assess loan performance probability. Each component of the diligence process is valuable in seeking proper loan valuation and assessment of risk, including:

•	Evidence of borrower financial stress;

•	Evidence of fraud;

•	Evidence of property occupancy;

•	Legal compliance issues;

•	Data verification;

•	Title and lien position; and

•	Collateral deficiencies.

In addition to these elements, through BAM’s commercial loan underwriting process, our Manager typically examines business cash flow stability, tenant credit and stability, sponsor creditworthiness, and other factors in examining the credit of commercial loans. Underlying commercial properties may either be properties owned by the borrower for rental income or properties in which a borrower operates a business.

We expect that other considerations in our investment process will include analysis of fundamental economic trends, suitability for investment by a REIT, consumer borrowing trends, home prices, geographic concentration, type of product and relevant regulatory developments.

Concurrently with the underwriting process, loan-level real estate valuations are performed by in-house appraisal professionals. The process includes a review of one or more Broker Price Opinions, or BPOs, in conjunction with the original appraisal, as well as on-line research for additional comparable data in CoStar® , Loopnet®, MLS®, RealQuest® (public record information) and other on-line systems (Realtor.com®, Trulia.com®, etc.). The real estate analysts may also speak with the BPO broker and call on “For Rent” and “For Sale” signs to collect current property information. Further detail about the location is obtained from demographic data, satellite photography, and street scene views on Google® maps. Information is compiled and analyzed and an opinion of value is estimated. Our Manager continues to track diligenced properties using BAM’s proprietary real estate tracking system after the loans are acquired. For larger commercial loans, our appraisers generally perform personal site inspections. The residential group consists of seven licensed/registered appraisers. BAM also employs 15 commercial real estate analysts, who have significant valuation experience.

Each member of the appraisal staff holds a State Certified General Appraisal license and four members have the MAI designation. Eleven of the 15 analysts work from their home office in various cities around the country. These remotely-based employees give us the added benefit of local familiarity with certain markets.

Once all real estate and underwriting information is compiled by the Transaction Manager, the loan level results are presented to the trader for final pricing strategy. The trader reviews all of the diligence information to arrive at a final transaction decision. Information reviewed for such a decision includes loan underwriter commentary, risk assessment, and property values. Loans with adverse findings may be re-priced or kicked-out depending on the transaction terms.

The pre-closing team is responsible for review of all loan collateral to ensure the adequacy of collateral for each loan necessary to complete a foreclosure, to meet rating agency requirements for a securitization or to execute a whole loan sale. Once a loan portfolio is acquired, BAM’s funding and collateral team reviews loan collateral to inventory the status of the physical collateral and the post-closing team facilitates the recordation of assignments and other filings. The Funding and Collateral Division consists of 15 professionals who seek to protect against counterparty risk and obtain sufficient collateral documentation necessary to seek to enforce our security interest in the loan collateral. Through September 30, 2009, the Funding and Collateral team has funded over 58,000 loans in 6,000 transactions in the last five years.

Portfolio Management

In addition to its special servicing platform, BAM’s investment platform is designed to enhance the value of whole loan investments through various financing and sale strategies, including Federal Housing Authority or government-sponsored enterprise refinances, commercial loan refinances, whole loan sales, and structured finance transactions.

BLS’s captive refinance team consists of 15 professionals. Through September 30, 2009, this team was responsible for approximately 42% of all loan payoffs in BOF-I since inception. BAM’s secondary marketing efforts (loans sales and securitization) are managed by the same team responsible for loan acquisitions. BAM’s sales force, in addition to sourcing loan acquisitions, is also focused on selling loans from BAM managed portfolios, primarily to depository institutions. Through September 30, 2009, BAM’s sales force had arranged 95 loan transactions for $315 million UPB for BOF-I, approximately 72% of which was sold to banks. In June 2009, BAM completed a securitization of $35.9 million UPB of commercial mortgage loans in which a senior note was sold to a bank.

As part of its portfolio management process, BAM also conducts significant surveillance on its portfolios, generating monthly reports regarding delinquency progressions, captive and external prepayment experience, modification experience, default resolution experience, and changes in portfolio composition. These reports supply BAM’s management with information that is used in testing and refining investment strategies, as well as focusing senior level servicing attention to specific assets or portfolios.

Feedback Loop

BAM believes the feedback loop of information that flows between its various teams plays an important role in making investment management decisions. Direct communication between the sales, trading, servicing, and research teams enables BAM’s management to make decisions to identify analytical needs, highlight and address investment risk, enhance underwriting practices, and support trading strategy. A few examples of how the feedback loop may enhance our processes include:

•	BLS asset managers identify trends in “reasons for default” which are communicated to the trading/diligence team for incorporation into front-end underwriting processes;

•	BLS asset managers provide information regarding loan and borrower attributes for successfully modified loans to enhance the research team’s statistical data;

•	BLS managers supply information on foreclosure timeframes and REO marketing times which are incorporated into analytical models employed by BAM’s trading team;

•	The research department identifies trends in loan performance that are communicated to traders; and

•

Traders and sales force exchange information used to develop trading strategies on specific acquisition or loan sale transactions which may be useful for the sales force to use in sourcing new investment opportunities.

Small Balance Commercial Loan Expertise

BAM’s operational infrastructure has capabilities in both residential and commercial asset sourcing, pricing, trading, servicing, and portfolio management. As of September 30, 2009, BOF-I owned a commercial mortgage loan portfolio of $814 million UPB. BAM maintains dedicated underwriting, real estate valuation, and servicing teams, which focus exclusively on this sector of the mortgage market. BAM has the ability to underwrite, price, and service both rental and owner occupied properties, with a full range of property types including multi-family, office, retail, warehouse, industrial, and other special use properties.

RMBS Investment and Transaction Management Process

In 2008, BAM launched an RMBS Investment Management Division, which is staffed by three portfolio managers and one dedicated trading assistant. This division uses information and resources across the BAM platform in making RMBS investment decisions. In particular, this division leverages real-time information about default trends from BLS to analyze RMBS structures using analytics provided by BAM’s Mortgage Research Group.

Our Manager intends to use the RMBS Investment Management Division to evaluate the credit characteristics of these types of securities, including, but not limited to, loan balance distribution, geographic concentration, property type, occupancy, weighted-average loan-to-value, weighted-average credit score, yield and expected duration. Qualifying securities will then be analyzed using BAM’s propriety credit model. BAM’s mortgage research team has developed an automated mortgage securities pricing system which produces advanced analytics based on loan level collateral data run through a third-party structured cash flow model. This tool allows BAM’s securities portfolio managers to quickly and simultaneously run pricing and analytics on multiple bonds and scenarios. The system generates numerous web-accessible reports, including price/yield tables, collateral and bond summaries, roll rate transition matrices, and historical performance graphs. BAM has conducted extensive testing of its credit model using data from its own portfolio as well as through Loan Performance’s True Standings Securities database, which provides performance information on more than 85% of the mortgage ABS market. In addition, BAM’s analytics group uses the Intex® Desktop application to form a link between its credit performance and the valuation of complex MBS. Intex® allows BAM to run a variety of cash flow scenarios under a broad range of prepayment, default and loss assumptions.

BAM’s Investment Committee

BAM’s investment committee intends to meet on an as-needed basis to review investment strategy, financing and implementation of BAM’s investment policies. The committee’s mandate for us will be to review strategy to help meet our investment objectives while maintaining adequate balance between risk and return. The committee is presently comprised of Messrs. Ertel (Chair), O’Brien, Fischer, Evenson, Bomstein and Waldman. The Chair of the investment committee has the right to veto an action approved by the investment committee. Such members of BAM’s investment committee may also advise funds or other vehicles managed by our Manager or its affiliates.

BAM’s Senior Management

The following sets forth certain information with respect to the senior management of BAM:

David Ertel, age 43, is BAM’s Chairman and Chief Executive Officer, as well as Chairman of BAM’s investment committee. Mr. Ertel is a co-founder of Bayview, which he founded in 1993, and actively focuses on strategy and overall risk management. Prior to founding Bayview, from 1991 to 1993, Mr. Ertel was a Managing Director of Applied Mortgage Analytics, a boutique advisory firm. Previously, Mr. Ertel was an Associate in the Financial Institutions Department of Salomon Brothers Inc where he was involved in a number of merger and acquisition transactions for mortgage and banking clients. Mr. Ertel attended The Wharton School of the University of Pennsylvania, where he earned a Master of Business Administration degree in 1988, as well as a Bachelor of Science in Economics with a concentration in Finance in 1987, graduating Magna Cum Laude.

John H. Fischer, age 51, is BAM’s Chief Financial Officer. Mr. Fischer joined Bayview in 1999 as Bayview Financial’s Senior Vice President—Finance and became Bayview Financial’s Chief Financial Officer in 2007 and ultimately became BAM’s Chief Financial Officer in 2008. Prior to joining Bayview, Mr. Fischer was Vice President and Treasurer of Atlantic Gulf Communities Corporation, a large residential and commercial real estate company. In addition to the traditional treasury functions, Mr. Fischer was responsible for SEC reporting, commercial mortgage servicing as well as various other administrative duties. Mr. Fischer came to Bayview with experience in managing a large multiple subsidiary corporation with offices throughout the U.S. and abroad. Prior to Atlantic Gulf, Mr. Fischer was employed by Florida Power and Light Company in its Finance Department as a Sr. Financial Analyst responsible for treasury management. Mr. Fischer received a Master of Business Administration with a concentration in finance and Bachelor of Science in Business Administration from the University of Florida. Mr. Fischer is also a Chartered Financial Analyst.

Richard O’Brien, age 41, is BAM’s Managing Director and Chief Operating Officer. Mr. O’Brien became the President of BLS in 2009 and became BAM’s Managing Director and Chief Operating Officer in 2008. Mr. O’Brien joined Bayview in 1997 as a Vice President and served as a Transaction Manager in the Mortgage Investment Division before becoming a Senior Vice President of Bayview Financial and BLS in 2002, a Managing Director of Bayview Financial and BLS in 2003, and the Chief Operating Officer of Bayview Financial in 2007. In 2002, Mr. O’Brien became responsible for the entire servicing operation. Prior to joining Bayview, Mr. O’Brien was a Transaction Manager for Ocwen Federal Bank where he was directly involved in the acquisition and servicing of non-performing residential mortgages. Mr. O’Brien began his career in mortgage servicing at Shawmut Mortgage Company. Mr. O’Brien received a Bachelor of Science degree in Finance from Bryant College.

Brett S. Evenson, age 36, is BAM’s Managing Director of Trading and Risk Management. Mr. Evenson joined Bayview in 1995 as a Financial Analyst for Bayview Financial, L.P. before becoming Bayview Financial, L.P.’s Senior Vice President—Interest Rate Risk Management in 2000, the Senior Vice President—MSR Central for MSR Central, LLC in 2000, a Managing Director of Commercial Direct/Interest Rate Risk Management of Bayview Financial and Bayview Lending Group in 2003, a Managing Director of Loan Acquisitions and Interest Rate Risk Management for Baview Financial, L.P. in 2006, and Mr. Evenson became BAM’s Managing Director of Trading and Risk Management in 2008. Mr. Evenson has primary responsibility for managing BAM’s loan investment division and interest rate risk management program. Prior to his current position, Mr. Evenson was responsible for managing Bayview’s retail commercial origination platform (Commercial Direct) and was responsible for the creation of a new full documentation commercial mortgage program in 2003. Prior to that Mr. Evenson was Director of the Servicing Asset Management Division at Bayview, where he was responsible for supervising all interest rate risk management and hedge advisory engagements, including work for many of the nation’s top mortgage banking firms. He has extensive experience in the trading and modeling of interest rate and mortgage derivatives, and has managed the development of proprietary analytical models and applications for Bayview’s Mortgage Advisory Division. Mr. Evenson received a Bachelor of Science degree in Economics, with Highest Honors, from the University of Florida.

Brian E. Bomstein, age 45, is BAM’s General Counsel. Mr. Bomstein joined Bayview in 1999 as Vice President and Assistant General Counsel and became BAM’s General Counsel and Senior Vice President in 2000. Mr. Bomstein is head of the legal department, which is responsible for all legal matters concerning Bayview and its affiliates, including corporate issues, financing facilities, lending practices, regulatory matters, human resources issues, litigation control, acquisitions and transaction support. In addition, Mr. Bomstein is responsible for the oversight of a staff of in-house attorneys, paralegals and administrative assistants as well as numerous external counsels. Prior to joining Bayview, he was corporate counsel with a national, publicly owned real estate development company. During his legal career, Mr. Bomstein represented numerous developers, builders, lenders, and public and private companies in many aspects of real estate, lending and corporate matters. Mr. Bomstein is also a state certified residential contractor and real estate salesman. Mr. Bomstein received a Bachelor of Arts degree from Vanderbilt University and a Juris Doctor, Cum Laude, from the University of Miami School of Law.

Stuart Waldman, age 39, is BAM’s Managing Director of Residential Trading. Mr. Waldman joined Bayview in 2000 as a Vice President of Bayview Financial before becoming a Managing Director of Bayview Financial, and Mr. Waldman became BAM’s Managing Director of Residential Trading in 2008. Mr. Waldman is primarily responsible for managing loan acquisition pricing programs. He also manages a team of analysts focusing on the performance and dynamics of BAM’s loan portfolio. Mr. Waldman has over 12 years experience in structured finance, having worked for such companies as Ocwen Financial and Norwest Mortgage prior to joining Bayview in 2000. Throughout his career, Mr. Waldman has securitized over $15 billion in residential and commercial performing and sub-performing mortgages, managed the largest UK subprime securitization, and facilitated training workshops on financial modeling, mortgage backed securities, and the taxation of mortgage backed securities. Mr. Waldman earned a Bachelor of Science degree from the University of Connecticut in Business Administration with a concentration in Finance.

Curtis (Curt) W. Chittenden, CCL, ACFE, age 59, is BAM’s First Vice President of the Internal Audit Department. Mr. Chittenden joined Bayview in 2003 as Bayview Financial’s Vice President—Quality Control before becoming Bayview Lending Group’s First Vice President of the Internal Audit Department in 2007, and Mr. Chittenden became BAM’s First Vice President of the Internal Audit Department in 2008. Mr. Chittenden has an extensive background in domestic and international CMBS/ABS transactions, residential and commercial real estate appraisals/property inspections, conduit and large balance commercial underwriting analysis, major due diligence assignments, regulatory compliance reviews, fraud reviews/analysis, operational reviews of major commercial loan servicers and management of numerous quality assurance projects. Previously, Mr. Chittenden was Director of PricewaterhouseCoopers—Financial Advisory Services division (specializing in real estate projects). Mr. Chittenden received a Bachelor of Business Administration in Finance/Investments/Accounting from Florida Atlantic University and was adjunct professor with Broward Community College specializing in government securities and investments. He is an active member of the Institute of Internal Auditors and the Association of Certified Fraud Examiners (ACFE). Mr. Chittenden received the Certificated Commercial Lending (CCL) designation from the University of Oklahoma.

Colin A.R. Drummond, age 59, is BAM’s Chief Information Officer. Mr. Drummond joined Bayview in 2006 as Bayview Financial’s Chief Information Officer before becoming Bayview Lending Group’s Chief Information Officer in 2006, and Mr. Drummond became BAM’s Chief Information Officer in 2008. His responsibilities include management of network operations, application development and support, capacity planning, security, and creation and delivery of a technology strategy to support the business plan. Mr. Drummond came to Bayview with over twenty-five years of executive level experience with well known companies including Citibank, Royal Bank of Canada, Allied Van Lines and Sunglass Hut International. Prior to joining Bayview, he spearheaded the creation and delivery of technological solutions and infrastructures to international companies in a number of market verticals. Mr. Drummond is a Chartered Information Technology Professional (CITP) and a member in good standing with the Institute of Electronic Engineers Computer Society, the AITP (Formerly Data Processing Management Association), and the British Computer Society.

Mark Glassman, age 41, is BAM’s Vice President—Controller. Mr. Glassman joined Bayview in 2007 as Bayview Financial’s Vice President—Controller and became BAM’s Vice President—Controller in 2008. Mr. Glassman oversees the financial accounting and reporting functions of Bayview. Prior to joining Bayview, Mr. Glassman was with TradeStation Group, Inc., a publicly-held company whose primary business is an online securities broker-dealer and futures commission merchant, for ten years. Mr. Glassman’s most recent position with TradeStation Group was Chief Accounting Officer and Corporate Controller. Before joining TradeStation Group, he was with Deloitte & Touche LLP for seven years. Mr. Glassman is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants. Mr. Glassman received his Bachelor of Science degree in Accounting from Rutgers College and the Rutgers School of Business.

Eve Lominac, age 50, is BAM’s First Vice President of Tax. Ms. Lominac joined Bayview in 2002 as a Director of Bayview Financial before becoming a Vice President of Bayview Financial in 2003, becoming Bayview Financial’s First Vice President of Tax in January 2005, and Ms. Lominac became BAM’s First Vice President of Tax in 2008. Ms. Lominac is responsible for the tax structure and planning and corporate insurance matters. Prior to joining Bayview, Ms. Lominac was a Manager for Arthur Andersen LLP. Prior to entering public accounting, Ms. Lominac worked in the private sector as a Financial Manager where her responsibilities included financial reporting, budgeting, analyses and M&A projects for a large Midwest financial institution. Ms. Lominac is a Certified Public Accountant and received a Bachelor of Science in Accounting from College of Mount Saint Joseph in Ohio. She received a Master of Accountancy with a concentration in tax from the University of Tennessee in Knoxville.

Robert Pondolfi, age 58, is BAM’s Chief Compliance Officer. Mr. Pondolfi joined Bayview as its Chief Compliance Officer in 2000 and became BAM’s Chief Compliance Officer in 2008. Mr. Pondolfi is responsible for regulatory compliance for Bayview and its subsidiaries, including the acquisition and maintenance of all required licenses, review and updating of residential loan documentation, monitoring BAM’s policies for compliance with federal, state and local lending and privacy regulations, response to regulatory audits and review of advertising. Prior to joining Bayview, Mr. Pondolfi served as counsel of a mortgage company, and during his legal career has represented banks, mortgage companies and thrifts in regulatory and lending matters. Mr. Pondolfi received a Bachelor of Arts from Rutgers University and a Juris Doctor from the University of Chicago Law School.

Matthew Sovic, age 39, is BAM’s Senior Vice President and Managing Director of BLS. Mr. Sovic joined Bayview in 1997 as a Senior Asset Manager of Bayview Financial before becoming BLS’s First Vice President in 2004 and BLS’s Senior Vice President in 2005, and Mr. Sovic became BAM’s Senior Vice President and Managing Director of BLS in 2009. Mr. Sovic is responsible for overseeing all aspects of Default Management, including Loan Counseling, REO, Foreclosure, Bankruptcy, Eviction, and the Residential and Small Commercial Asset Management Departments, as well as Customer Service. Prior to joining BLS, Mr. Sovic was employed by Ocwen Federal Bank. Mr. Sovic received a Bachelor of Science degree in Business Administration with a major in Economics from the University of Florida.

Thomas F. Carr, age 42, is BAM’s Vice President and Assistant Secretary. Mr. Carr joined Bayview in 1998 as Bayview Financial’s Senior Counsel, before becoming Bayview Financial’s Assistant General Counsel in 2000 and Bayview Financial’s Assistant General Counsel and Vice President in 2003. Mr. Carr became Assistant General Counsel and Vice President of BAM in 2008. Mr. Carr is responsible for matters related to investment banking and financial services in the mortgage industry and supervises asset-backed securitizations, residential loan acquisitions and sales, servicing rights transfers, derivative transactions, and trust preferred securities acquisitions. Mr. Carr also represents BAM as borrower with respect to secured and unsecured financing and has developed and implemented policies and procedures for corporate compliance with financing agreements and securitization program requirements. Prior to joining Bayview, Mr. Carr was a commercial litigation associate with a Miami law firm. During his legal career, Mr. Carr represented creditors and landlords in both state court and bankruptcy court, and he also evaluated, negotiated and settled mass tort claims. Mr. Carr received a Bachelor of Arts degree from Binghamton University and a Juris Doctor from Boston College Law School.

Marvin A. Williams, age 38, is BAM’s Senior Vice President—Accounting and Finance. Mr. Williams joined Bayview in 2002 as Controller before becoming Vice President—Controller of Bayview Financial in 2003, First Vice President—Controller of Bayview Financial in 2006, First Vice President—Controller of Bayview Lending Group in 2007 and First Vice President—Controller of BAM in 2008, and Mr. Williams became BAM’s Senior Vice President—Accounting and Finance in 2009. Mr. Williams oversees BAM’s financial accounting and reporting functions. Prior to joining Bayview, Mr. Williams was at Arthur Andersen LLP for eight years, where he provided audit services to various banks and mortgage companies. Mr. Williams received a Bachelor of Science in Accounting and Master of Accounting degrees from the University of Florida. Mr. Williams is a Certified Public Accountant.

Our Servicing Process

We intend to have one or more of our subsidiaries enter into a servicing agreement with a national bank, as trustee, and BLS. Under the terms of the servicing agreement, BLS will be entitled to servicing compensation, which is more fully described in “Certain Relationships and Related Transactions—Servicing Agreement.” The terms of the servicing agreement will require that certain of our mortgage loans subject to the servicing agreement be serviced in accordance with HAMP guidelines, which are different from some of BLS’s prior methods and may not be as profitable. HAMP will not apply to all of the mortgage loans we purchase. BLS’s servicing operations are organized into several groups primarily based on the status of the loans being serviced:

Boarding: Once a loan portfolio is acquired, loan boarding and servicing transfer is managed by a team of 11 loan setup professionals. This team reviews each loan on the system against loan documents received to confirm that system data accurately reflects loan terms. A quality control team audits a portion of the loans to confirm the review.

Primary Servicing: Primary services include the collection of regular payments, processing of taxes and insurance, processing of payoffs, handling borrower inquiries and reporting to investors and to the borrower. Performing loans are serviced by a Loan Administration team of 61 professionals and a Customer Service call center consisting of 36 professionals. Loan Administration includes Cash Management (15 professionals), Escrow (33 professionals), and a Special Loans team (13 professionals) that address assumptions, partial releases, subordinations, ARM adjustments and modifications. The Customer Service call center operates on an advanced Avaya® phone system, call center and auto-dialer. Customer Service agents are trained in all aspects of loan servicing so that they are generally able to answer customer inquiries without having to transfer a call to another employee. An important factor in enhancing customer experience is BLS’s average time to answer calls and average abandonment rate, which we believe BLS has managed successfully in the past.

Collections: Once a loan becomes delinquent, a member of the loan counseling team (68 professionals) engages in proactive, customer-centric communications to resolve early-stage delinquencies. Loan Counselors are assigned to loan pools based on delinquency status of loans (1-30, 31-60, and 61-90 days delinquent) so as to maximize the effectiveness of early stage collections. Performance incentives are designed to maximize loan performance. Loan Counselors are trained to identify opportunities for early loss mitigation, which are referred to Loss Mitigation asset managers. This workflow system is designed to allow customers to communicate with the appropriate workout specialist regardless of the delinquency status of the loan, thus providing prompt attention to delinquent loan situations.

Loss Mitigation: BLS was built to service delinquent or high risk mortgage loans and, as such, has developed policies and procedures focused specifically on loss mitigation. The Asset Management department is comprised of 129 professionals who participate in a proactive call campaign to distressed loan customers with the goal of finding an alternative to foreclosure. This group’s main objective is to foster loan workouts to preserve portfolio value and assist borrowers in avoiding foreclosure. BLS’s loss mitigation team is trained to assess each borrower’s individual circumstances and determine the appropriate action plan in an effort to enhance the value of each loan. Asset managers are assigned a specific portfolio of loans and are incentivized to work with borrowers to find alternatives to foreclosure. Asset managers manage each loan from initial assignment to completion of a modification or other foreclosure alternative, and also have the responsibility to monitor customers’ performance on modifications and trial plans. We believe that BLS’s low loan-to-employee ratio, single point of contact and proprietary technology have historically provided for a high number of loan workouts.

We believe that BLS’s proprietary platform allows for quicker responses to government, GSE, and other modification programs and program changes as they arise. Net present value based loss mitigation models take into account probability of performance, declining market values, actual costs incurred in foreclosure to date, known costs to complete foreclosure, and other relevant factors, thus providing asset managers with helpful tools to identify an economically beneficial workout alternative. A configurable rules engine accommodates adjustments to account for a number of factors such as discount rates for net present value analysis, debt-to-income limits or disposable income cushions, maximum term, limits on rate adjustments, and many other variables.

BLS also maintains an independent staff of professionals dedicated to commercial loan workouts. BLS is the only special servicer to earn Standard and Poor’s highest rating for small balance commercial special servicing. BLS leverages extensive commercial asset management experience in an effort to maximize value of each property in default scenarios.

Foreclosure: BLS maintains an independent foreclosure management team of 39 professionals, including five attorneys, who seek to achieve speedy completion of the foreclosure process where appropriate and to manage bankruptcy action. Half of these professionals are employed by an outsourcing partner, but operate on-site at BLS. The foreclosure process is ongoing while the loss mitigation team works directly with the customer to try and determine if there is an acceptable workout that can be completed. Since foreclosure guidelines and court approval process vary by state, BLS uses a proprietary foreclosure management application which provides automated timeline management and communications guidance, tailored to each state. This system allows for early and automated generation of breach letters and automated referral of cases to foreclosure counsel. It is supported by imaging technology that allows retained counsel to access all loan documents electronically. Foreclosure managers frequently review case status with counsel, and check progress against state specific timelines. Foreclosure attorneys are regularly graded and reviewed, in an effort to ensure that BLS engages firms with effective foreclosure capabilities.

REO Management: Once a property has been foreclosed and added to REO inventory, BLS manages REO sales with a goal to minimize losses, which is especially important in a declining real estate market. BLS recognizes that liquidating REO inventory requires balancing speed-to-sale and sales price. BLS’s REO management activities are supported by a team of 31 professionals, including 11 residential REO asset managers and 17 commercial REO asset managers. These asset managers are supported by an independent real estate valuation division of 22 professionals, including four licensed MAI commercial appraisers, that regularly update property values. A proprietary REO management application provides automated timeline management and communications guidance. To initiate the sale process of an REO property, BLS engages local REO brokers who prepare sales plans which are reviewed and approved by REO asset managers and used to benchmark the broker’s performance against the plan. REO asset managers closely monitor broker activity and communicate frequently with brokers to resolve any issues and speed up the sale process. Brokers are regularly graded and reviewed.

We may acquire mortgage loans, either through one of our subsidiaries or through a joint venture with other third-parties, on a servicing retained basis which means that the seller of the mortgage loans, or current owner of the servicing rights with respect to the mortgage loans we acquire, will remain the servicer of such mortgage loans and we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. In addition, with respect to MBS we purchase, we may not have the right to appoint, either directly or indirectly, the servicer or special servicer. If we do not have the right to appoint, either directly or indirectly, the servicer or special servicer, the manner in which the loans are serviced, including the use of loss mitigation techniques, may not be the same as if BLS were the servicer.

Our Financing Strategy

We recognize the dangers of investment strategies that rely on uncommitted financing of portfolios of semi-liquid or illiquid assets. We plan to lever our assets, where appropriate and to the extent financing is available, through various types of financings and through various securitization vehicles. In light of the current market conditions, however, we may not use any leverage or very limited leverage on our portfolio of assets. If financing is available and we determine the use of leverage to be appropriate, we expect to leverage our assets at a ratio of up to 4:1, generally, but the amount of leverage we may use, in the aggregate or with respect to any target asset class, is not subject to any maximum debt-to-equity ratio, as we believe the level of leverage will vary based upon the particular asset class, the characteristics of the portfolio and market conditions.

We expect to use repurchase agreements to finance acquisitions of Agency MBS. Repurchase agreements are structured such that we would sell our assets to a lender and agree to repurchase such assets at a later time at a price that is calculated on a similar basis as to how a lender would otherwise charge interest on a loan. The sale and repurchase transactions effectively function as a financing facility for the assets we sell to the lender. In the event we utilize such financing arrangements, they would involve the risk that the market value of the assets sold by us to the repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from them, which could materially and adversely affect our financial condition and ability to implement our business plan. In addition, in the event that the lender files for bankruptcy or becomes insolvent, our assets may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would enhance our ability to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

We expect to use repurchase agreements to finance acquisitions of Agency MBS. We anticipate that leverage for Agency RMBS would be available to us, and subject to the terms of such financing, we anticipate a debt-to-equity of up to 6:1 for our Agency MBS. Since our ability to issue MBS backed by mortgage loans currently is (and may continue to be) limited because of market conditions, we intend to acquire residential and commercial mortgage loan assets at unlevered yields that we consider acceptable, with the prospect of enhancing our returns through financing or sales of such loans in the future. In addition, to the extent available to us, we expect to acquire a portion of our residential and commercial mortgage loans using financing provided by the sellers of those loans. The leverage will depend on the market conditions for structuring such transactions. Our opportunity to enter into such arrangements will depend on the manner of acquisition of the assets and the willingness of the seller to provide such financing.

We may also periodically create asset-backed securities and hold them as investments with the intent to sell them during periods of better liquidity in the MBS market. Leverage of certain assets, including through real estate mortgage investment conduit interests, or REMIC interests, may be accomplished through securitization vehicles that are either Delaware statutory trusts or offshore entities depending on the nature of the financing required. With regard to securitizations, the leverage will depend on the market conditions for structuring such transactions.

To the extent available to us, we may seek to finance our investments in residential and commercial mortgage loans, non-Agency RMBS and CMBS with non-recourse term borrowing facilities, warehouse facilities, financings by the sellers of the assets and financing under the U.S. Government’s Term Asset-Backed Securities Loan Facility, or the TALF. With regard to leverage available under the TALF, the level of allowable leverage under currently announced CMBS programs would be 5.67:1. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program. As these programs evolve over time, however, we may participate in such programs.

Government Financing

To the extent available to us, we may seek to finance our non-Agency RMBS and CMBS portfolios with financings under the TALF. In the future, we may pursue residential and commercial mortgage loan acquisitions or loan portfolios made available to us under the Legacy Loans Program or legacy securities under the Legacy Securities Program, although we do not presently intend to do so. A description of the financing that may be made available to us under these programs is set forth below. There can be no assurance that we will be eligible to participate in these programs or, if we are eligible, that we will be able to utilize them successfully or at all.

The Term Asset-Backed Securities Loan Facility

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of TALF, or TALF 1.0, the FRBNY makes non-recourse loans to borrowers to fund their purchase of newly issued AAA rated ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicing advances, equipment loans and leases and loans guaranteed by the SBA. Under TALF 1.0, the FRBNY announced its intention to lend up to $200 billion to certain purchasers of TALF-eligible ABS. Any U.S. company that purchases TALF-eligible ABS may borrow from the FRBNY under TALF, provided that the company maintains an account relationship with a primary dealer. TALF 1.0 is presently expected to run through March 31, 2010.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF beyond non-mortgage ABS to include certain types of legacy securitization assets. On May 1, 2009, the Federal Reserve published the terms for the expansion of TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of CMBS. In addition to announcing the eligibility of newly issued CMBS as eligible collateral under the TALF, on May 19, 2009, the Federal Reserve provided details on the types of legacy CMBS that are eligible to become collateral under the TALF. To become eligible collateral under the TALF, legacy CMBS must have been issued before January 1, 2009, and must be senior in payment priority to all other interests in the underlying pool of commercial mortgages in addition to meeting other specified criteria designed to protect the Federal Reserve and the U.S. Treasury from credit risk. The FRBNY has also announced that it is extending TALF to June 30, 2010 for newly-issued CMBS and to March 31, 2010 for all other TALF-eligible collateral. The program documentation will be updated as part of the next subscription announcement in September to reflect the extension. The first two TALF borrowings for newly issued CMBS took place on June 16, 2009, and July 16, 2009, but no requests were submitted for TALF loans for newly issued CMBS. On the initial subscription date for legacy CMBS that was held on July 16, 2009, borrowers subscribed for $669 million in legacy CMBS TALF loans. Both newly issued CMBS and legacy CMBS must have at least two AAA ratings from DBRS, Inc., Fitch Ratings, Moody’s Investors Service, Realpoint LLC, or S&P and must not have a rating below AAA from any of these rating agencies to be considered eligible collateral under the TALF. As many legacy CMBS have had their ratings downgraded and at least one rating agency, S&P, has announced that further downgrades are likely in the future, these downgrades may significantly reduce the quantity of legacy CMBS available.

We believe that the expansion of the TALF to include highly rated CMBS, to the extent available to us, may provide us with non-recourse term borrowings that we could use to purchase eligible CMBS that are eligible for funding under this program. There can be no assurance, however, that we will be able to utilize it successfully or at all.

The Federal Reserve recently announced that it does not expect further additions to the types of collateral that are eligible for TALF. Accordingly, it does not appear that non-Agency RMBS will be included.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, announced the creation of the PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off the balance sheets of financial institutions, thus encouraging a restarting of the market for these assets and supporting the flow of credit and other capital into the broader economy. PPIFs under the Legacy Loans Program, or Legacy Loans PPIFs, were proposed to purchase troubled whole loans from FDIC-insured depository institutions. PPIFs under the Legacy Securities Program, or Legacy Securities PPIFs, were proposed as investment vehicles to purchase from financial institutions legacy non-Agency RMBS and CMBS that were originally AAA rated. Unlike TALF borrowers, Legacy Securities PPIFs may purchase CMBS issued prior to January 1, 2009 which were originally rated AAA but which have been downgraded. Legacy Loans PPIFs and Legacy Securities PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. Under the Legacy Securities Program, the FRBNY will provide non-recourse loans to investors to fund purchases of eligible assets, and through Legacy Security PPIFs, the U.S. Treasury will provide up to 50% of the equity capital and senior debt up to 100% of the total equity capital of such PPIFs. Under the Legacy Loans Program, the U.S. Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remaining percentage of equity capital provided by private investors, and the FDIC will guarantee the debt issued by the PPIF up to a 6-to-1 debt-to-equity ratio. On June 3, 2009, the FDIC announced that development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell distressed or troubled assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in our banking system. As a next step, the FDIC tested the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets in a transaction that closed September 30, 2009. Because the details of the Legacy Loans Program are still subject to change, the attractiveness of the program to us cannot be determined at this time. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program. As these programs evolve over time, however, we may participate in such programs. The terms and conditions of the PPIP are more fully described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Regulatory Developments.” The terms of the Legacy Loans Program and Legacy Securities Program are described under “Business—Our Financing Strategy.”

We do not presently intend to participate in Legacy Loans or Legacy Securities PPIFs. As these programs evolve over time, however, we may acquire residential and commercial mortgage loans with financing under the Legacy Loans Program and we may participate as an equity investor in one or more Legacy Loans or Legacy Securities PPIFs.

Our Interest Rate Hedging and Risk Management Strategy

We may, from time to time, use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Under the U.S. federal income tax laws applicable to REITs, we generally intend to be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from such hedges and other non-qualifying sources must not exceed 25% of our gross income.

We intend to engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs, may require us to implement certain of these techniques through a TRS that is fully subject to corporate income taxation. Our interest rate management techniques may include:

•	puts and calls on securities or indices of securities;

•	Eurodollar futures contracts and options on such contracts;

•	interest rate caps, swaps and swaptions;

•	U.S. Treasury securities and options on U.S. Treasury securities; and

•	other similar transactions.

We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of derivatives whereby we seek to match the maturities of our derivatives with the maturities of our assets. We expect this to allow us to minimize the risk that we have to the impact of changing interest rates on our earnings.

Risk management is an integral component of our strategy to deliver returns to our stockholders. We may employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. As part of our risk management strategy, our Manager will actively manage the financing, interest rate, credit risk, prepayment and convexity (the measure of the sensitivity of the duration of a bond to changes in interest rates) risks associated with holding a portfolio of our targeted assets. Our risk management tools include software and services licensed or purchased from third-parties, in addition to proprietary analytical methods developed by our Manager. There can be no guarantee that these tools will protect us from market risks.

Administrative Services Agreement

Our Manager will enter into an administrative services agreement with BAM effective upon the closing of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, BAM’s sales force, underwriting professionals, mortgage research team, MBS portfolio management, asset valuation, risk management and asset management services as well as BAM’s approximately 140 personnel dedicated to administrative services addressing legal, compliance, accounting and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement and will not be paid by us. The consideration for the services provided to the Manager by BAM will be the shares of our common stock provided to the Manager pursuant to our 2009 Manager Equity Incentive Plan. The administrative services agreement shall terminate automatically upon the termination of the management agreement. The parties may terminate this agreement prior to such time upon their mutual consent and the consent of our independent directors. Pursuant to the administrative services agreement, BAM may assign its rights and obligations thereunder to any of its affiliates.

Trust Agreement

We intend to have one or more of our subsidiaries enter into a pass-through trust agreement with a national bank, as trustee, pursuant to which our mortgage loans will be transferred to the trustee, in trust, and pursuant to which our subsidiaries, as the beneficial owners of the trust, will have the power to take possession of or have the mortgage loans sold or transferred to third-parties, including other subsidiaries, and the power to direct the servicing of the mortgage loans.

Our Policies with Respect to Certain Other Activities

If our board determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and considerations related to the taxability of undistributed REIT taxable income) or a combination of these methods. If our board determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

We intend to lever our assets, where appropriate, through various types of financings and through various securitization vehicles. We expect to use repurchase agreements to finance acquisitions of Agency MBS. Since our ability to issue MBS backed by mortgage loans currently is (and may continue to be) limited because of market conditions, we intend to acquire residential and commercial mortgage loan assets at prudent unlevered yields, with the prospect of enhancing our returns through financing or sales of such loans in the future. In addition, to the extent available to us, we expect to acquire a portion of our residential and commercial mortgage loans using financing provided by the sellers of those loans. The leverage will depend on the market conditions for structuring such transactions. Our opportunity to enter into such arrangements will depend on the manner of acquisition of the assets and the willingness of the sellers to provide such financing. We may also periodically create asset-backed securities and hold them as investments with the intent to sell them during periods of better liquidity in the MBS market. Leverage of certain assets, including through real estate mortgage investment conduit interests, or REMIC interests, may be accomplished through securitization vehicles that are either Delaware statutory trusts or offshore entities depending on the nature of the financing required. To the extent available to us, we may seek to finance our investments in residential and commercial mortgage loans, non-Agency RMBS and CMBS with non-recourse term borrowing facilities, warehouse facilities, financings by the sellers of the assets and financing under the U.S. Government’s Term Asset-Backed Securities Loan Facility, or the TALF. We do not presently intend to participate in the U.S. Government’s Legacy Loans Program or Legacy Securities Program under the Public-Private Investment Program, or the PPIP. As these programs evolve over time, however, we may participate in such programs. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board as part of their oversight of our Manager.

We may, subject to gross income and assets tests necessary for REIT qualification, acquire and manage, directly or through our subsidiaries, securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

We engage in the purchase and sale of investments. We will not underwrite the securities of other issuers. Our board may change any of these policies without prior notice to you or a vote of our stockholders.

Our Conflicts of Interest

We are dependent on our Manager, and its relationship with BAM, for our day-to-day management, and neither we nor our Manager have any officers or employees that are independent of BAM. Our officers, and our non-independent directors, also serve as officers and employees of BAM and its affiliates. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party. In addition, there is no limitation on the ability of our Manager and BAM, and BAM’s employees, to engage in other business activities which may reduce the time our Manager is spending managing us. We do not expect that any of BAM’s or our Manager’s affiliates’ employees will devote all or substantially all of their time solely to our business. BAM’s and our Manager’s affiliates’ employees, however, will devote a substantial amount of their time to analyzing and acquiring assets in our targeted asset classes, which will be allocated to us and other funds and accounts managed by our Manager in accordance with its allocation policy.

Our Manager provides services to BOF-I whose investment objectives are substantially the same as ours and which therefore may compete with us for investment opportunities until BOF-I’s investment period ends on December 3, 2009. Moreover, a subsidiary of BAM is the general partner of, and another BAM subsidiary is a limited partner of, BOF-I. We expect that our Manager will manage, and BAM, through it subsidiaries, will serve as a general partner and a limited partner of, additional funds and accounts that will compete with us for investment opportunities and could result in conflicts of interest. Our Manager will determine, in its discretion, whether to direct investment opportunities to us, BOF-I or any future funds or accounts based on its then current investment allocation policy. Also, to the extent our Manager or BAM manages investment vehicles that meet our investment objectives, our Manager may have an incentive to invest our funds in such investment vehicles. Our Manager may also invest in investment vehicles managed by it or BAM that could result in conflicts with us.

Our Manager will be entitled to receive fees from us, BOF-I and any future funds or accounts managed by our Manager for its services in investigating, analyzing and selecting possible investment opportunities and acquiring, selling, restructuring, or disposing of investments consistent with the investment guidelines. In addition, the diligence fees owed to our Manager in connection with assets reviewed but not acquired by the acquisition vehicle will be allocated by our Manager in accordance with its conflicts of interest policy and allocation procedures. We will pay our Manager diligence fees only with respect to mortgage loans that are acquired or that would generally have been allocated to us had they been acquired by us.

It is difficult and costly to terminate the management agreement we have entered into with our Manager without cause. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement provides that it may be terminated by us at the end of any year (including at the end of the initial term) without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by BAM or its affiliates), due to: (i) our Manager’s unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180-days’ prior notice of any such termination. Upon such termination, we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or if the period is less than 24 months, annualized) incentive management fees earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. Under circumstances where the termination fee is payable, we will agree to pay to BAM its portion of the conditional payment of the underwriting discount as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount.” These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive management fee that is based entirely on our performance. In addition, any amounts that we pay to BAM and the underwriters relating to the conditional payment of the underwriting discount, as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be excluded from the calculation of Core Earnings. This compensation arrangement may cause our Manager to make high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate returns for us. The incentive management fee component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive management fees. This could result in increased risk to the value of our investment portfolio.

Our Manager may terminate the management agreement at any time (including during the initial term) if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our

Manager may also decline to renew the management agreement after the initial term by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee. We would be required to pay a termination fee if our Manager terminates the management agreement upon a material breach by us.

The management agreement provides that our Manager will not assume any responsibility with respect to us other than to provide the services called for by the management agreement. It further provides that our Manager will not be responsible for any action of our board in following or declining to follow its advice or recommendations. Our Manager, its officers, managers and employees will not to be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager, its officers, stockholders, managers, directors, officers, employees, any individual or entity controlling or controlled by the Manager and any individual or entity providing sub-advisory services to the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

We have not adopted a policy that expressly prohibits our directors, officers, stockholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. However, the code of business conduct and ethics that we will adopt upon the completion of this offering will contain a conflicts of interest policy that will prohibit our directors, officers and employees, as well as employees of BAM who provide services to us, from engaging in any transaction that involves an actual or apparent conflict of interest with us. We also intend to adopt written policies and procedures for the review and approval of related party transactions that may arise in the future. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the nominating and governance committee of our board of directors may, on a case-by-case basis and in its sole discretion, waive such conflict of interest.

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

We expect our Manager will abide by its investment allocation policy and thus will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with our Manager’s allocation policy described below, we might not participate in each such opportunity but our Manager will endeavor to allocate investments over time so that, on an overall aggregate basis, we equitably participate with our Manager’s other clients in all such opportunities. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of, or funds managed by, our Manager and BAM in all investment opportunities, particularly those involving an asset with limited supply, that may be suitable for us and such other funds and accounts. For certain transactions that cannot be allocated on a pro rata basis, our Manager intends to endeavor to allocate such purchases over time in a fair and equitable manner. If the investment cannot fulfill the pro rata allocation based on available capital or be allocated in marketable portions, the investment is expected to be allocated on a rotational basis to accounts with current demand, with an emphasis placed on those accounts that were excluded in prior allocations.

This investment allocation policy and other controls may be amended by our Manager at any time without our consent. If our Manager’s, BAM’s, or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations, although it is not required to do so. Our Manager may decide any conflict against our interests. To help minimize certain actual or perceived conflicts of interest with our Manager, an investment in any security or asset structured or managed by our Manager, BAM, any of BAM’s subsidiaries, or Bayview must be approved by a majority of our independent directors.

In the case of the assignment of investment opportunities, our Manager will consider a number of factors. These factors include:

•	investment objective or strategies for particular entities or accounts,

•	tax considerations of an entity or account,

•	risk or investment concentration parameters for an entity or account,

•	size of available investment,

•	cash availability and liquidity requirements for an entity or account,

•	regulatory restrictions,

•	minimum investment size of an entity or account,

•	relative size or “buying power” of an entity or account,

•	regulatory considerations, including the impact on an entity’s status under the Investment Company Act and, in our case, our REIT status, and

•	such other factors as may be relevant to a particular transaction.

In the case of pro rata purchases of pools of loans where the pool is allocated among us and other entities or accounts, our Manager will, at the time of purchase, seek to allocate the hundreds, or potentially thousands, of individual mortgage loans in the pools among us and the other entities or accounts such that the overall allocation of acquired mortgage loans in the pools will target reasonable symmetry with reference to, among other factors, the following:

•	unpaid principal balances,

•	default status,

•	discounts from purchase price,

•	lien position,

•	expected cash flows,

•	geography, and

•	such other factors as may be relevant to a particular transaction.

We may acquire mortgage loans from an acquisition vehicle managed by our Manager. If we acquire mortgage loans from such an acquisition vehicle, our Manager will allocate the investment opportunities with respect to mortgage loans acquired by the acquisition vehicle in accordance with its conflicts of interest policy and allocation procedures. We will pay our Manager diligence fees only with respect to mortgage loans we acquire or otherwise in accordance with our Manager’s allocation policy. Generally, we expect that our Manager will allocate diligence fees to us for mortgage loans that are not purchased by the acquisition vehicle that would generally have been allocated to us had they been acquired by the acquisition vehicle. In addition, our mortgage loan sales may be handled through our Manager’s sales process which may combine our mortgage loans with mortgage loans of other investment vehicles managed by our Manager or owned by an affiliate of our Manager into one package to be sold together. If our mortgage loans are sold through our Manager’s sales process and our mortgage loans are combined with mortgage loans of other vehicles managed by our Manager or owned by an affiliate of our Manager into one package and sold together and if the purchaser’s bid is not priced on a loan by loan basis, we may receive an allocated share of the sale proceeds based on our Manager’s allocation of the fair market value of the mortgage loans in the package rather than based on what a purchaser might have been willing to pay for our loans had they not been sold as part of a package. While we expect to derive benefits from pooling our loans with loans of vehicles managed by our Manager or owned by an affiliate of our Manager, such as reduced transaction costs, if the purchaser’s bid is not priced on a loan by loan basis, we may receive a lower average price per loan than if we had sold our loans separately.

Our Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We are organized as a holding company that conducts our businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of “investment securities.” The securities issued by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of securities issued by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect certain subsidiaries that we may form in the future, including subsidiaries we may form for the purpose of borrowing under TALF, to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s assets must be comprised of qualifying real estate assets and, in the aggregate, qualifying real estate assets and real estate-related assets must comprise at least 80% of its assets. Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool Agency RMBS, certain mezzanine loans and B-notes and other interests in real estate that the staff of the Securities and Exchange Commission, or the SEC staff, in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Real estate-related assets include, among other assets, other types of MBS, securities of REITs, and securities of PPIFs. We note that the SEC staff has not provided any guidance on the treatment of interests in PPIFs as real estate-related assets and any such guidance may require us to change our strategy. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. If the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) which excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the 1940 Act (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or additional businesses other than investing, reinvesting, owning, holding or trading in securities. The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We may organize special purpose subsidiaries in the future that will borrow under the TALF. We currently expect that these subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore our interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test.

We may in the future, however, organize one or more subsidiaries, including subsidiaries we may form for the purpose of borrowing under TALF, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with Rule 3a-7, which exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets” that by their terms convert into cash within a finite time period;

•

the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

Any subsidiary also would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. Compliance with Rule 3a-7 may require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses. Initially, we will limit the aggregate value of our interests in our subsidiaries that may in the future seek to rely on Rule 3a-7 to 20% or less of our total assets on an unconsolidated basis, as we continue to discuss with the SEC staff the use of subsidiaries that rely on Rule 3a-7 to finance our operations.

The determination of whether an entity is one of our majority-owned subsidiaries is made by us. The 1940 Act defines a majority-owned subsidiary of a person as a company of which 50% or more of the outstanding voting securities are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

If the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Recent Legislation

Over the past several years, the residential mortgage industry experienced an unprecedented expansion of loan availability and mortgage products. In addition, there has been a liquidity-fueled expansion of leverage due in part to aggressive structured finance engineering. We believe that continued weakness in real estate prices may maintain pressure on financial institutions to sell mortgage assets. We further believe that a buyer of loans that has access to capital, a long-term horizon, the ability to properly analyze the inherent risk of the portfolios, and the experience and operational ability to actively service the assets should have the opportunity to successfully invest in this sector. We see a multi-year opportunity to selectively acquire and actively manage mortgage assets that have credit risk exposure and/or limited liquidity, such as non-performing and sub-performing mortgage loans. Our Manager believes that recent U.S. Government programs may lead financial institutions to favor selling mortgage-related assets in either private or government-related transactions.

There have also been a number of developments that have a significant impact on our investment environment including:

Housing Recovery Act

The Housing and Economic Recovery Act of 2008 was passed on July 30, 2008. On September 7, 2008, Fannie Mae and Freddie Mac were placed into the conservatorship of the Federal Housing Finance Agency, or FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors, and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the U.S. Department of Treasury and FHFA have entered into preferred stock purchase agreements between the U.S. Department of Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Department of Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Department of Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, which will be available until December 2009; and (iii) the U.S. Department of Treasury has initiated a temporary program to purchase RMBS issued by Fannie Mae and Freddie Mac.

EESA

The Emergency Economic Stabilization Act of 2008, or EESA, was enacted on October 3, 2008. The EESA provides the U.S. Secretary of the Treasury with the authority to establish the Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the U.S. Secretary of the Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress. The EESA also provides for a program that would allow companies to insure their troubled assets.

There can be no assurance that the EESA will have a beneficial impact on the financial markets, including current extreme levels of volatility. To the extent the market does not respond favorably to the TARP or the TARP does not function as intended, our business may not receive the anticipated positive impact from the legislation. In addition, the U.S. Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

TALF

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of TALF, or TALF 1.0, the FRBNY makes non-recourse loans to borrowers to fund their purchase of

AAA rated ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicer advances, equipment loans and leases and loans guaranteed by the SBA. Under TALF 1.0, the FRBNY announced its intention to lend up to $200 billion to certain holders of TALF-eligible ABS. Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under TALF, provided that the company maintains an account relationship with a primary dealer. TALF 1.0 is presently expected to run through March 31, 2010.

On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF beyond non-mortgage ABS to include certain types of legacy securitization assets. On May 1, 2009, the Federal Reserve published the terms for the expansion of TALF to CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of eligible CMBS. In this publication, the Federal Reserve stated initial conditions for TALF eligibility. Such conditions are described under “Business—Our Financing Strategy.” The Federal Reserve also described the terms for CMBS collateralized TALF loans. The FRBNY has also announced that it is extending TALF to June 30, 2010 for newly-issued CMBS and to March 31, 2010 for all other TALF-eligible collateral. The program documentation will be updated as part of the next subscription announcement in September to reflect the extension.

We believe that the expansion of the TALF to include highly rated CMBS, to the extent available to us, may provide us with non-recourse term borrowings that we could use to purchase eligible CMBS that are eligible for funding under this program. There can, however, be no assurance that the TALF will be expanded to include such other securities and, if so expanded, that we will be able to utilize it successfully or at all.

The Federal Reserve recently announced that it does not expect further additions to the types of collateral that are eligible for TALF. Accordingly, it does not appear that non-Agency RMBS will be included.

The Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the Federal Deposit Insurance Corporation, or the FDIC, announced the creation of the PPIP. The PPIP is designed to encourage the transfer of certain illiquid legacy real estate-related assets off the balance sheets of financial institutions, thus encouraging a restarting of the market for these assets and supporting the flow of credit and other capital into the broader economy. PPIFs under the Legacy Loans Program, or Legacy Loans PPIFs, were proposed to purchase troubled whole loans from FDIC-insured depository institutions. PPIFs under the Legacy Securities Program, or Legacy Securities PPIFs, were proposed as investment vehicles to purchase from financial institutions legacy non-Agency RMBS and CMBS that were originally AAA rated. Unlike TALF borrowers, Legacy Securities PPIFs may purchase CMBS issued prior to January 1, 2009 which were originally rated AAA but which have been downgraded. Legacy Loans PPIFs and Legacy Securities PPIFs will have access to equity capital from the U.S. Treasury as well as debt financing provided or guaranteed by the U.S. government. Under the Legacy Securities Program, the FRBNY will provide non-recourse loans to investors to fund purchases of eligible assets, and through Legacy Security PPIFs, the U.S. Treasury will provide up to 50% of the equity capital and senior debt up to 100% of the total equity capital of such PPIFs. Under the Legacy Loans Program, the U.S. Treasury will provide up to 50% of the equity capital for each Legacy Loans PPIF, with the remaining percentage of equity capital provided by private investors, and the FDIC will guarantee the debt issued by the PPIF up to a 6-to-1 debt-to-equity ratio. On June 3, 2009, the FDIC announced that development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell distressed or troubled assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in our banking system. As a next step, the FDIC tested the funding mechanism contemplated by the Legacy Loans Program in a sale of receivership assets in a transaction that closed September 30, 2009. Because the details of the Legacy Loans Program are still subject to change, the attractiveness of the program to us cannot be determined at this time.

We do not presently intend to participate in Legacy Loans or Legacy Securities PPIFs. As these programs evolve over time, however, we may acquire residential and commercial mortgage loans with financing under the Legacy Loans Program and we may participate as an equity investor in one or more Legacy Loans or Legacy Securities PPIFs.

Licensing Requirements

While we are not required to obtain licenses to purchase MBS, we or our affiliates may be required to be licensed for us to purchase and sell previously originated residential or commercial mortgage loans in certain jurisdictions (including the District of Columbia) in which we will conduct our business. We and our affiliates are currently in the process of obtaining certain licenses our Manager deems necessary, if required, and expect that the process will be costly and could take several months. There is no assurance that we or our affiliates will obtain all of the licenses that we or our affiliates require or that we or our affiliates will not experience significant delays in seeking these licenses. Furthermore, we or our affiliates may be subject to various reporting and other requirements to maintain these licenses, and there is no assurance that we or our affiliates may satisfy those requirements. Our failure, or the failure of our affiliates, to obtain or maintain licenses may restrict our investment options and could harm our business. We may consummate this offering even if we have not yet obtained all required licenses. We or our affiliates intend to be licensed in those states where licenses are required for us to purchase or sell previously originated mortgage loans as soon as reasonably practicable after the offering.

Our Competition

Our net income will depend, in large part, on our ability to acquire assets at what we believe to be at a discount to the economic value of such assets. In acquiring real estate-related assets, we will compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments and they may not be subject to REIT tax compliance or 1940 Act compliance, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions and the high profile nature of various U.S. Government programs may attract more competitors, which may increase the competition for assets and sources of financing. An increase in the competition for assets could adversely affect the availability and costs of purchasing such assets. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock.

In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for investment opportunities. We may not, however, be able to achieve our business goals or expectations due to the competitive risks that we face.

Our Staffing

We will be managed by our Manager pursuant to the management agreement between our Manager and us. Our Manager has no employees and will use BAM’s personnel. BAM has approximately 700 employees, which include approximately 80 loan acquisition and underwriting professionals and approximately 475 loan servicing professionals servicing a portfolio of approximately $10.5 billion as of September 30, 2009. We will have no employees upon completion of this offering.

Legal Proceedings

We are not and our Manager is not currently subject to any legal proceedings which we or our Manager, respectively, consider to be material.

Our Corporate Information

Our principal executive offices are located at 4425 Ponce de Leon Blvd., 4th Floor, Coral Gables, FL 33146. Our telephone number is (305) 854-8880. Our website is http://www.bayviewmortgagecapital.com. The contents of our website are not a part of or intended to be incorporated by reference into this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

PRIOR PERFORMANCE SUMMARY

BAM has sponsored, and our Manager has managed, one private investment vehicle, BOF-I, which has substantially the same investment objectives as ours. This section includes certain information regarding the historical performance of BOF-I and internal rates of return, or IRR, to its investors. An investment in our common stock is not an investment in BOF-I. In considering the performance and IRR information relating to BOF-I contained herein, prospective common stockholders should bear in mind that the historical performance and IRR of this fund is not indicative of the possible performance of, and returns on, our common stock and is also not necessarily indicative of the future results of BOF-I. Investors in Bayview Mortgage Capital, Inc. will not own any interest in BOF-I and should not assume that they will experience returns, if any, comparable to those experienced by investors in BOF-I.

Bayview launched BOF-I in December 2007 and raised approximately $1.98 billion in capital commitments. The investment period for BOF-I will end on December 3, 2009 and the program is scheduled to be completed on December 10, 2017, subject to extension. As of September 30, 2009, BOF-I had drawn approximately $1.47 billion of those commitments.

We believe that BOF-I has investment objectives which are similar to ours because both we and BOF-I seek to maximize the risk-adjusted returns to our investors over the long-term by selectively acquiring our targeted assets at what our Manager believes to be discounts to their economic value and by constructing an investment portfolio designed to produce returns across a variety of market conditions and economic cycles. Both we and BOF-I seek to maximize the value of our respective assets through the analytical and portfolio management expertise as well as the servicing and special servicing capabilities of our Manager and its affiliates. In addition, our targeted asset classes are similar to the portfolio of BOF-I which, as of September 30, 2009, was approximately 75% invested in mortgage loans and approximately 25% in MBS, net of cash or cash equivalents.

Redemption requests by investors are not permitted from BOF-I under the terms of the BOF-I limited liability company agreement until December 4, 2010. The tables set forth in this section contain certain information about BOF-I’s investment portfolio as of September 30, 2009.

In reviewing the tables, you should consider that BOF-I was not subject to the income, asset and other limitations imposed by the REIT provisions of the Code and that our Manager has never operated a REIT and our management has no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Code. Moreover, we and BOF-I are different in that:

•	We must comply with the income, asset, distribution, and other limitations imposed by the REIT provisions of the Code;

•	While we and BOF-I share similar investment objectives, we may acquire different ranges of assets, even initially, than BOF-I has done since inception;

•	We may use leverage and hedging strategies in a different manner than BOF-I;

•	Our fee structure is different from that of BOF-I;

•	We will incur the costs of being a publicly listed company;

•	We and BOF-I may not acquire or sell assets at similar times;

•	BOF-I has operated under market conditions that may differ materially from market conditions that will exist at the time we make investments;

•	BOF-I already has an established portfolio of assets, while we do not;

•	BOF-I is a limited duration investment vehicle with a fixed end date and wind-down period, whereas we are not a fixed duration investment vehicle.

See “Risk Factors” for a discussion of these and other risks.

Additionally, this information is a reflection of the past performance of a fund advised by our Manager, and is not a guarantee or prediction of the returns that we or the funds advised by our Manager may achieve in the future. Accordingly, the historical returns of BOF-I will not be indicative of the performance of our investment strategy and we can offer no assurance that our Manager will replicate the historical performance of our Manager’s investment professionals in their previous endeavors.

Mortgage Loan Portfolio Characteristics

The following tables present certain characteristics of BOF-I’s mortgage loan portfolio as of September 30, 2009.

	BOF-I Mortgage Loan Portfolio As of September 30, 2009
	Number of Loans	Unpaid Principal Balance
	(U.S. dollars in thousands)
Total mortgage loans	5,123	$1,506,602

Mortgage loan characteristics:
Weighted average coupon rate of mortgage loans		7.3%
Weighted average age in months of mortgage loans		28.0
NZWA FICO		671.0
NZWA CLTV (1)		75.8%
First lien percentage		99.3%
Residential mortgage loans percentage		46.0%
Commercial mortgage loans percentage		54.0%
Percent of unpaid principal balance with mortgage insurance		2.1%
Percent of unpaid principal balance—60 days or more past due		16.6%

% of Loan Portfolio
Geographic distribution—top 5 states (based upon fair value)
California	16.6%
Texas	12.4%
Florida	9.1%
New York	4.6%
Arizona	4.3%
Other	53.0%

Total	100.0%

(1) CLTV represents the unpaid principal balance at acquisition of the loan divided by the lower of the original sales price or original appraisal.

Real Estate Owned

The following table provides a summary of BOF-I’s real estate owned portfolio as of September 30, 2009.

BOF-I Real Estate Owned Portfolio As of September 30, 2009
Number of Properties
Total real estate owned	149

Mortgage-Backed Securities

The following table summarizes BOF-I’s MBS portfolio as of September 30, 2009.

BOF-I MBS Portfolio As of September 30, 2009
(U.S. Dollars in thousands)

Notional
Interest-only	$1,637,808

Principal
Alt-A	123,874
Second liens	94,821
Option ARM	85,924
Prime	67,294
Odd lots	52,714
Subprime	46,615
Small balance commercial	29,705
Scratch and dent (1)	58,978

Total Principal	$559,925

(1)	“Scratch and Dent” is an industry term referring to a general class of ABS securitizations and underlying loan collateral. Although there are no specific criteria defining “scratch and dent” securities and loans, the moniker generally refers to securities and loans that have at least one of a number of potential defects, such as missing loan file documentation, that caused them to fall out of primary investor guidelines in the secondary trading markets.

Prior Performance Tables

Experience in Raising and Investing Funds (on a percentage basis)

The following table provides a summary of the experience of the sponsors of BOF-I. The investment objectives of BOF-I have included all of the following: (i) the preservation and return of capital contributions to the investors and (ii) the acquisition of targeted assets at discounts to their economic value. All figures are as of September 30, 2009.

Type	BOF-I
(Unaudited, U.S. Dollars in Thousands)(1)
Dollar amount offered	n/a
Dollar amount committed	$1,983,000
Dollar amount drawndown	1,472,731
Less offering expenses:
Selling commissions and discounts retained by affiliates	0.0%
Organizational expenses	0.1%
Reserves:
Percent of drawndown amounts available for investment	26.5%
Acquisition costs:
Diligence fees	0.2%
Closing fees	0.2%
Commission fees	0.1%
Total acquisition costs	0.5%
Percent debt-to-equity	3.3%
Date offering began	December 2007
Length of offering (in months)	3

(1)	Unless otherwise stated, percentages relate to drawndown amount.

Compensation to Sponsor

The following table sets forth the compensation received by our Manager and its affiliates, including compensation paid out of proceeds from the fund raising and compensation paid in connection with the ongoing operations of BOF-I. All figures are life-to-date through September 30, 2009.

Type of Compensation	BOF-I
(Unaudited, U.S. Dollars in Thousands)
Dollar amount offered	n/a
Dollar amount committed	$1,983,000
Dollar amount drawndown	1,472,731
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees	—
Amount paid to sponsor from operations:
Base management fee	21,109
Loan acquisition fees (1)	7,678
Servicing fees	5,763
Refinancing fees	673
Amount paid or accrued to sponsor from net income:
Incentive allocations (2)	34,704

(1)	Loan acquisition fees include diligence fees, closing fees and commission fees.

(2)	Amount that is accrued but not paid to the general partner’s capital account.

Operating Results of BOF-I

The following table sets forth operating results of BOF-I for the nine months ended September 30, 2009 (which are derived from BOF-I’s unaudited financial statements for such period), the period from November 6, 2007 (inception) to December 31, 2008 (which are derived from BOF-I’s audited financial statements for such period), and the life-to-date through September 30, 2009 (which are derived from BOF-I’s unaudited financial statements which combine the foregoing).

	For the Nine Months Ended September 30, 2009	For the Period from November 6, 2007 to December 31, 2008(1)	Life-to-Date Through September 30, 2009
	(Dollars in Thousands)
Investment income
Interest income on loans	$74,642	$47,163	$121,805
Interest income on cash and securities	39,780	17,676	57,456

Total investment income	$114,422	$64,839	$179,261
Expenses
Loan acquisition and servicing expenses	$6,011	$12,059	$18,070
Management fees	12,600	8,509	21,109
Administration, custodial and professional fees	2,530	3,502	6,032
Interest expense	981	3,450	4,431
Provision for uncollectible escrow and other receivables	1,145	2,026	3,171
Data subscriptions, insurance and taxes	1,317	928	2,245

Total expenses	$24,584	$30,474	$55,058

Net investment income	$89,838	$34,365	$124,203
Net realized gain (loss) on:
Investments in loans and real estate owned	$55,278	$19,496	$74,774
Investments in securities	11,434	2,804	14,238
Investments in derivatives	(18,814)	(1,651)	(20,465)

Net realized gain	$47,898	$20,649	$68,547
Net change in unrealized appreciation (depreciation) on:
Investments in loans and real estate owned	$8,825	$(20,646)	$(11,821)
Investments in securities	70,355	(54,213)	16,142
Investments in derivatives	9,424	(20,103)	(10,679)

Net change in unrealized appreciation (depreciation)	$88,604	$(94,962)	$(6,358)

Net realized and unrealized gain (loss) on investments	$136,502	$(74,313)	$62,189

Net increase (decrease) in net assets	$226,340	$(39,948)	$186,392

Incentive allocation to general partner	$34,704	$—	$34,704

(1)	While BOF-I was formed on November 6, 2007, it did not commence operations (i.e. admit investors/draw capital) until December 3, 2007. For the period from December 3, 2007 to December 31, 2007, BOF-I’s net income was approximately $112,000. Based on the immateriality of the net income for that period, the first independent audit of BOF-I’s financial statements was performed for the period from November 6, 2007 (date of inception) to December 31, 2008 (a period that exceeded 12 months). Accordingly, the information here has been presented in the same format.

BOF-I: Monthly Returns Summary

The following table summarizes net monthly returns of BOF-I since its commencement of operations in December 2007(unaudited).(1)

Year	January	February	March	April	May	June	July	August	September		October	November	December
2007													0.08%
2008	0.19%	(0.86)%	0.61%	(0.03)%	0.37%	(1.06)%	(0.35)%	(0.50)%	0.26%		(0.71)%	(2.44)%	(0.17)%
2009	0.30%	0.33%	(0.04)%	1.43%	1.83%	1.16%	1.72%	1.05%	5.07	%(2)

(1)	Net monthly returns include returns that are determined on a realized basis and an unrealized basis and are net of fees, expenses and incentive allocations (including discounts applicable to seed investors). With respect to investments that have not been realized, investments are marked to fair value based on BAM’s determination of fair value in accordance with the valuation policies for BOF-I. The actual realized return on the unrealized investments will depend, among other factors, on the value of the investments at the time of disposition, any related transaction costs and manner of disposition. Past performance is not necessarily indicative of future results.

(2)	In accordance with BOF-I’s accounting policies, fair value adjustments (level 3) are recorded to loans based on changes in the benchmark interest rate, credit or changes in market conditions. In September 2009, BOF-I recorded an adjustment of $65.1 million to its loans based on changes in observed market conditions.

BOF-I: Internal Rate of Return

The following table sets forth, as of September 30, 2009, a summary of contributions, distributions, net asset value and the internal rate of return, or IRR, for the BOF-I limited partners since inception. In assessing the significance of IRR for BOF-I, it is important to note that higher IRRs are generally more readily achieved over shorter periods, which therefore may not be representative of longer term investment performance.

	Commencement Date(1)	Aggregate Contributions(2)	Aggregate Distributions(3)	Net Asset Value of Limited Partners(4)	Internal Rate of Return(5)
BOF-I	December 3, 2007	$1,472,360	$—	$1,623,975	8.97%

(1)	Date on which BOF-I commenced operations as an investment partnership. This was the initial closing to investors and the date that the investment period began.

(2)	Contributions are recorded on the effective date of contribution, with the first having occurred on December 10, 2007 and the last having occurred on March 30, 2009. This excludes any contributions from the General Partner.

(3)	Distributions during the investment period are at the discretion of the General Partner. No distributions have been made during the period.

(4)	Net asset value of the BOF-I limited partners’ capital accounts as of September 30, 2009.

(5)	IRR is a method to analyze investments that accounts for the time value of money and represents the rate of return on a capital investment over a holding period expressed as a percentage of the investment. IRR (from the perspective of the investor) is generally defined as the discount rate that makes the net present value of cash outflows (the cost of their investment) equal the net present value of cash inflows (returns on their investment). The IRR is computed based on the effective date of capital contributions and capital distributions, if any, as described in footnotes (2) and (3) above and the net asset value of the BOF-I limited partners’ capital accounts as of September 30, 2009. The IRR is stated as an annual percentage rate and is net of all fees and incentive allocations to the general partner.

MANAGEMENT

General

We are externally advised and managed by our Manager. All of our officers are officers and employees of BAM and its affiliates. The executive offices of our Manager are located at 4425 Ponce de Leon Blvd., 4th Floor, Coral Gables, FL 33146 and the telephone number of our Manager’s executive offices is (305) 854-8880.

Our Directors and Executive Officers

Upon completion of this offering, our board will consist of seven members. We have appointed three directors, and we have nominated four additional persons to be directors. Each of our director nominees will become directors at the pricing of the offering. Our board has determined that each of our director nominees satisfies the listing standards for independence of the New York Stock Exchange, or NYSE.

The following sets forth certain information with respect to our directors, director nominees and executive officers:

Name	Age	Position Held with Us
David Ertel	43	Chairman of our Board of Directors
Richard O’Brien	41	Chief Executive Officer, President, and Director
John H. Fischer	51	Chief Financial Officer, Senior Vice President and Treasurer
Brian E. Bomstein	45	Chief Legal Officer, Senior Vice President and Secretary
Stuart Waldman	39	Senior Vice President
Brett S. Evenson	36	Senior Vice President
Marvin A. Williams	38	Senior Vice President and Assistant Treasurer
Eve Lominac	50	First Vice President
Mark Glassman	41	Vice President
Thomas F. Carr	42	Vice President and Assistant Secretary
Martin Brand	34	Director
Stanley P. Labanowski	41	Independent Director Nominee
Casey J. Sylla	66	Independent Director Nominee
D. Keith Cobb	68	Independent Director Nominee
Paul H. O’Neill	73	Independent Director Nominee

Biographical Information

Executive Officers

For biographical information on our executive officers, see “Business—BAM’s Senior Management.”

Directors

Pursuant to our charter, our board is divided into three classes of directors. Our Class I Directors (Messrs. Labanowski and Sylla) will serve until our annual meeting of stockholders in 2010, our Class II Directors (Messrs. O’Brien and Cobb) will serve until our annual meeting of stockholders in 2011, and our Class III Directors (Messrs. Ertel, Brand and O’Neill) will serve until our annual meeting of stockholders in 2012. At each annual meeting of our stockholders, the successors to the class of directors, whose term expires at such meeting, shall be elected to hold office for a term expiring at the annual meeting of our stockholders held in the third year following the year of their election and until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire board of directors may, at any regular or special meeting called for that purpose, increase or decrease the number of directors. Unless our bylaws are amended, however, the number of directors may never be less than the minimum number required by the MGCL nor more than 15. Set forth below are the names and certain information on each of our Directors and nominees to be Directors.

Class I Directors

Stanley Labanowski is a nominee to be one of our Class I Directors. From March 2005 until October 2007, Mr. Labanowski served as a Managing Director for JPMorgan Securities Inc. From June 1993 until March 2005, Mr. Labanowski was a Senior Vice President for Lehman Brothers Inc. While at JPMorgan Securities Inc. and Lehman Brothers Inc., Mr. Labanowski worked in the Residential Mortgage Finance groups with respect to the securitization of mortgage loans. From January 1991 until May 1993, Mr. Labanowski was an Associate at Arthur Andersen & Co., where Mr. Labanowski was involved with limited scope audits and business operations reviews. Mr. Labanowski has a Bachelor of Science in Economics and Quantitative Methods from Babson College.

Casey Sylla is a nominee to be one of our Class I Directors. From September 1995 until March 2007, Mr. Sylla served as the Senior Vice President and Member of the Senior Management Team of the Allstate Corporation, where he also served as Chairman and President of the Allstate Financial Group from 2002-2007. Prior to that, Mr. Sylla served as the Chief Investment Officer for The Allstate Corporation from 1995-2002, and he also served as the Acting Chief Financial Officer on two occasions in 1999 and 2002. Mr. Sylla also currently serves on the board of directors of GATX Corporation, Northern Trust Funds and Northern Institutional Funds and the University of Wisconsin – Eau Claire Foundation. Mr. Sylla has a Bachelor of Science in Social Studies and Business Administration from the University of Wisconsin—Eau Claire and a Masters of Science in Economics from the University of Missouri.

Class II Directors

Richard O’Brien is one of our Class II Directors. For biographical information on Mr. O’Brien, see “Business—BAM’s Senior Management.”

D. Keith Cobb is a nominee to be one of our Class II Directors. Since September 2004, Mr. Cobb has been a self-employed business consultant and strategic advisor to several companies involving issues relating to corporate restructuring, strategic business unit divestitures, financial management and internal control issues. Mr. Cobb serves on the board of directors of Alliance Data Systems Corp., BankAtlantic Bancorp, Inc. and BFC Financial Corporation. Mr. Cobb also currently serves as an adjunct finance professor in the MBA program at the H. Wayne Huizenga Graduate School of Business and Entrepreneurship at Nova Southeastern University and is a frequent speaker, panelist and participant in corporate governance conferences and seminars focused primarily on audit committee responsibilities. From 1995 to 1996, Mr. Cobb served as Chief Executive Officer of Alamo Rent-a-Car, Inc. Prior to that, Mr. Cobb was a national managing partner at KPMG, LLP, where he worked for more than 25 years. Mr. Cobb has a Bachelor of Science in Accounting from the University of Southern Mississippi.

Class III Directors

David Ertel is one of our Class III Directors and Chairman of our board of directors. For biographical information on Mr. Ertel, see “Business—BAM’s Senior Management.”

Martin Brand is one of our Class III Directors. Mr. Brand is a Principal in Blackstone’s Corporate Private Equity Group. Mr. Brand joined Blackstone’s London office in 2003 and transferred to Blackstone’s New York office in 2005. Before joining Blackstone, Mr. Brand was with McKinsey & Company as a consultant. Prior to that, he worked as a derivatives trader with the FICC division of Goldman, Sachs & Co. in New York and Tokyo. Mr. Brand serves on the board of directors of Travelport, Performance Food Group, and BAM. Mr. Brand received a Bachelor of Arts/Master of Arts in Mathematics and Computation, First Class Honours, from Oxford University, and a Master of Business Administration from Harvard Business School.

Paul H. O’Neill is a nominee to be one of our Class III Directors. Since 2003, Mr. O’Neill has served as a Senior Advisor to The Blackstone Group, L.P. Mr. O’Neill also currently serves on the board of directors of Qcept Technologies, Inc., Celanese Corp., TRW Automotive Holdings Corp., RAND, The Center for Global Development and The Peterson Institute for International Economics. Prior to that, Mr. O’Neill served as U.S. Secretary of the Treasury during 2001 and 2002 and was Chairman and Chief Executive Officer of Alcoa, Inc. from 1987 through 1999. Mr. O’Neill has a Bachelor of Science in Economics from Fresno State University and a Masters in Public Administration from Indiana University.

Corporate Governance—Board of Directors and Committees

Our Manager manages our business, subject to the supervision and oversight of our board, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. At the pricing of the offering, a majority of our board will be “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors will keep informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Audit Committee

Our board has established an audit committee, which, at the pricing of the offering, will be composed of the following independent directors: Messrs. Labanowski, Sylla, and Cobb. Mr. Cobb will chair our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is “financially literate” under the rules of the NYSE. The committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our board has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the audit committee will meet the requirements for independence under, and the functioning of the audit committee will comply with, current rules of the SEC and NYSE.

Compensation Committee

Our board has established a compensation committee, which, at the pricing of the offering, will be composed of the following independent directors: Messrs. Labanowski, Sylla, and O’Neill. Mr. Sylla will chair the compensation committee, whose principal functions are to:

•	evaluate the performance of our officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	recommend to our board the compensation for our independent directors; and

•	administer the issuance of any securities under our equity incentive plans.

Our board has determined that all of the directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the compensation committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE.

Nominating and Corporate Governance Committee

Our board has established a nominating and corporate governance committee, which, at the pricing of the offering, will be composed of the following independent directors: Messrs. Labanowski, Cobb and O’Neill. Mr. O’Neill will chair the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the nominating and corporate governance committee annually facilitates the assessment of our boards’ performance as a whole and of the individual directors and reports thereon to the board.

Our board has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the nominating and corporate governance committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE.

Code of Business Conduct and Ethics

Our board has established a code of business conduct and ethics that applies to our officers and directors, and to our Manager’s officers and directors, and to BAM’s employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

Each independent director will receive an annual fee for his or her services of $50,000. The chair of our audit committee will receive an annual fee of $10,000 for his or her service in such capacity, and the chair of each other committee will receive an annual fee of $5,000 for his or her service in such capacity. Each independent director will also receive a fee of $2,000 for attendance at every in-person meeting of our board of directors and committee of our board of directors (unless a committee meeting is on the same day as a board meeting) and a fee of $1,000 for attendance at every telephonic meeting of our board of directors and committee of our board of directors (unless a committee meeting is on the same day as a board meeting), up to a maximum of $15,000 per year. Fees to our independent directors may be paid in cash or shares of our common stock at the election of each director, based on the then-fair market value of such shares, which will vest immediately upon issuance. In addition, we will make under our 2009 Non-Executive Director and Officer Incentive Plan to each independent director an initial grant of 2,500 restricted common shares upon the completion of this offering, which will vest in full on the one-year anniversary of the date of grant. Our 2009 Non-Executive Director and Officer Incentive Plan also provides that any independent director elected or appointed to our board of directors for the first time following the completion of this offering will receive a one-time grant of 2,500 restricted common shares on the date of election or appointment, which will vest in full on the one-year anniversary of the date of grant. Our independent directors will also be eligible to receive awards under our 2009 Non-Executive Director and Officer Incentive Plan. We will also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings in accordance with our internal travel policies.

We will compensate only those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees in 2009.

Executive Compensation

We have not paid, and we do not intend to pay, any annual cash compensation to our officers for their services as officers. Our officers will be compensated by our Manager or BAM or their respective subsidiaries. Our Manager has informed us that, because the services performed by these employees of our Manager or BAM or their respective subsidiaries in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by, or paid to our officers by our Manager or BAM or their respective subsidiaries that relates solely to their services to us.

Equity Incentive Plans

We will adopt an equity incentive plan to provide incentives to each of our independent directors and two of our executive officers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel. We refer to this equity incentive plan as our 2009 Non-Executive Director and Officer Incentive Plan. We have approved a grant of              shares of our restricted common stock to each of our independent directors and a grant of              shares to Richard O’Brien, our Chief Executive Officer, and a grant of              shares to John Fischer, our Chief Financial Officer, each effective upon the completion of this offering under our 2009 Non-Executive Director and Officer Incentive Plan. In addition, we

have approved annual grants to each of our independent directors of              shares beginning on             , 2010 under the 2009 Non-Executive Director and Officer Incentive Plan. Our 2009 Non-Executive Director and Officer Incentive Plan will be administered by the compensation committee of our board. Unless terminated earlier, our 2009 Non-Executive Director and Officer Incentive Plan will terminate in 2019, but will continue to govern unexpired awards. Our 2009 Non-Executive Director and Officer Incentive Plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of              shares of restricted common stock.

We will also adopt an equity incentive plan to provide incentives to our Manager and its affiliates which provide services to us and other service providers we may engage in the future to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel. We refer to this equity incentive plan as our 2009 Manager Equity Incentive Plan. All grants of shares of our restricted common stock granted to our Manager pursuant to our 2009 Manager Equity Incentive Plan will be assigned by our Manager to BAM as consideration for the services provided under the administrative services agreement, and BAM may, in the future, allocate a portion of these awards or ownership or profits interests in such awards to personnel of BAM in order to provide incentive compensation to them personally in addition to the incentive compensation fee that our Manager receives under the management agreement. We have approved a grant to our Manager of up to             shares of our restricted common stock for providing services to us under our 2009 Manager Equity Incentive Plan. Our 2009 Manager Equity Incentive Plan will be administered by the compensation committee of our board. Unless terminated earlier, our 2009 Manager Equity Incentive Plan will terminate in 2019, but will continue to govern unexpired awards. Our 2009 Manager Equity Incentive Plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to BAM and David Ertel concurrently with this offering and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award, subject to a ceiling of              shares available for issuance under our 2009 Manager Equity Incentive Plan.

Collectively, our 2009 Non-Executive Director and Officer Incentive Plan and our 2009 Manager Equity Incentive Plan provide for grants of restricted common stock and other equity-based awards up to an aggregate of     % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to BAM and David Ertel concurrently with this offering and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award, subject to a ceiling of              shares available for issuance under both our 2009 Non-Executive Director and Officer Incentive Plan and our 2009 Manager Equity Incentive Plan.

Our equity incentive plans permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of shares of our common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plans also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, may also be issued under our equity incentive plans. The compensation committee may also grant shares of our common stock, stock appreciation rights, performance awards, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our board may at any time amend, alter or discontinue the equity incentive plans, but cannot, without a participant’s consent, take any action that would diminish any of the rights of such participant under any award granted under the applicable equity incentive plan. Approval of the stockholders, however, will be required for any amendment that would, other than through adjustment as provided in the applicable equity incentive plan:

•	increase the total number of shares of our common stock reserved for issuance under the applicable equity incentive plan;

•	change the class of eligible participants under the applicable equity incentive plan;

•	reprice any option or stock appreciation right; or

•	otherwise require such approval.

Our equity incentive plans provide that our board’s compensation committee has the discretion to provide that, if we undergo a change in control, all or any outstanding options and stock appreciation rights will become fully exercisable; all or any outstanding stock awards will become vested and transferable; all or any outstanding performance shares and incentive awards will be earned; and all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plans.

Under our equity incentive plans, a “change in control” is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any individual or entity; (ii) the sale or disposition of all or substantially all of our assets or the approval by our stockholders of any plan or proposal for our liquidation or dissolution; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately before such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any two-year period our directors, including subsequent directors recommended or approved by our directors, at the beginning of such period cease to constitute a majority of our board; or (v) the termination of the management agreement between us and our Manager.

Restricted Common Stock Awards

Our 2009 Non-Executive Director and Officer Incentive Plan provides for grants of restricted common stock and other equity-based awards up to a maximum of              shares of restricted common stock, of which              may be awarded to our independent directors and              may be awarded to our officers. We have approved a grant of              shares of our restricted common stock to each of our independent directors, a grant of              shares to Richard O’Brien, our Chief Executive Officer, and a grant of              shares to John Fischer, our Chief Financial Officer, each effective upon the completion of this offering under our 2009 Non-Executive Director and Officer Incentive Plan and which vest on                     . In addition, we have approved annual grants to each of our independent directors of              shares beginning on                     , 2010 under our 2009 Non-Executive Director and Officer Incentive Plan which vest on             .

Our 2009 Manager Equity Incentive Plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of              shares. We have approved a grant to our Manager of                  shares of our restricted common stock for providing services to us under our 2009 Manager Equity Incentive Plan, which will be automatically assigned by our Manager to BAM as consideration for services provided by BAM under the administrative services agreement, subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover page of this prospectus. The restricted common stock approved as grants to our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of              years beginning on                      and may be transferred to our Manager’s employees or affiliates, subject to certain restrictions. The              shares of our restricted common stock approved as grants to our Manager, our independent director nominees and Messrs. O’Brien and Fischer represent approximately             % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to BAM and David Ertel concurrently with this offering but excluding any shares to be sold pursuant to the underwriters’ exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party because of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Our charter provides that our directors, and in the discretion of our board, our officers, employees, and agents, shall be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Under Maryland law, however, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter provides that our directors, officers, employees, and agents, in the discretion of our board, may be advanced reasonable expenses to the fullest extent required or permitted from time to time by the laws of Maryland. We are in the process of obtaining, and expect to obtain before the closing of this offering, a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

Management Agreement

We will enter into a management agreement with our Manager effective upon the closing of this offering. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party and may be costly and difficult to terminate.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board. Our Manager acts under the supervision and direction of our board. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with administrative services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations, any modifications to which will be approved by a majority of our independent directors;

(ii)	conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers with respect to prospective purchases, sales, or exchanges of investments;

(iii)	negotiating and entering, on our behalf and at our expense, credit finance agreements, repurchase agreements, securitizations, loans and other financings provided by the sellers of such assets we acquire, interest rate swaps, warehouse facilities, agreements relating to borrowings under programs established by the U.S. Government, and all other agreements and instruments required to conduct our business;

(iv)	advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to financing, mortgage-related programs or other programs established by the U.S. Government;

(v)	representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments and the sale and commitment to sell such investments;

(vi)	engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, and all other services as may be required relating to our investments;

(vii)	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with our joint venture or co-investment partners;

(viii)	providing required executive and administrative personnel, office space and office services;

(ix)	administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board, including, without limitation, the collection of revenues, services in respect of any equity incentive plans, and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

(x)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

(xi)	counseling us in connection with policy decisions to be made by our board;

(xii)	evaluating and recommending to our board hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our status as a REIT, and with our investment guidelines;

(xiii)	counseling us regarding the maintenance of our status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xiv)	counseling us regarding the maintenance of our exemption from the 1940 Act and monitoring compliance with the requirements for maintaining an exemption from the 1940 Act and using commercially reasonable efforts to cause the company to maintain our exclusion from such status;

(xv)	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, RMBS, CMBS and other real estate-related securities, other real estate-related assets and non-real estate-related assets;

(xvi)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by it;

(xvii)	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xviii)	investing and re-investing any of our funds (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising activities;

(xix)	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

(xx)	assisting us in qualifying to do business in all jurisdictions in which such qualification is required or advisable and to obtain and maintain all appropriate licenses;

(xxi)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;

(xxii)	assisting the company in taking all necessary actions to enable the company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code applicable to REITs;

(xxiii)	placing, or arranging for the placement of, all orders pursuant to the Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiv)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with the Manager of its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board;

(xxv)	using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board from time to time;

(xxvi)	representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, mortgage loans (including on a portfolio basis), real estate, RMBS, CMBS and other real estate-related securities, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

(xxvii)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxviii)	providing us with portfolio management services;

(xxix)	investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring, or disposing of investments consistent with the investment guidelines;

(xxx)	serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives; and (2) advising us with respect to obtaining appropriate financing for our investments;

(xxxi)	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

(xxxii)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxxiii)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Our Manager will be entitled to receive fees for its services in investigating, analyzing and selecting possible investment opportunities and acquiring, selling, restructuring, or disposing of investments consistent with the investment guidelines. Moreover, the diligence fees owed to our Manager in connection with assets reviewed but not acquired by the acquisition vehicle will be allocated by our Manager in accordance with its conflicts of interest policy and allocation procedures. We will pay our Manager diligence fees only with respect to mortgage loans that are acquired or that would generally have been allocated to us had they been acquired by the acquisition vehicle.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board in following or declining to follow its advice or recommendations. Our Manager, its officers, stockholders, managers, directors, officers, employees, any entity controlling or controlled by the Manager and any individual or entity providing sub-advisory services to the Manager, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its member and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. For the avoidance of doubt, our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment-decision making process (e.g., a transaction was effected in violation of our investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a president, chief executive officer, and chief financial officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on December 31, 2012 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually. With respect to the end of the initial term on December 31, 2012 or the end of any one year renewal term thereafter, the management agreement may be terminated by us at the end of any such year upon the affirmative vote of a least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock (other than those shares held by BAM or its affiliates), based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180-days’ prior notice of any such termination. In such event, our Manager will be paid a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or if the period is less than 24 months, annualized) incentive management fees earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. We may not terminate the management agreement without cause prior to the end of the initial term. Under circumstances where the termination fee is payable, we will agree to pay to BAM its portion of the conditional payment of the underwriting discount as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount.”

We may also terminate the management agreement at any time (including during the initial term), without the payment of any termination fee, with 30-days’ prior written notice from our board for cause, which is defined as:

•

our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•	change of control of our Manager or BAM which a majority of our independent directors determines is materially detrimental to us and our subsidiaries taken as a whole.

Cause does not include unsatisfactory performance, even if that performance is materially detrimental to us, and a change of control does not include a transaction in which BAM or its affiliates acquire control of us.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. Our Manager, however, may assign certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors.

Our Manager may terminate the management agreement at any time (including during the initial term) if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement after the initial term by providing us with 180-days’ prior written notice, in which case we would not be required to pay a termination fee. In addition, if at any time (including during the initial term) we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days, written notice. If the management agreement is terminated by the Manager upon our breach, we are required to pay our Manager the termination fee described above.

Management Fees

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager and its affiliates to conduct our operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base Management Fee

Our Manager will be entitled to a base management fee equal to 1.50% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of shares of our common stock (to the extent such amounts were not charged to retained earnings), excluding unrealized gains, losses or other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. The amount of the conditional payment of the underwriting discount, if any, as described in “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be included in the calculation of stockholders’ equity only from and after the payment thereof. Each quarterly installment of the base management fee will be reduced, but not below zero, by our proportionate share of any Fund Fees BAM or one of its subsidiaries receives during the period covered by such installment in connection with any investment funds managed by BAM or one of its subsidiaries in which we invest, based on the percentage of equity we hold in such investment funds. If such Fund Fees exceed the quarterly base management fee during the period covered by such installment, such Fund Fees shall be used to reduce the incentive management fee, as described below. The base management fee is payable quarterly in cash in arrears. Our Manager uses the proceeds from its management fee in part to pay compensation to its (and its affiliates) officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us other than reimbursement of commission fees incurred by our Manager.

Our Manager must calculate the base management fee within 30 days after the end of each quarter and promptly deliver such calculation to us. We are obligated to pay the base management fee in cash within five business days of our Manager’s delivering a written statement setting forth the computation of the base management fee for such quarter.

Incentive Management Fee

In addition to the base management fee, our Manager will be entitled to an incentive management fee that is payable quarterly in arrears in an amount equal to 20% of the dollar amount by which Core Earnings, on a rolling four-quarter basis and before the incentive management fee, exceeds the product of (1) the weighted average of the issue price per share of common stock of all of our public offerings multiplied by the weighted average number of common shares outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our equity incentive plans) in the four-quarter period and (2) 8%. For the initial four quarters following this offering, Core Earnings will be calculated on the basis of each of the previously completed quarters on an annualized basis. Core Earnings for the initial quarter will be calculated from the settlement date of this offering on an annualized basis. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. In addition, any amounts that we pay to BAM and the underwriters relating to the conditional payment of the underwriting discount, as described under “Certain Relationships and Related Transactions—Conditional Payment of the Underwriting Discount,” will be excluded from the calculation of Core Earnings. To the extent we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation of the incentive management fee until it has been fully offset.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive management fee described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager will compute the quarterly incentive management fee within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive management fee with respect to each fiscal quarter within five business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive management fee for such quarter.

The incentive management fee is payable quarterly in cash in arrears. Each quarterly installment of the incentive management fee will be reduced, but not below zero, by our proportionate share of any Fund Fees BAM or one of its subsidiaries receives during the period covered by such installment in connection with any investment funds managed by BAM or one of its subsidiaries in which we invest, based on the percentage of equity we hold in such investment funds to the extent that such Fund Fees have not already been offset by a reduction in the base management fee, as described below. In the event that such Fund Fees have been incurred but have not been applied to reduce either the base management fee or the incentive management fee, such Fund Fees shall be applied to reduce the immediately succeeding installment of the base management fee and incentive management fee until we have received full credit for such Fund Fees.

Diligence and Closing Fees

Our Manager will be entitled to receive a diligence fee of $250 for every mortgage loan diligenced by our Manager in connection with a potential acquisition. This fee covers loan underwriting, appraisal review, title review, and transaction management activities. We will pay our Manager diligence fees only with respect to mortgage loans that are acquired or that would generally have been allocated to us had they been acquired by the acquisition vehicle. Our Manager will also be entitled to receive a closing fee of $250 for every mortgage loan acquired. This is in addition to the diligence fee and covers loan setup, funding collateral review and closing transaction management. This applies only to loans acquired for us. Changes to the policy which determines the amount of diligence and closing fees for which we reimburse our Manager require the approval of our Manager and our board, but are subject to change without the consent of our stockholders.

Reimbursement of BAM’s Partial Payment of Initial Underwriting Discount

Pursuant to the underwriting agreement among the underwriters, our Manager, BAM and us, BAM will agree to pay the underwriters at closing $             per share with respect to each share sold in this offering, representing a portion of the initial underwriting discount. Pursuant to the underwriting fee reimbursement agreement, we have agreed to reimburse BAM for its partial payment of the initial underwriting discount if, during any full four calendar quarter period during the 24 full calendar quarters after the consummation of this offering, our Core Earnings (excluding certain net losses incurred prior to such four-quarter period, as described herein) for any such four-quarter period exceeds the product of (1) the weighted average of the issue price per share of common stock of all of our public offerings multiplied by the weighted average number of common shares outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our equity incentive plans) in the four-quarter period and (2) 8.0%. In addition, if the management agreement is terminated and we are required to pay our Manager the termination fee described above, we would also be required to reimburse BAM for its partial payment of the initial underwriting discount irrespective of whether we have met the hurdle described above.

Reimbursement of Expenses and Commissions

We will reimburse our Manager or its affiliates for expenses paid to third-parties which relate to us. These expenses include legal, accounting, due diligence and other services, but exclude the salaries and other compensation of our Manager’s or its affiliates’ employees other than their commission fees, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis. Our reimbursement obligation is not subject to any dollar limitation. Expense reimbursements are payable monthly in cash.

BAM sales employees are paid commissions on acquisitions or sales. If those sales or acquisitions relate to us, our Manager is obligated to reimburse BAM, and we are obligated to reimburse our Manager for such amounts. These commissions vary in amount based on the size of the transaction and may vary depending on BAM’s commission policies and are not available for all transaction types, such as purchases from the FDIC. The current anticipated indicative amounts based on aggregate principal balances, or face amounts, are (i) less than $10,000,000, 0.5% of such principal balance, (ii) between $10,000,000 and $50,000,000, 0.25% of such principal balance, and (iii) greater than $50,000,000, 0.125% of such principal balance. We will reimburse our Manager an amount of commission fees in accordance with the commission policy of BAM as set forth in our management agreement, and our Manager or BAM will determine the amounts and process for payment of commissions to sales employees. Changes to the policy which determine the amount of commission fees for which we reimburse our Manager require the approval of our Manager and our board, but are subject to change without the consent of our stockholders. Commission fees are payable monthly in cash.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses. Our reimbursement obligation is not subject to any dollar limitation. The expenses required to be paid by us include, but are not limited to:

(i)	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments, other than those covered by the diligence fees;

(ii)	costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(iii)	compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

(iv)	costs associated with the establishment and maintenance of any of our credit facilities or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

(v)	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

(vi)	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors;

(vii)	expenses incurred by managers, officers, employees and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, employees and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our credit facilities and other indebtedness or any of our securities offerings;

(viii)	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

(ix)	compensation and expenses of our custodian and transfer agent, if any;

(x)	costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xi)	taxes and license fees;

(xii)	insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its employees;

(xiii)	costs and expenses incurred in contracting with third-parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

(xiv)	other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

(xv)	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

(xvi)	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by our board to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(xvii)	judgments or settlements of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency; and

(xviii)	other expenses actually incurred by our Manager which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. These expenses will be allocated between our Manager and us based on the ratio of our proportion of gross assets compared to all remaining gross assets managed by our Manager as calculated at each quarter end. We and our Manager may modify this allocation methodology, subject to our board’s approval if the allocation becomes inequitable (i.e., if we become very highly leveraged compared to our Manager’s other funds and accounts). Our Manager has waived its right to request reimbursement from us of these expenses until such time as it determines to rescind that waiver.

We have entered into a sublease agreement with Bayview Financial pursuant to which it has agreed to lease to us certain space in its offices at 4425 Ponce de Leon Blvd., Coral Gables, Florida 33146. This sublease agreement will terminate concurrently with any termination of the management agreement. Bayview Financial has waived its right to request payment of rent under this sublease until such time as it decides to rescind that waiver.

We have entered into a sublicense agreement with BAM pursuant to which it has granted to us a non-exclusive, royalty-free license to use the name “Bayview” and all trademarks and trade names which are derivatives of that word. Under this sublicense agreement, we have the right to use this name solely as long as our Manager is under the control of BAM. This sublicense agreement will terminate concurrently with any termination of the management agreement.

PRINCIPAL STOCKHOLDERS

Immediately before the completion of this offering, there will be              shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, before and after this offering, regarding the ownership of each class of capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 4425 Ponce de Leon Blvd., 4th Floor, Coral Gables, Florida 33146.

Percentage of Common Stock Outstanding
	Immediately Before This Offering		Immediately After This Offering(1)(2)
Name	Shares Owned	Percentage	Shares Owned	Percentage
David Ertel (3)	—	—		%
Richard O’Brien (4)	—	—		*
John H. Fischer (5)	—	—		*
Martin Brand (6)	—	—		*
Stanley P. Labanowski (7)	—	—		*
Casey J. Sylla (8)	—	—		*
D. Keith Cobb (9)	—	—		*
Paul H. O’Neill (10)	—	—		*
All Directors, Director Nominees and Officers As a Group	—	—		%
Bayview Asset Management, LLC (11)	1,000	100%		%

*	Less than 1 percent.

(1)	Includes up to shares of restricted common stock approved as grants to our Manager, our independent director nominees and Messrs. O’Brien and Fischer.

(2)	Assumes issuance of shares offered hereby. Does not include any shares of common stock reserved for issuance upon exercise of the underwriters’ option. Includes the private placement to BAM of $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, of $5 million of shares of our common stock, in a separate private placement concurrently with this offering, at a price per share equal to the initial public offering price.

(3)	Mr. Ertel is Chairman of our board of directors.

(4)	Mr. O’Brien, our Chief Executive Officer, President and one of our directors, will be granted an aggregate of shares of restricted common stock which will vest in equal installments on the first day of each fiscal quarter over [ ] years, beginning on [ ], [ shares of restricted common stock under our 2009 Non-Executive Director and Officer Incentive Plan that vest or will become vested within 60 days after [ ], 2009 and shares of restricted common stock which vest more than 60 days after [ ], 2009].

(5)	Mr. Fischer, our Chief Financial Officer and one of our directors, will be granted an aggregate of shares of restricted common stock which will vest in equal installments on the first day of each fiscal quarter over [ ] years, beginning on [ ], [ shares of restricted common stock under our 2009 Non-Executive Director and Officer Incentive Plan that vest or will become vested within 60 days after [ ], 2009 and shares of restricted common stock which vest more than 60 days after [ ], 2009].

(6)	Mr. Brand is one of our directors.

(7)	Independent Director Nominee. Mr. Labanowski will be granted an aggregate of 2,500 shares of restricted common stock which will fully vest on .

(8)	Independent Director Nominee. Mr. Sylla will be granted an aggregate of 2,500 shares of restricted common stock which will fully vest on .

(9)	Independent Director Nominee. Mr. Cobb will be granted an aggregate of 2,500 shares of restricted common stock which will fully vest on .

(10)	Independent Director Nominee. Mr. O’Neill will be granted an aggregate of 2,500 shares of restricted common stock which will fully vest on .

(11)	Bayview Asset Management, LLC owns our Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

We will enter into a management agreement with our Manager pursuant to which it will provide, among other things, the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board. For a more detailed description of the terms of the management agreement see “Management—Management Agreement.”

Our chief executive officer and president, and chief financial officer also serve as officers and employees of BAM and its affiliates, the parent of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. See “Business—Our Conflicts of Interest” and “Risk Factors—Risks Associated With Our Management and Relationship With Our Manager.” There are conflicts of interest in our relationship with our Manager and BAM which could result in decisions that are not in the best interests of our stockholders.

Servicing Agreement

We intend to have one or more of our subsidiaries enter into a servicing agreement with BLS and a national bank, as trustee. Our mortgage loans will be transferred to the trustee, in trust, pursuant to a pass-through trust agreement, which will provide that our subsidiaries, as the beneficial owners of the trust, will have the power to take possession of or have the mortgage loans sold or transferred to third-parties, including other subsidiaries, and the power to direct the servicing of the mortgage loans. Pursuant to the servicing agreement, BLS will agree to provide us, directly or through its subsidiaries or sub-servicers, primary servicing and special servicing for our portfolio of residential and commercial mortgage loans. Our servicing agreement with BLS was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third-party and may be costly and difficult to terminate. The loan servicing to be provided by BLS will include primary servicing activities, including collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as special servicing activities to manage loss mitigation, which may include, among other things, collection activities, loan workouts, modifications and refinancings, foreclosures and financings to facilitate REO sales. BLS has executed the Servicer Participation Agreement with Fannie Mae, as agent for the U.S. Treasury, and is obligated to undertake loss mitigation strategies in accordance with HAMP guidelines, which are different from some of BLS’s prior methods, for certain owner occupied, residential mortgage loans and may not be as profitable. HAMP will not apply to all of the mortgage loans we purchase. However, HAMP guidelines require BLS to mitigate losses on covered loans in ways that are different than what BLS previously did and, as a result, we might not be as profitable as we otherwise would have been. Entering into the servicing agreement with BLS will require the prior approval of a majority of our independent directors.

For its services under the servicing agreement, initially, BLS will be entitled to a servicing fee, a refinancing fee and a third-party services fee, each payable monthly. The servicing fee for a loan or pool of loans shall be determined by our Manager in accordance with guidelines approved by (i) our independent directors, (ii) the trustee and (iii) BLS. The following factors shall be taken into account in setting such guidelines: the servicing fee shall (i) be based on the risk characteristics of the loans in a particular pool, including the market value of the underlying properties, creditworthiness of the borrowers, seasoning of the loans, delinquency status, (ii) be consistent with the assumptions used by our Manager in determining the bid for the related portfolio of loans, (iii) be competitive with those charged by specialty mortgage loan servicers providing comparable services for comparable mortgage loans, and (iv) range from 25 to 100 basis points per annum on the unpaid principal balance of the related loans, plus incentive fees for various non foreclosure resolutions and REO liquidation fees. The refinancing fee described below will be in an amount equal to 1.5% of the unpaid principal balance of the refinanced loan. The third-party services fee will be in an amount equal to 1.5% of the unpaid principal balance of the refinanced loan. BLS will also be entitled to retain certain customary market-based ancillary fees and charges arising from the servicing of mortgage loans held in our portfolio, such as assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial or escrow accounts. In addition, BLS will be entitled to retain any incentive payments made to it in connection with our or BLS’s participation in the HAMP.

BLS’s refinancing of sub-performing and non-performing loans on our behalf can result in a new loan that is readily saleable in the secondary market or that is insured by the FHA with a value significantly in excess of the loan that was refinanced. In order to provide BLS with an incentive to work with borrowers to refinance sub-performing and non-performing loans and to dispose of real estate that we acquire through foreclosure, we have agreed to pay BLS customary market-based origination fees in cases where BLS originates such loans on our behalf. If BLS effects a refinancing of a loan on our behalf and whether or not through a third-party lender and the resulting loan is readily saleable or is insured by the FHA, initially, BLS will be entitled to receive from us an origination fee of 1.5% of the unpaid principal balance of the refinanced loan. The amount of the origination fee is intended to reflect market rates and will be subject to review by our board of directors from time to time. We will also reimburse BLS for any out of pocket expenses that it incurs in connection with such originations, including title fees, legal fees and closing costs. This may provide BLS with an incentive to refinance a greater proportion of our loans than it otherwise would and/or to refinance loans on our behalf instead of arranging the refinancings with a third-party lender. It may also provide BLS with an incentive to provide financing to facilitate sales to third-parties with regard to the disposition of real estate that we acquire through foreclosure.

The servicing agreement may be terminated at BLS’s option, without the payment of any termination fee, if the management agreement is terminated for any reason.

Under the servicing agreement, BLS may perform certain legal, accounting, due diligence and other services that outside professionals or outside consultants otherwise would perform on our behalf and is entitled to be reimbursed or paid for the cost of performing such tasks. BLS may retain third-parties, including accountants, legal counsel, real estate underwriters, brokers or others on our behalf, and shall be reimbursed for the costs and expenses of such services. BLS may retain sub-servicers in any jurisdictions where licensing is required and BLS has not obtained the necessary license or where BLS otherwise deems it advisable, and the fees of such sub-servicers will be paid by BLS in lieu of any fee paid to BLS, which may be different than fees paid to BLS. Under the servicing agreement, BLS will be responsible for the employment expenses of all personnel who perform services for us pursuant to the servicing agreement.

The servicing agreement will provide that BLS will not assume any responsibility other than to provide the services specified in the servicing agreement. The agreement will further provide that BLS will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. BLS and its affiliates, managers, officers, trustees, directors, employees and members will be held harmless from, and indemnified by us against, certain liabilities on customary terms.

The terms of our servicing agreement with BLS, including the fees payable by us to BLS, were negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they were negotiated with an unaffiliated party and may be costly and difficult to terminate.

Upon mutual consent, the parties to the servicing agreement may modify the terms of the servicing agreement, including the fees payable to BLS thereunder, without the consent of our stockholders upon the approval of a majority of our independent members of our board of directors. BLS may change its practices in accordance with industry standards over time upon notice to us and the trustee.

Administrative Services Agreement

Our Manager will enter into an administrative services agreement with BAM effective upon the closing of this offering. Pursuant to this agreement, our Manager will be provided with access to, among other things, BAM’s sales force, underwriting professionals, mortgage research team, MBS portfolio management, asset valuation, risk management and asset management services as well as BAM’s approximately 140 personnel dedicated to administrative services addressing legal, compliance, accounting and information technologies necessary for the performance of our Manager’s duties in exchange for a fee representing the Manager’s allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement and will not be paid by us. The consideration for the services provided to the Manager by BAM will be the shares of our common stock provided to the Manager pursuant to our 2009 Manager Equity Incentive Plan. The administrative services agreement shall terminate automatically upon the termination of the management agreement. The parties may terminate this agreement prior to such time upon their mutual consent and the consent of our independent directors. Pursuant to the administrative services agreement, BAM may assign its rights and obligations thereunder to any of its affiliates.

Flow Asset Purchase Agreement

We will enter into a flow asset purchase agreement pursuant to which we may acquire mortgage loans from an acquisition vehicle managed by our Manager. The flow asset purchase agreement will provide that the mortgage loans we acquire from the acquisition vehicle managed by our Manager will be acquired at the same price and upon the same terms and conditions as the acquisition vehicle acquired such mortgage loans from third-parties.

Related Party Transaction Policies

In addition to our Manager’s allocation policy, in order to avoid any actual or perceived conflicts of interest with our Manager or BAM, we expect our board of directors to adopt a policy providing that an investment in any security or asset structured or managed by our Manager, BAM, any of BAM’s subsidiaries, or Bayview, and any sale of our assets to our Manager, BAM, or Bayview or their affiliates or any entity managed by any of them, will require the prior approval of a majority of our independent directors. Our independent directors expect to establish parameters within which our Manager, BAM and their affiliates may act as our counterparty and provide services to us, including pursuant to the management agreement and the servicing agreement, in order to enable transactions to occur in an orderly and timely manner.

We also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the compensation committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the compensation committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any of our directors who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Sublease

We have entered into a sublease agreement with Bayview Financial pursuant to which it has agreed to lease to us certain space in its offices at 4425 Ponce de Leon Blvd., Coral Gables, Florida 33146. This sublease agreement will terminate concurrently with any termination of the management agreement. BAM has waived its right to request payment of rent under this sublease until such time as it decides to rescind that waiver.

Sublicense Agreement

We have entered into a sublicense agreement with BAM pursuant to which it has granted to us a non-exclusive, royalty-free license to use the name “Bayview” and all trademarks and trade names which are derivatives of that word. Under this sublicense agreement, we have the right to use this name solely as long as our Manager is under the control of BAM. This sublicense agreement will terminate concurrently with any termination of the management agreement.

Restricted Common Stock Awards

Our 2009 Non-Executive Director and Officer Incentive Plan provides for grants of restricted common stock and other equity-based awards up to a maximum of              shares of restricted common stock, of which              may be awarded to our independent directors and              may be awarded to our officers. We have approved a grant of              shares of our restricted common stock to each of our independent directors, a grant of              shares to Richard O’Brien, our Chief Executive Officer, and a grant of              shares to John Fischer, our Chief Financial Officer, each effective upon the completion of this offering under our 2009 Non-Executive Director and Officer Incentive Plan and which vest on                     . In addition, we have approved annual grants to each of our independent directors of              shares beginning on                     , 2010 under our 2009 Non-Executive Director and Officer Incentive Plan which vest on             .

Our 2009 Manager Equity Incentive Plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of             % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of              shares. We have approved a grant to our Manager of                  shares of our restricted common stock for providing services to us under our 2009 Manager Equity Incentive Plan, which will be automatically assigned by our Manager to BAM as consideration for services provided by BAM under the administrative services agreement, subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover page of this prospectus. The restricted common stock approved as grants to our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of              years beginning on                      and may be transferred to our Manager’s employees or affiliates, subject to certain restrictions. The              shares of our restricted common stock approved as grants to our Manager, our independent director nominees and Messrs. O’Brien and Fischer represent approximately             % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to BAM and David Ertel concurrently with this offering but excluding any shares to be sold pursuant to the underwriters’ exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering.

Purchases of Common Stock by Affiliates

Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price. This offering and the private placement are each conditioned on the successful completion of the other. The shares sold in the private placement will be subject to a lock-up ending on the earlier of the three years from the date of this prospectus or the termination of our management agreement or, with respect to Mr. Ertel, upon Mr. Ertel’s death. We will grant BAM and Mr. Ertel registration rights with respect to such shares as described under “Registration Rights.” Bayview Financial owns approximately 54% of BAM, and Mr. Ertel is the majority beneficial equity owner of Bayview Financial. Additionally, M&T Bank Corporation has a contractual right to receive 20% of the distributions made by Bayview Financial. We plan to invest the net proceeds of this offering and the private placement of shares to BAM and David Ertel concurrently with this offering in accordance with our investment objectives and the strategies described in this prospectus.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Nevertheless, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law. In addition, the partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

We will enter into a registration rights agreement with regard to (i) the shares of our common stock purchased by BAM and David Ertel concurrently with this offering in the private placement, (ii) the shares of our common stock granted to our Manager under our 2009 Manager Equity Incentive Plan concurrently with the completion of this offering and (iii) any equity-based awards granted to our Manager under our 2009 Manager Equity Incentive Plan in the future, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we will grant to our Manager, BAM, Mr. Ertel and their direct and indirect transferees: (1) unlimited demand registration rights to have the registrable shares registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering.

The registration rights with respect to the registrable shares will only begin to apply on the later of (i) one year after the date of this prospectus and (ii) the expiration of the lock-up periods described herein and in the related stock purchase agreements applicable to such holder of registrable shares. Such lock-up period ends on the earlier of (i) three years from the date of this prospectus, (ii) the termination of the management agreement or, (iii) with respect to Mr. Ertel, upon Mr. Ertel’s death. Notwithstanding the foregoing, any registration will be subject to the terms of the lock-up arrangements described herein and the cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.” We have agreed to indemnify our Manager, BAM, Mr. Ertel and their direct and indirect transferees for securities laws violations in connection with and to pay any registration expenses associated with any such selling stockholder registration statement.

Lack of Separate Representation

K&L Gates LLP is counsel to us, our Manager and BAM in connection with this offering and may in the future act as counsel to us, our Manager and BAM. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us, our Manager or BAM, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us, our Manager, or BAM, K&L Gates LLP will not represent any of the parties in any such dispute or conflict.

Conditional Payment of the Underwriting Discount

Upon completion of this offering, the underwriters will be entitled to receive $             per share from us and $             per share from BAM, and the underwriters will forego the receipt of payment of $             per share in additional underwriting discount, subject to the following. We will agree to repay the $             per share to BAM and to pay the additional $             per share to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the date of the completion of this offering our Core Earnings (as described herein) for such four-quarter period and before the incentive management fee equals or exceeds an 8% incentive management fee hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount would be $             per share, and the total underwriting discount would be $             (or $             if the overallotment option is exercised in full).

Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. For purposes of calculating the incentive management fee, our management agreement provides that to the extent we have a net loss in Core Earnings from a period prior to the rolling four-quarter period that has not been offset by Core Earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation until it has been fully offset. The foregoing is not applicable for purposes of determining whether our conditional payment or repayment, as the case may be, of the underwriting discount is payable.

If the management agreement is terminated prior to the end of the 24 full calendar quarters after the date of the completion of this offering under circumstances where the termination fee is payable as described under “Management—Management Agreement,” we will be obligated to pay to BAM its portion of the conditional payment of the underwriting discount regardless of whether the standards have been satisfied.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock describes certain provisions of the amended and restated charter and bylaws that we intend to adopt prior to the consummation of this offering. It does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request and will be filed on exhibits to the registration statement, of which this prospectus forms a part, prior to its effective date. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock having a par value of $0.01 per share and up to 50,000,000 shares of preferred stock having a par value of $0.01 per share. Upon completion of this offering,              shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting. Distributions may be paid to the holders of our common stock if, as and when authorized by our board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board to amend our charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or quotation system on which our securities may be listed or traded. Although our board has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, for each taxable year beginning after December 31, 2009, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2009, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year. We refer to this as the “closely held test.”

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that (subject to certain exceptions described below) no individual or entity may own, or be deemed to own by the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any individual or entity from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any individual or entity who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), will be required to give written notice immediately to us, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board, in its sole discretion, may exempt a person from the foregoing restrictions. The individual or entity seeking an exemption must provide to our board such representations, covenants and undertakings as our board may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities that, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the attempted transfer. If, for any reason, the transfer to the trust is ineffective, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust and will have no rights to dividends. The proposed transferee will have no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid, with respect to shares held by the trust, will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. If, however, we have already taken irreversible corporate action, the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the charitable beneficiary’s interest in the securities sold will terminate. The trustee will distribute a portion of the net sale proceeds to the proposed transferee in an amount equal to the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee, however, by the amount of any dividends or distributions paid to the proposed transferee on the securities and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above or will state that we will furnish a full statement about certain transfer restrictions to a stockholder upon request and without charge.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner must, upon demand, be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Our board of directors may determine, without the approval of our stockholders, that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Listing

Our common stock has been approved for listing on the New York Stock Exchange under the symbol “BAY”.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is             .

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our amended and restated charter and our amended bylaws, copies of which will be available before the closing of this offering from us upon request.

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classification of Board of Directors

Pursuant to our charter, upon the completion of this offering our board will be divided into three classes of directors. Beginning in 2010, directors of each class will be chosen for three-year terms upon the expiration of their current terms and every year one class of our directors will be elected by our stockholders. We believe that classification of our board will help to assure the continuity and stability of our business strategies and policies as determined by our board. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors to the class of directors whose terms expire at the meeting.

Upon completion of this offering the number of directors in each class and the expiration of each class term will be as follows:

Class I Directors	2 Directors	Expires 2010

Class II Directors	2 Directors	Expires 2011

Class III Directors	3 Director	Expires 2012

The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interests of our stockholders.

Number of Directors; Vacancies; Removal of Directors

Our charter and bylaws provide that the number of directors may be established by our board. Our bylaws provide that a majority of our entire board of directors may, at any regular or special meeting called for that purpose, increase or decrease the number of directors. Unless our bylaws are amended, the number of directors may not be less than the minimum number required by the MGCL, nor more than 15.

Our bylaws provide that any vacancy on our board may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our charter provides that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Securities Exchange Act of 1934, or the Exchange Act, we will elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board. Accordingly, at such time, except as may be provided by our board in setting the terms of any class or series of stock, any and all vacancies on our board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualified.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by written consent in lieu of a meeting. Our charter provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our board of directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to us in accordance with the MGCL. We are required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by our board or (iii) provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder, as provided for in our bylaws, and at the time of the special meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting our secretary must call a special meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation, however, may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Any amendment to the provision of our charter regarding the removal of directors or to the restrictions on transfer and ownership of shares in our charter shall be valid only if first declared advisable by our board and then approved by the stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Our bylaws provide that our board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror and by officers or by directors who are employees of the Maryland target corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third;

•	one-third or more, but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the Maryland target corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, Maryland target corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, Maryland target corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of Maryland target corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if Maryland target corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of Maryland target corporation.

Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any individual or entity of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. We will, however, amend our bylaws to be subject to the Maryland Control Share Acquisition Act only if our board determines that it would be in our best interests.

Business Combinations

Under the Maryland Business Combinations Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any individual or entity who beneficially owns 10% or more of the voting power of Maryland target corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he, she or it otherwise would have become an interested stockholder. In approving a transaction, however, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board has adopted a resolution that exempts any business combination between us and any other individual or entity is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) classified, with respect to the terms for which they severally hold office, the board into three classes into three classes of directors, (b) require a two-thirds stockholder vote for the removal of any director from the board, as well as require that such removal be for cause (as defined in our charter), (c) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (d) vest in the board the exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board will have the exclusive power to fill vacancies on the board, by a vote of a majority of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ours and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party because of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Our charter provides that our directors, officers, employees, and agents, in the discretion of our board, may be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Under Maryland law, however, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter provides that our directors, officers, employees, and agents, in the discretion of our board, may be advanced reasonable expenses to the fullest extent required or permitted from time to time by the laws of Maryland. We are in the process of obtaining, and expect to obtain before the closing of this offering, a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on our common stock’s market price. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Equity Incentive Plans

Our 2009 Non-Executive Director and Officer Incentive Plan provides for grants of restricted common stock and other equity-based awards up to a maximum of             , of which             shares are awarded to our independent directors and              shares are awarded to our officers. We have approved a grant of              shares of our restricted common stock to each of our independent directors and a grant of              shares to Richard O’Brien, our Chief Executive Officer, and a grant of              shares to John Fischer, our Chief Financial Officer, each effective upon the completion of this offering under our 2009 Non-Executive Director and Officer Incentive Plan. The shares granted to each of our independent directors will vest on                     , and the shares granted to Messrs. O’Brien and Fischer will vest on                     . We have approved annual grants to each of our independent directors of              shares beginning on                     , 2010 under our 2009 Non-Executive Director and Officer Incentive Plan which will vest on . In addition, the 2009 Non-Executive Director and Officer Incentive Plan provides for annual grants of 1,000 shares of restricted common stock to each of our independent directors and an initial grant of 2,500 shares of restricted common stock to each person upon his or her initial election or appointment to the board as an independent director. Our independent directors may elect to have their awards paid in cash or shares of our common stock at the election of each director, based on the then-fair market value of such shares, which will vest immediately upon issuance.

Our 2009 Manager Equity Incentive Plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of         % of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the award, subject to a ceiling of              shares. We have approved a grant to our Manager of              shares of our restricted common stock for providing services to us under our 2009 Manager Equity Incentive Plan, which will be automatically assigned by our Manager to BAM as consideration for services provided by BAM under the administrative services agreement, subject to a pro rata reduction if the aggregate proceeds of this offering are less than as set forth on the cover page of this prospectus. The restricted common stock approved as grants to our Manager will vest in equal installments on the first business day of each fiscal quarter over a period of          years beginning on              and may be transferred to our Manager’s employees or affiliates, subject to certain restrictions. The              shares of our restricted common stock approved as grants to our Manager, our independent director nominees and Messrs. O’Brien and Fischer represent approximately         % of the issued and outstanding shares of our common stock (on a fully diluted basis after giving effect to the shares issued in this offering and including shares to be sold to BAM and David Ertel concurrently with this offering but excluding any shares to be sold pursuant to the underwriters’ exercise of their overallotment option) based on the assumption that              shares of our common stock will be issued in this offering.

Rule 144

The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Registration Rights

We will enter into a registration rights agreement with regard to (i) the shares of our common stock purchased by BAM and David Ertel concurrently with this offering in the private placement, (ii) the shares of our common stock granted to our Manager under our 2009 Manager Equity Incentive Plan concurrently with the completion of this offering and (iii) any equity-based awards granted to our Manager under our 2009 Manager Equity Incentive Plan in the future, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we will grant to our Manager, BAM, Mr. Ertel and their direct and indirect transferees: (1) unlimited demand registration rights to have the registrable shares registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering.

The registration rights with respect to the registrable shares will only begin to apply on the later of (i) one year after the date of this prospectus and (ii) the expiration of the lock-up periods described herein and in the related stock purchase agreements applicable to such holder. Notwithstanding the foregoing, any registration will be subject to the terms of the lock-up arrangements described herein and the cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.” We have agreed to indemnify our Manager, BAM, Mr. Ertel and their direct and indirect transferees for securities laws violations in connection with and to pay any registration expenses associated with any such selling stockholder registration statement.

Lock-Up Agreements

BAM, our Manager and each of our officers and directors, have agreed with the underwriters, subject to certain exceptions, not to offer, sell, pledge, contract to sell (including any short sale), grant any options to purchase or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock, or issuable upon exercise of options or warrants held by these persons for a period of 180-days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representatives of the underwriters of this offering. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a lock-up agreement. We have entered into a similar agreement for a 180-day period with the underwriters, except that without such consent, we may grant options and issue shares pursuant to our equity incentive plans. The consent of the representatives may be given at any time without public notice. There are no agreements among the representatives and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the lock-up period.

Additionally, each of BAM and Mr. Ertel has agreed with us to a further lock-up period with respect to shares of our common stock that either of them acquires in the concurrent private placement that will expire at the earlier of (i) the date which is three years following the date of this prospectus, (ii) the termination of the management agreement or (iii) in the case of Mr. Ertel, upon Mr. Ertel’s death. The lock-up period with respect to such shares of our common stock will not apply to transfers by Mr. Ertel for gift or estate planning purposes, provided that the donee is bound by the remainder of the lock-up period, and will terminate upon his death.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of common stock, may consider relevant. K&L Gates LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the U.S. federal income tax consequences that are likely to be material to an Owner of shares of our common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our common stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “—Taxation of Owners—Taxation of Tax-Exempt Owners” below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for U.S. federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Owners—Taxation of Foreign Owners” below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“Disqualified organization,” we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	“Domestic Owner,” we mean an Owner that is a U.S. Person;

•	“Foreign Owner,” we mean an Owner that is not a U.S. Person;

•	“IRS,” we mean the Internal Revenue Service;

•	“Owner,” we mean any person having a beneficial ownership interest in shares of our common stock;

•	“REMIC,” we mean real estate mortgage investment conduit as that term is defined in section 860D of the Code;

•	“TMP,” we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of K&L Gates LLP are based on the current U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to make an election to be taxed as a REIT under Sections 856 through 859 of the Code commencing with our short taxable year ending on December 31, 2009, upon filing our U.S. federal income tax return for that year. We believe that we were organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

In connection with this offering, K&L Gates LLP is rendering an opinion that, provided we timely elect to be taxed as a REIT on our first U.S. federal income tax return, we will qualify to be taxed as a REIT for our short taxable year ending on December 31, 2009, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for subsequent taxable years. Investors should be aware that K&L Gates LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, K&L Gates LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. K&L Gates LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax.”

•	We will pay U.S. federal income tax at the highest corporate rate on:

•

net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests by more than a de minimis amount, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (i) the amount we actually distributed, plus (ii) any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•

If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our common stock during that year, then we will be subject to tax at the highest corporate U.S. federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more trusts formed in connection with our securitization transactions that would be classified as a TMP. See “—Taxable Mortgage Pools.”

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate U.S. federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain payroll taxes and state, local, and foreign income, property, and other taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 will apply to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for U.S. federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs (see “—Gross Income Tests” and “—Asset Tests”). A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a securitization vehicle that is treated as a corporation for tax purposes, that securitization vehicle would be a qualified REIT subsidiary, unless we and the securitization vehicle jointly elect to treat the securitization vehicle as a TRS.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership.

If a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or indirectly through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If a TRS that has for any taxable year both (i) a debt-to-equity ratio in excess of 1.5 to 1, and (ii) accrued interest expense in excess of accrued interest income, then the TRS may be denied an interest expense deduction for a portion of the interest expense accrued on indebtedness owed to the parent REIT (although the TRS can carry forward the amount disallowed to subsequent taxable years). Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•

any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not held as inventory or dealer property.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. Where a mortgage covers both real property and other property, an apportionment of interest income must be made for purposes of the 75% gross income test. If a mortgage covers both real property and other property and the fair market value of the real property securing the mortgage loan at the time we commit to originate or acquire the mortgage loan equals or exceeds the highest principal amount of the loan during the year, then all of the interest we accrue on the mortgage loan will qualify for purposes of the 75% gross income test. If, however, the value of the real property were less than the highest principal amount, then only a portion of the interest income we accrue on the mortgage loan would qualify for purposes of the 75% gross income test; such portion based on the percentage equivalent of a fraction, the numerator of which is the fair market value of the real property and the denominator of which is the principal amount of the mortgage loan.

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. Interest income from investments that are not secured by mortgages on real property will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Mortgage-Backed Securities

We intend to acquire and manage, directly or through our subsidiaries, MBS that are pass-through certificates or collateralized mortgage obligations. We expect that the MBS will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our mortgage-backed securities will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

Foreign Currency Gains

Certain foreign currency gains recognized after July 30, 2008 are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS that we form following the completion of this offering, and any other TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering that we would hold for the production of rental income. However, to the extent we do acquire real property and receive any rents, such rents will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Cash/Income Differences/Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the mortgage-backed securities are not made.

In addition, pursuant to our investment strategy, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modification was made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, if any debt instruments or mortgage-backed securities acquired by us are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur, whether to private lenders or pursuant to the Legacy Loans Program or TALF, to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy Gross Income Tests

We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our REIT qualification. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “—Taxation of Our Company,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Under The Housing and Economic Recovery Tax Act of 2008, the Secretary of the Treasury has been given broad authority to determine whether particular items of gain or income recognized after July 30, 2008, qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). For purposes of the 10% value test, the term “securities” does not include certain “straight debt” securities. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify (such debt, however, will not be treated as a “security” for purposes of the 10% asset test).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non- governmental entity, (v) any security (including debt securities) issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to acquire and manage, directly or through our subsidiaries, mortgage-backed securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets, to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trust will qualify as real estate assets. In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above.

If less than 95% of the assets of a REMIC in which we hold a regular or residual interest are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest in the REMIC will qualify for purposes of the REIT asset and income tests. In addition, we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

To the extent that we hold mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our REIT status.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. If a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B) the sum of certain items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay U.S. federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate U.S. federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “—Taxation of Owners—Taxation of Taxable Domestic Owners.”

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate or foreign currency exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate or currency rate swap contracts, interest rate or currency rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any asset that produces such income) which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

We may intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

As long as we owned 100% of the equity interests in a TMP, all or a portion of the income that we recognize with respect to our investment in the TMP will be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

If we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions. As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain “C” corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the U.S. federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the U.S. federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the common stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the common stock has been held for one year or less). Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

If we recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See “—Taxable Mortgage Pools.”

Dispositions of Our Stock. Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our common stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to shares of our common stock. Generally, income you recognize with respect to our common stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

I.	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

II.	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see “—Taxation of Foreign Owners.”

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that a tax-exempt Owner (i) has not held our common stock as “debt financed property” within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “—Taxable Mortgage Pools.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the U.S. federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock—Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to a Foreign Owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on current law and is for general information only. This discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

In general. For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to acquire and manage, directly or through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividend Distributions. The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Foreign Owner’s investment in our common stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our common stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See “—Taxable Mortgage Pools.” We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions. Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our common stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends. Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (“USRPI,” which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code could be read to impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner so long as (i) our common stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of our common stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock. Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50%

in value of its shares is held directly or indirectly by foreign owners. We believe that we are, and will be, a domestically controlled REIT, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled REIT.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of our common stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax. Our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Code, or any substantially similar federal, state, or local law. ERISA and the Code impose restrictions on Plans as well as prohibited transactions between a Plan and persons described as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code who have certain specified relationships to a Plan.

ERISA imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. Both ERISA and Section 4975 of the Code prohibit certain transactions involving “plan assets” between a Plan and “parties in interest” or “disqualified persons.” Violations of these rules may result in the imposition of an excise tax or penalty.

Certain affiliates of our Manager, BAM, Bayview, and/or the underwriters may be fiduciaries, “parties in interest,” or “disqualified persons” with respect to a number of Plans. Accordingly, investment in shares of our common stock by a Plan that has such a relationship could be deemed to constitute a prohibited transaction under Title I of ERISA or Section 4975 of the Code. Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as: Section 408(b)(17) of ERISA, which exempts certain transactions with non-fiduciary service providers; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 75-1, which exempts certain transactions involving a Plan and certain members of an underwriting syndicate; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment in shares of our common stock. If a purchase were to result in a non-exempt prohibited transaction, such purchase may have to be rescinded.

The Plan Asset Rules

Under ERISA, if a Plan acquires an “equity interest” in an entity, such a Plan’s assets may be deemed to include an interest in the underlying assets of that entity. In that event, the operations of such entity could be deemed to constitute a prohibited transaction under ERISA and Section 4975 of the Code.

If, however, a Plan acquires a “publicly offered security,” as defined under the Plan Asset Rules, the issuer of such security is not deemed to hold the assets of a Plan for purposes of ERISA or the Code. Under the Plan Asset Rules, a publicly offered security is a security that is freely transferable, part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and is either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

The Shares of Our Common Stock as “Publicly Offered Securities”

It is anticipated that the shares of our common stock being offered hereby will meet the criteria of “publicly offered securities” under the Plan Asset Rules. Although no assurances can be given, the underwriters expect that there will be no restrictions imposed on the transfer of interests in the shares of our common stock, the shares of our common stock will be held by at least 100 independent investors at the conclusion of the offering, and the shares of our common stock will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and will be timely registered under the Exchange Act.

Exemptions to Prohibited Transactions

If the shares of our common stock fail to meet the criteria of “publicly offered securities” under the Plan Asset Rules and if “benefit plan investors,” as that term is defined in ERISA, hold twenty-five percent (25%) or more of any class of our equity interests, our assets may be deemed to include the assets of any Plan that is a purchaser of shares of our common stock. In that event, transactions between us or involving our assets and “parties in interest” or “disqualified persons” with respect to such a Plan might be prohibited under ERISA and Section 4975 of the Code unless a statutory or administrative exemption exists and all conditions for such exemptive relief are satisfied. However, there is no assurance that such an exemption or any other exemption would apply, even if all of the conditions specified therein were satisfied.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC, have severally agreed to purchase from us the following number of shares of common stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of shares
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus, other than those covered by the overallotment option described below, if any of these shares are purchased.

We have been advised by the representatives of the underwriters that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $             per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $             per share to other dealers. After the initial public offering, the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to              additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover overallotments made in connection with the sale of the common stock offered by this prospectus. To the extent that the underwriters exercise this option, each underwriter will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the              shares are being offered hereby.

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are     % of the initial public offering price. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ overallotment option:

Total Discounts and Commissions
	Per Share	Without Exercise of Overallotment Option	With Full Exercise of Overallotment Option
Underwriting discounts and commissions paid by us (1)	$	$	$

(1)

Upon completion of this offering, the underwriters will be entitled to receive $             per share from us and $             per share from BAM, and the underwriters will forego the receipt of payment of $             per share in additional underwriting discount, subject to the following. We will agree to repay the $             per share

to BAM and to pay the additional $             per share to the underwriters if during any full four calendar quarter period during the 24 full calendar quarters after the date of the completion of this offering our Core Earnings (as described herein) for such four-quarter period and before the incentive management fee equals or exceeds an 8% incentive management fee hurdle rate (as described herein). If this requirement is not satisfied, the aggregate underwriting discount would be $             per share, and the total underwriting discount would be $             (or $             if the overallotment option is exercised in full).

In addition, we estimate that our share of the total expenses of our organization, the concurrent private placement and this offering, excluding underwriting discounts and commissions, will be approximately $             million.

We and our Manager have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

BAM, our Manager, and each of our officers and directors have agreed with the underwriters, subject to certain exceptions, not to offer, sell, pledge, contract to sell (including any short sale), grant any options to purchase or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock, or issuable upon exercise of options or warrants held by these persons for a period of 180-days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representatives. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a lock-up agreement. We have entered into a similar agreement for a 180-day period with the underwriters, except that without such consent, we may grant options and issue shares pursuant to our equity incentive plans. The consent of the representatives may be given at any time without public notice. There are no agreements among the representatives and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the lock-up period.

Additionally, each of BAM and Mr. Ertel has agreed with us to a further lock-up period with respect to shares of our common stock that either of them acquires in the concurrent private placement that will expire at the earlier of (i) the date which is three years following the date of this prospectus, (ii) the termination of the management agreement or (iii), with respect to Mr. Ertel, upon Mr. Ertel’s death. The lock-up period with respect to such shares of our common stock will not apply to transfers by Mr. Ertel for gift or estate planning purposes, provided that the donee is bound by the remainder of the lock-up period and will terminate upon his death.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, and other commercial banking and financial advisory services in the ordinary course of business with us and our affiliates for which they received customary compensation. As of the date of this prospectus, we had no obligations under repurchase agreements outstanding with any of the underwriters.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’

option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option.

Naked short sales are any sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when the underwriters repay to other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

A prospectus in electronic format may be made available on web sites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

Pricing of this Offering

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price per share of our common stock will be determined by negotiation among us and the underwriters. Among the primary factors that will be considered in determining the public offering price are:

•	prevailing market conditions;

•	the present stage of our development;

•	the market capitalizations and stages of development of other companies that we and the underwriters believe to be comparable to our business; and

•	estimates of our business potential.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the managers to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this prospectus should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and the buyer’s representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by K&L Gates LLP, Washington, D.C. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “Certain Federal Income Tax Considerations” is based on the opinion of K&L Gates LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statement included in this prospectus has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the Securities and Exchange Commission’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

Bayview Mortgage Capital, Inc.:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Bayview Mortgage Capital, Inc.

We have audited the balance sheet of Bayview Mortgage Capital, Inc. (a Maryland corporation in a development stage) (the “Company”) as of September 30, 2009, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (May 13, 2009) to September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayview Mortgage Capital, Inc. at September 30, 2009, and the results of its operations and its cash flows for the period from inception (May 13, 2009) to September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/    GRANT THORNTON LLP

Miami, Florida

October 28, 2009

Bayview Mortgage Capital, Inc.

(a development stage company)

BALANCE SHEET

September 30, 2009

Assets
Cash	$171,600
Deferred offering costs	956,188

Total assets	$1,127,788

Liabilities
Due to Bayview Asset Management	$897,398

Total Liabilities	897,398

Stockholder’s Equity
Common stock (par value $.01, 25,000 shares authorized, issued and outstanding)	250
Additional paid-in-capital	249,750
Accumulated deficit	(19,610)

Total stockholder’s equity	230,390

Total liabilities and stockholder’s equity	$1,127,788

The accompanying notes are an integral part of this financial statement.

Bayview Mortgage Capital, Inc.

(a development stage company)

STATEMENT OF OPERATIONS

For the period from Inception (May 13, 2009) to September 30, 2009

Total revenues	$—

General and administrative expenses	19,610

Total expenses	19,610

Net Loss	$(19,610)

The accompanying notes are an integral part of this financial statement.

Bayview Mortgage Capital, Inc.

(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from Inception (May 13, 2009) to September 30, 2009

	Common Stock Par Value	Additional Paid-In-Capital	Accumulated Deficit	Total
Balance, May 13, 2009 (inception)	$—	$—	$—	$—
Net loss	—	—	(19,610)	(19,610)
Net proceeds from sale of common stock	250	249,750	—	250,000

Balance, September 30, 2009	$250	$249,750	$(19,610)	$230,390

The accompanying notes are an integral part of this financial statement.

Bayview Mortgage Capital, Inc.

(a development stage company)

STATEMENT OF CASH FLOWS

For the period from Inception (May 13, 2009) to September 30, 2009

Cash Flows from Operating Activities:
Net Loss	$(19,610)
Adjustment to reconcile net loss to net cash provided by operating activities:
Changes in operating liabilities:
Due to Bayview Asset Management	19,610

Net cash used in operating activities	—

Cash Flows from Investing Activities	—

Cash Flows from Financing Activities
Net proceeds from sale of common stock to Bayview Asset Management	250,000
Payments made to third-parties for deferred offering costs	(78,400)

Net cash provided by financing activities	171,600

Net increase in cash	171,600
Cash, May 13, 2009 (inception)	—

Cash, September 30, 2009	$171,600

Supplemental disclosure of noncash financing activities:
Deferred offering costs paid by Bayview Asset Management	$877,788

The accompanying notes are an integral part of this financial statement.

Bayview Mortgage Capital, Inc.

(a development stage company)

NOTES TO BALANCE SHEET

September 30, 2009

NOTE A—ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Bayview Mortgage Capital, Inc. (the “Company” or “We”) was organized in Maryland on May 13, 2009. Under the Articles of Incorporation, the Company is authorized to issue up to 25,000 shares of common stock. The Company will commence operations upon completion of an initial public offering. It is a development stage enterprise, per FASB ASC 915, “Development Stage Entities” (formerly Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”). The Company has adopted a fiscal year ending December 31.

The Company intends to conduct an initial public offering of common stock, which is anticipated to be finalized in the fourth quarter of 2009. Proceeds will be used to acquire and manage, directly or through its subsidiaries (i) residential and commercial mortgage loans, including performing and non-performing prime, Alt-A and subprime loans; (ii) residential mortgage-backed securities (RMBS) which may include the investment-grade and noninvestment-grade classes of RMBS, both Agency and non-agency RMBS; (iii) commercial mortgage backed securities (CMBS) which may include the investment-grade and noninvestment-grade classes of CMBS, (iv) other asset backed securities (ABS), including collateralized debt obligations (CDOs) and other consumer or non-consumer ABS, which may include investment-grade and noninvestment-grade classes and (v) other asset classes such as real estate owned, mortgage-related credit and real estate derivatives and equity, debt or options in mortgage-related companies.

The Company will be subject to the risks involved with real estate. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code commencing with its fiscal year ending December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income. The Company also intends to operate the business in a manner that will permit it to maintain an exemption from registration under the Investment Company Act of 1940.

The sole stockholder of the Company is Bayview Asset Management, LLC (“BAM”), the parent of Bayview Fund Management, LLC (“Bayview Fund Management” or the “Manager”). BAM was established in October 2008 to serve as the parent company of its loan acquisition, servicing and asset management businesses. BAM’s initial capital contribution to the Company was $250,000, made on May 13, 2009, when it acquired 25,000 shares of the Company’s common stock. Currently, Bayview Fund Management provides certain administrative and managerial services to Bayview Opportunity Master Fund, L.P.

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company complies with the reporting requirements of FASB ASC 915 (formerly SFAS No. 7). The Company expects to incur organizational, accounting and offering costs in pursuit of its financing. The offering and other organization costs, which are being advanced by BAM, are not required to be paid before the offering is completed and will be paid out of the proceeds of the offering that are set aside for such purposes. There can be no assurance that the Company’s plans to raise capital will be successful.

Bayview Mortgage Capital, Inc.

(a development stage company)

NOTES TO BALANCE SHEET

September 30, 2009

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Deferred Offering Costs

The Company complies with SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Underwriting commissions and deferred offering costs will be reflected as a reduction of additional paid-in-capital upon the completion of the initial public offering. Through September 30, 2009, the Company incurred $78,400 in offering costs. Through September 30, 2009, additional offering costs of $877,788 have been paid by BAM on behalf of the Company. Upon successful completion of its initial public offering, the Company will repay BAM this amount and any additional amounts paid by BAM from the proceeds of its offering.

Organization Costs

Costs incurred to organize the Company will be expensed as incurred.

Until                     , 2009 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bayview Mortgage Capital, Inc.

                     Shares

Common Stock

Deutsche Bank Securities

Morgan Stanley

Credit Suisse

Prospectus

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$27,900
Financial Industry Regulatory Authority filing fee	$50,500
New York Stock Exchange listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*

Total	*

*	To be furnished by amendment

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

BAM, an affiliate of our Manager, has purchased 25,000 shares of our common stock for a purchase price of $250,000 in a private offering on May 13, 2009. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Concurrently with this offering, we will sell to BAM $20 million of shares of our common stock and to David Ertel, BAM’s Chairman and Chief Executive Officer, Chairman of our board of directors and Chairman of BAM’s investment committee, $5 million of shares of our common stock, in a separate private placement, at a price per share equal to the initial public offering price. Based on the currently anticipated public offering price of $ per share, this would result in the issuance of              shares of common stock to our Manager and              shares of common stock to David Ertel. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers.

Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (or Maryland General Corporation Law or MGCL) provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding because of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, unless limited by the corporation’s charter, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our charter provides that our directors, officers, employees, and agents, in the discretion of our board, may be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty or committed in bad faith and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 35. Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

The agreements included as exhibits to this registration statement and the documents incorporated by reference herein contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing general disclaimer, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(a)	Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b)	Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Bayview Mortgage Capital, Inc. and the underwriters named therein.

1.2	Form of Stock Purchase Agreement between Bayview Mortgage Capital, Inc. and BAM.

1.3	Form of Stock Purchase Agreement between Bayview Mortgage Capital, Inc. and David Ertel.

3.1	Form of Articles of Amendment and Restatement of Bayview Mortgage Capital, Inc.

3.2	Form of Amended and Restated Bylaws of Bayview Mortgage Capital, Inc.

4.1	Specimen Common Stock Certificate of Bayview Mortgage Capital, Inc.

5.1*	Opinion of K&L Gates LLP (including consent of such firm)

8.1*	Tax Opinion of K&L Gates LLP (including consent of such firm)

10.1	Form of Management Agreement between Bayview Mortgage Capital, Inc. and Bayview Fund Management, LLC

10.2	Form of 2009 Non-Executive Director and Officer Incentive Plan

10.3	Form of Restricted Common Stock Award Agreement under 2009 Non-Executive Director and Officer Incentive Plan

10.4	Form of Nonqualified Stock Option Agreement under 2009 Non-Executive Director and Officer Incentive Plan

10.5	Form of 2009 Manager Equity Incentive Plan

10.6	Form of Restricted Common Stock Award Agreement under 2009 Manager Equity Incentive Plan

10.7	Form of Nonqualified Stock Option Agreement under 2009 Manager Equity Incentive Plan

10.8	Form of Registration Rights Agreement

10.9	Form of Sublease Agreement

10.10	Form of Sublicense Agreement

10.11	Form of Underwriting Fee Reimbursement

10.12	Form of Servicing Agreement

10.13	Form of Trust Agreement

10.14	Form of Flow Asset Purchase Agreement

23.1	Consent of Grant Thornton LLP

23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1)

23.3*	Consent of K&L Gates LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Stanley P. Labanowski

Exhibit Number	Exhibit Description
99.2	Consent of Casey J. Sylla

99.3	Consent of D. Keith Cobb

99.4	Consent of Paul H. O’Neill

*	To be filed by amendment.
**	Previously filed.

Item 37. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on October 30, 2009.

Bayview Mortgage Capital, Inc.

By:	/s/ Richard O’Brien
Richard O’Brien President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Richard O’Brien and David Ertel, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard O’Brien Richard O’Brien	Chief Executive Officer, President, and Director (principal executive officer)	October 30, 2009

/s/ John H. Fischer John H. Fischer	Chief Financial Officer (principal financial and accounting officer)	October 30, 2009

/s/ David Ertel David Ertel	Chairman of our Board of Directors	October 30, 2009

/s/ Martin Brand Martin Brand	Director	October 30, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Bayview Mortgage Capital, Inc. and the underwriters named therein.

1.2	Form of Stock Purchase Agreement between Bayview Mortgage Capital, Inc. and BAM.

1.3	Form of Stock Purchase Agreement between Bayview Mortgage Capital, Inc. and David Ertel.

3.1	Form of Articles of Amendment and Restatement of Bayview Mortgage Capital, Inc.

3.2	Form of Amended and Restated Bylaws of Bayview Mortgage Capital, Inc.

4.1	Specimen Common Stock Certificate of Bayview Mortgage Capital, Inc.

5.1*	Opinion of K&L Gates LLP (including consent of such firm)

8.1*	Tax Opinion of K&L Gates LLP (including consent of such firm)

10.1	Form of Management Agreement between Bayview Mortgage Capital, Inc. and Bayview Fund Management, LLC

10.2	Form of 2009 Non-Executive Director and Officer Incentive Plan

10.3	Form of Restricted Common Stock Award Agreement under 2009 Non-Executive Director and Officer Incentive Plan

10.4	Form of Nonqualified Stock Option Agreement under 2009 Non-Executive Director and Officer Incentive Plan

10.5	Form of 2009 Manager Equity Incentive Plan

10.6	Form of Restricted Common Stock Award Agreement under 2009 Manager Equity Incentive Plan

10.7	Form of Nonqualified Stock Option Agreement under 2009 Manager Equity Incentive Plan

10.8	Form of Registration Rights Agreement

10.9	Form of Sublease Agreement

10.10	Form of Sublicense Agreement

10.11	Form of Underwriting Fee Reimbursement

10.12	Form of Servicing Agreement

10.13	Form of Trust Agreement

10.14	Form of Flow Asset Purchase Agreement

23.1	Consent of Grant Thornton LLP

23.2*	Consent of K&L Gates LLP (included in Exhibit 5.1)

23.3*	Consent of K&L Gates LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to this registration statement)

99.1**	Consent of Stanley P. Labanowski

99.2	Consent of Casey J. Sylla

99.3	Consent of D. Keith Cobb

99.4	Consent of Paul H. O’Neill

*	To be filed by amendment.
**	Previously filed